Exhibit 99.1

Information Statement

OSPREY BITCOIN TRUST

Osprey Bitcoin Trust (the “Trust”) issues common units of fractional undivided beneficial interest (“Units”), which represent ownership in the Trust. The Trust’s purpose is to hold Bitcoins, which are digital assets that are created and transmitted through the operations of the peer-to-peer Bitcoin Network, a decentralized network of computers that operates on cryptographic protocols. The investment objective of the Trust, which is a passive investment vehicle, is for the Units to reflect the performance of Bitcoin as measured by reference to Coin Metrics CMBI Bitcoin Index (the “Index”) provided by Coin Metrics Inc. (the “Index Provider”), less the Aggregate Trust Expenses (defined below) and other liabilities. The Trust determines the current value of Bitcoin by reference to the market price of Bitcoin traded on Coinbase Pro, the Trust’s principal market, as determined at 4:00 p.m., New York time on each day the New York Stock Exchange is open for trading (each, a “Business Day”) (the “Bitcoin Market Price”). The Bitcoin Market Price is available at https://pro.coinbase.com/trade/BTC-USD. The Units are intended to constitute a cost-effective and convenient means of gaining investment exposure to Bitcoin. However, an investment in the Units is only an indirect investment in Bitcoin and may operate and perform differently over time, or at any specific point in time, than an investment directly in Bitcoin. The Units may trade at a substantial premium over, or substantial discount to, the NAV per Unit (as defined below) due to such factors as Trust fees and expenses, the quantity of Units available for trading, the relative liquidity of the Units, and differences in the markets trading Bitcoin and Units (e.g., hours of operation, marketplace rules, clearance and settlement, and market participants). Osprey Funds, LLC is the sponsor of the Trust (the “Sponsor”), Delaware Trust Company is the trustee of the Trust (the “Trustee”), Continental Stock Transfer & Trust Company is the transfer agent of the Trust (in such capacity, the “Transfer Agent”), Theorem Fund Services is the administrator of the Trust (in such capacity, the “Administrator”), and Fidelity Digital Assets Services, LLC was the custodian for the Trust (“FDAS”) for the year ended December 31, 2021. On February 4, 2022, the Trust entered into a custodial services agreement (the “Custodial Services Agreement”) with Coinbase Custody Trust Company, LLC (the “Custodian” or “Coinbase Custody”). On March 11, 2022, the Trust delivered to FDAS notice of termination of the custodial services agreement dated May 18, 2020, pursuant to which FDAS was engaged to keep in safe custody the Trust’s digital assets and to maintain and operate the Trust’s custody account on behalf of the Trust. The notice of termination became effective on April 10, 2022. On March 10, 2022, the Trust transferred its custodied digital assets from FDAS to the Custodian.

The Trust issues Units only in connection with purchase orders for a minimum of $25,000.00 for initial investments and $10,000.00 for subsequent investments. The Units represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Units may be purchased from the Trust on an ongoing basis, but only by an Accredited Investor (“Accredited Investor”) (as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)). At this time, the Sponsor is not operating a redemption program for the Units and therefore Units are not redeemable by the Trust. Due to the lack of an ongoing redemption program as well as the potential halting of creations, Securities Act Rule 144 holding periods applicable to the resale of restricted securities, price volatility, low trading volume and closings of Bitcoin exchanges due to fraud, failure, security breaches or otherwise, there can be no assurance that the market value of the Units will reflect the per Unit value of the Trust’s Bitcoin, less the Trust’s expenses and other liabilities (“NAV per Unit”), and the Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit. The Units have been quoted on OTC Markets since February 12, 2021, and on OTCQX (defined below) under the symbol OBTC since February 26, 2021, and to date have not met their investment objective. The price of the Units as quoted on OTCQX has varied from a premium over NAV as high of 240% on February 16, 2021, to a discount to NAV as low as -30% on June 7, 2022.

Investments in the Units involves significant risks. See “Risk Factors” starting on page 6.

The Units are neither interests in nor obligations of the Sponsor or the Trustee.

Units are distributed by the Sponsor through sales in private placement transactions exempt from the registration requirements of the Securities Act pursuant to Rule 506(c) thereunder. The Units are quoted on OTC Markets Group Inc.’s OTCQX® Best Marketplace (“OTCQX”) under the ticker symbol “OBTC.”

The Trust uses the Bitcoin Market Price to calculate its “Net Asset Value,” which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars, other fiat currency, and Additional Currency (as that term is defined herein)), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Valuation of Bitcoin and Determination of NAV.” “Bitcoin Holdings per Unit” is calculated by dividing aggregate number of Bitcoins held by the Trust less the number of Bitcoins representing accrued but unpaid expenses and other liabilities (“Bitcoin Holdings”) by the number of Units currently outstanding.

The date of this Information Statement is August 18, 2022

TABLE OF CONTENTS

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	1
KEY OPERATING METRICS	1
SUMMARY	3
RISK FACTORS	6
OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET	35
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	47
DESCRIPTION OF THE TRUST	55
ACTIVITIES OF THE TRUST	56
THE SPONSOR	58
THE TRUSTEE	60
THE TRANSFER AGENT	60
THE CUSTODIAN	61
CONFLICTS OF INTEREST	62
PRINCIPAL UNITHOLDERS	63
DESCRIPTION OF THE UNITS	65
CUSTODY OF THE TRUST’S BITCOINS	68
DESCRIPTION OF ISSUANCE OF UNITS	70
VALUATION OF BITCOIN AND DETERMINATION OF NAV	71
EXPENSES; SALES OF BITCOINS	75
STATEMENTS, FILINGS AND REPORTS	75
DESCRIPTION OF THE TRUST DOCUMENTS	76
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES	82
ERISA AND RELATED CONSIDERATIONS	87
INDEX TO FINANCIAL STATEMENTS	F-1

Neither the Sponsor nor the Trust have authorized anyone to provide you with information different from that contained in this Information Statement or any amendment or supplement to this Information Statement prepared by us or on our behalf. Neither the Sponsor nor the Trust take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this Information Statement or any amendment or supplement to this Information Statement prepared by the Sponsor, the Trust or on the Trust’s behalf. The information in this Information Statement is accurate only as of the date of this Information Statement.

In this Information Statement, unless otherwise stated or the context otherwise requires, “we,” “our” and “us” refers to the Sponsor acting on behalf of the Trust.

Industry and Market Data

Although we are responsible for all disclosures contained in this Information Statement, in some cases we have relied on certain market and industry data obtained from third-party sources that we believe to be reliable. Market estimates are calculated by using independent industry publications in conjunction with our assumptions regarding the Bitcoin industry and market. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Information Statement.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Information Statement that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions, the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially from such statements. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. You should specifically consider the numerous risks outlined under “Risk Factors.” Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including:

●	the risk factors discussed in this Information Statement, including the particular risks associated with new technologies such as Bitcoin and blockchain technology;

●	the inability to redeem Units;

●	the economic conditions in the Bitcoin industry and market, including any prolonged substantial reduction in Bitcoin prices;

●	general economic, market and business conditions;

●	the use of technology by us and our vendors, including the Custodian, in conducting our business, including disruptions in our computer systems and data centers and our transition to, and quality of, new technology platforms;

●	changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies;

●	the costs and effect of any litigation or regulatory investigations;

●	our ability to maintain a positive reputation; and

●	other world economic and political developments, such as the ongoing conflict in Ukraine.

Consequently, all the forward-looking statements made in this Information Statement are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Units. Should one or more of the risks discussed under “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Moreover, neither the Trust, the Sponsor, nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

KEY OPERATING METRICS

The Trust’s Bitcoins are carried, for financial statement purposes, at fair value, as required by the U.S. generally accepted accounting principles (“GAAP”). The Trust values its Bitcoin Holdings at the Bitcoin Market Price as of 4:00 p.m., New York time on each Business Day. The net asset value of the Trust determined on a GAAP basis is referred to in this Information Statement as “NAV.” Prior to May 18, 2021, the Trust referenced Index was its principal market and it used the Index for purposes of determining the valuation of its NAV. The Trust changed its principal market to Coinbase Pro on May 18, 2021 to facilitate its compliance with GAAP. The Trust selected Coinbase Pro, among other Bitcoin markets, because it provides the greatest liquidity, with approximately 69% of daily trading volume as of May 1, 2022. More information about the valuation of the Trust’s NAV and the use of the Bitcoin Market Price is located herein under “Valuation of Bitcoin and Determination of NAV.”

To determine which Bitcoin market will serve as the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s NAV, the Trust follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Bitcoin is sold in its principal market to market

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participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust purchases Bitcoin directly from various counterparties, such as Galaxy Digital, Jane Street and Cumberland DRW LLC, and does not itself transact in any Bitcoin markets. Therefore, the Trust looks to these counterparties when assessing entity-specific and market-based volume and the level of activity in the Bitcoin markets. The Trust utilizes the Bitcoin Market Price to determine the value of Bitcoin at any given time. The Trust evaluates its principal market selection (or in the absence of a principal market the most advantageous market) at least annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Bitcoin market’s trading volume and level of activity in the trailing twelve months, (ii) if any Bitcoin markets have developed that the Trust has access to, or (iii) if recent changes to a Bitcoin market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market. The Trust does not anticipate changing its principal market more frequently than annually, in connection with its annual evaluation of its principal market selection and annual financial audit. Each annual evaluation will take into account the findings from the Trust’s quarterly reviews. The Trust will inform investors of any change of its principal market by filing a current report on Form 8-K with the Securities and Exchange Commission.

The cost basis of a Trust investment in Bitcoin recorded by the Trust for financial reporting purposes is the fair value of the Bitcoin at the time of contribution to the Trust. The Bitcoin cost basis recorded by the Trust may differ from the value of the proceeds collected by the Sponsor from the sale of the corresponding Units to investors.

The investment objective of the Trust is for the Units to reflect the performance of the Bitcoin as measured by reference to the Index, less the Aggregate Trust Expenses (as defined below) and other liabilities. See “Valuation of Bitcoin and Determination of NAV.” Units may not be redeemed from the Trust currently, and absent the granting of certain SEC relief, the Trust does not currently contemplate offering a redemption program. In addition, the Trust may from time to time halt creations. There can be no assurance that the market value of the Units will reflect the value of the Trust’s NAV per Unit. The Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit for a variety of reasons, including as a result of market price volatility, trading volume and closings of Bitcoin trading markets due to fraud, failure, security breaches or otherwise. The Units have been quoted on OTC Markets since February 12, 2021, and on OTCQX under the symbol OBTC since February 26, 2021, and to date have not met their investment objective. The price of the Units as quoted on OTCQX has varied from a premium over NAV as high of 240% on February 16, 2021, to a discount to NAV as low as -30% on June 7, 2022.

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SUMMARY

The following is a summary only and is qualified in its entirety by reference to the more detailed information set forth in the Trust Agreement and in the other agreements described herein. To the extent of any conflict between this summary and the Trust Agreement, the terms of the Trust Agreement will govern.

Overview of the Trust and the Units

The Trust is a Delaware Statutory Trust that was formed on January 3, 2019 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act and is governed by the Second Amended and Restated Declaration of Trust and Trust Agreement, as amended, between the Sponsor and the Trustee (the “Trust Agreement”). The Trust issues Units, which represent common units of fractional undivided beneficial interest in, and ownership of, the Trust, on an ongoing basis to certain “Accredited Investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

The purpose of the Trust, which is a passive investment vehicle, is to provide investors a cost-effective and convenient way to invest in Bitcoin. However, an investment in the Units is only an indirect investment in Bitcoin and may operate and perform differently over time, or at any specific point in time, than an investment directly in Bitcoin. For example, the Units may trade at a substantial premium over, or substantial discount to, the NAV per Unit (as defined below)) due to such factors as Trust fees and expenses, the quantity of Units available for trading, and the relative liquidity of the Units, and differences in the markets trading Bitcoin and Units (e.g., hours of operation, marketplace rules, clearance and settlement, and market participants). The investment objective of the Trust is for the Units to reflect the performance of Bitcoin as measured by reference to the Index, less the Aggregate Trust Expenses (as defined below) and other liabilities. The Trust issues Units only in connection with purchase orders for a minimum of $25,000 for initial investments and $10,000 for subsequent investments. The Units represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. See “Description of Issuance of Units.” The Trust measures NAV by reference to its principal market, Coinbase Pro. An internal review during the period from May 18, 2021 through August 16, 2021 showed that the difference between the Index values and the Trust’s NAV was immaterial. The Sponsor periodically compares the Trust’s daily NAV over time to the performance of the Index. Although the Trust does not currently offer redemptions of Units, the Units are quoted on the OTCQX market under the symbol “OBTC.” The market price of the Units on the OTCQX has experienced significant premiums and discounts to NAV. Each business day, the Sponsor compares the 4:00 p.m., New York time closing price of the Units to the NAV and publishes the discount or premium on the Trust’s website.

Most Units purchased directly from the Trust are restricted securities that may not be resold except in transactions exempt from registration under the Securities Act and state securities laws and any such transaction must be approved in advance by the Sponsor. In determining whether to grant approval, the Sponsor will specifically look at whether the conditions of Rule 144 under the Securities Act and any other applicable laws have been met. Any attempt to sell Units without the approval of the Sponsor in its sole discretion will be void ab initio. See “Description of the Units—Transfer Restrictions” for more information. The Units are quoted on OTCQX under the ticker symbol “OBTC.” Units quoted on the OTCQX either were sold originally to investors “unrestricted” in a limited offering pursuant to Rule 504 under the Securities Act, or have become unrestricted in accordance with Rule 144 under the Securities Act. See “Description of Units—Transfer Restrictions” for more detail. We intend to seek to list the Units on a national securities exchange (the “Listing Exchange”) under the ticker symbol “OBTC” sometime in the future. Any such listing will require the Listing Exchange to first receive approval from the SEC. To date, no Listing Exchange has received such approval for any Bitcoin trust. As a result, there can be no guarantee that we will be successful in listing the Units on the Listing Exchange. See “Risk Factors—Risk Factors Related to the Bitcoin Markets—Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of the Units.”

At this time, the Trust is not operating a redemption program for the Units and therefore Units are not redeemable by the Trust. Because the Trust does not currently operate a redemption program and because the Trust may from time to time halt creations, there can be no assurance that the market price of the Units will reflect the value of the Trust’s NAV per Unit, and the Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit. The Units may also trade at a substantial premium over, or a substantial discount to, NAV per Unit as a result of the volatility of the market price of Bitcoin, trading volume and closings of Bitcoin trading markets due to fraud, failure, security breaches or otherwise. As a result of the foregoing, in the past, the price of the Units as quoted on OTCQX has varied significantly from the Trust’s NAV per Unit. The Units have been quoted on OTC Markets since February 12, 2021, and on OTCQX under the symbol OBTC since February 26, 2021, and to date have not met their investment objective. The price of the Units as quoted on OTCQX has varied from a premium over NAV as high of 240% on February 16, 2021, to a discount to NAV as low as -30% on June 7, 2022.

The Trust is a passive investment vehicle, and its assets are not actively managed. As a result, the Trust will not engage in any management activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of Bitcoin.

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Valuation of Bitcoin and NAV

The Trust’s NAV is the aggregate U.S. dollar value of the Trust’s assets (other than U.S. dollars, other fiat currency and Additional Currency (as that term is defined herein)), less the U.S. dollar value of its expenses and other liabilities. The Trust’s primary assets are Bitcoins, and the Trust values its Bitcoins by reference to the Bitcoin Market Price, which is the market price of Bitcoin traded on Coinbase Pro, the principal trading market for the Bitcoin in which the Trust invests, as determined each Business Day at 4:00 p.m., New York time. The daily Bitcoin Market Price is available at https://pro.coinbase.com/trade/BTC-USD. See “Valuation of Bitcoin and Determination of NAV.”

If the Bitcoin Market Price becomes unavailable, or if the Sponsor determines in good faith that the Bitcoin Market Price does not reflect an accurate Bitcoin price, the Sponsor will, on a best-efforts basis, contact Coinbase Global Inc., the parent company of Coinbase Pro, to obtain the price of Bitcoin at 4:00 p.m., New York time directly. If the closing price remains unavailable or the Sponsor continues to believe in good faith that such price does not reflect an accurate Bitcoin price, the Sponsor will employ a cascading set of rules to determine the Bitcoin Market Price, as described in “Valuation of Bitcoin and Determination of NAV.”

As of August 5, 2022, the number of Bitcoins represented by each Unit (“Bitcoin Holdings per Unit”), was 0.00034.

Additional Currency

From time to time, the Trust may come into possession of rights incident to its ownership of Bitcoins, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of Bitcoins and other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “Additional Currency.” The Trust does not expect to take any Additional Currency that it may hold into account for purposes of determining the Trust’s Bitcoin Holdings or the Bitcoin Holdings per Unit. See “Certain U.S. Federal Income Tax Consequences—Additional Currency.”

Section 3.6 of the Amendment to Trust Agreement, dated April 15, 2022, provides that if the Trust comes to own any airdropped cryptocurrency (other than Bitcoin), the Sponsor shall distribute such airdropped cryptocurrency within forty-five days of receipt of such assets (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders. If the Trust comes to own any forked versions of Bitcoin, the Sponsor shall distribute such forked version or versions of Bitcoin, the Sponsor shall distribute such forked version or versions within forty-five days of receipt (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent that the Sponsor determines in its reasonable discretion that such a distribution is necessary to preserve the federal tax treatment of the Trust set forth in Section 1.6 of the Trust Agreement, and may distribute such forked version or versions within forty-five days of receipt (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent the Sponsor determines it is in the best interests of the Unitholders.

Trust Expenses

The Trust will pay as an ordinary recurring charge the remuneration due to the Sponsor (the “Management Fee” or “Sponsor Fee”). The Management Fee equals an annualized 0.49% of the average daily NAV of the Trust for each year. The Management Fee will accrue daily in Bitcoin and will be payable, at the Sponsor’s sole discretion, in Bitcoin or in U.S. dollars and valued at the Bitcoin Market Price in effect at the time of such payment. The Sponsor expects that the Trust will pay the Management Fee in monthly installments in arrears.

As discussed in greater detail below, if the Trust holds any Additional Currency, the Trust may pay the Management Fee, in whole or in part, with such Additional Currency by entering into an agreement with the Sponsor and transferring such Additional Currency to the Sponsor at a value to be determined in accordance with the terms of such agreement, but only if such agreement and transfer do not conflict with the terms of the Trust Agreement.

The Sponsor will bear the routine operational, administrative and other ordinary fees and expenses of the Trust (the “Assumed Expenses”); provided, however, that the Trust shall be responsible for audit fees, index license fees, aggregate legal fees in excess of $50,000 per annum, and the fees of the Custodian (the “Excluded Expenses”) and certain extraordinary expenses of the Trust, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other service provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Unitholders, indemnification expenses, fees and expenses related to public quotation on OTCQX (the “Extraordinary Expenses,” collectively with the Assumed Expenses and Excluded Expenses, the “Aggregate Trust Expenses”).

The Trust has not incurred or paid any Extraordinary Expenses to date. If the Trust incurs any Extraordinary Expenses, the Sponsor or its delegate (i) would instruct the Custodian to withdraw from the digital asset account (the “Custodial Account”), on a

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monthly basis as needed, Bitcoins, Additional Currency in such quantity as necessary to permit payment of such Extraordinary Expenses, and (ii) may either (x) cause the Trust (or its delegate) to convert such Bitcoins or Additional Currency into U.S. dollars or other fiat currencies at the exchange rate at the time of conversion or (y) cause the Trust (or its delegate) to deliver such Bitcoins or Additional Currency in kind in satisfaction of such Extraordinary Expenses.

The Trust may use Additional Currency to pay the Management Fee or Extraordinary Expenses only if doing so does not conflict with the terms of the Trust Agreement. The Trust currently expects that the value of any such Additional Currency would be determined by reference to the Trust’s selected principal market. Pursuant to the Trust Agreement, the Trust, through the Sponsor, has general discretion to determine the principal market for purposes of valuing any such Additional Currency in the same manner in which the Trust determines its principal market for purposes of calculating the Trust’s NAV. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Principal Market and Fair Value Determination.” If the Trust pays the Management Fees or Extraordinary Expenses, in whole or in part, in Additional Currency, the amount of Bitcoins that would otherwise have been used to satisfy such payment will be correspondingly reduced. The number of Bitcoins represented by a Unit will decline each time the Trust pays the Management Fee or any Extraordinary Expenses by transferring or selling Bitcoins. See “Expenses; Sales of Bitcoins.”

The quantity of Bitcoins or Additional Currency to be delivered to the Sponsor or other relevant payee in payment of the Management Fee or any Extraordinary Expenses, or sold to permit payment of the Management Fee or Extraordinary Expenses, will vary from time to time depending on the level of the Trust’s expenses and the value of Bitcoins and Additional Currency held by the Trust. See “Activities of the Trust—Trust Expenses.” Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of Bitcoins and Additional Currency by the Trust for the payment of expenses will be a taxable event to Unitholders. See “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.07 billion or more in annual revenues, (ii) it becoming a “large accelerated filer,” as defined in Rule 12b-2 of the Exchange Act, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Sponsor’s principal office is located at 1241 Post Road, 2nd Floor, Fairfield, CT 06824 and its telephone number is (914) 214-4697. The Trustee’s principal office is located at 251 Little Falls Drive, Wilmington, Delaware 19808. The Custodian’s principal office is located at 200 Park Avenue South, Suite 1208, New York, NY 10003.

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RISK FACTORS

An investment in the Units involves certain risks as described below. These risks should also be read in conjunction with the other information included in this Information Statement, including the Trust’s financial statements and related notes thereto. See “Glossary of Defined Terms” for the definition of certain capitalized terms used in this Information Statement.

Summary Risk Factors

The following is a summary of some of the risks and uncertainties that could materially adversely affect our business, financial condition and results of operations. You should read this summary together with the more detailed description of each risk factor contained below.

Risk Factors Related to Digital Assets

●	Digital assets such as Bitcoin were only introduced within the past decade, and the medium-to-long term value of the Units is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.
●	The Bitcoin Network is part of a new and rapidly evolving industry, and the value of the Units depends on the development and acceptance of the Bitcoin Network.
●	A determination that Bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and the value of the Units, and result in potentially extraordinary, non-recurring expenses to, or termination of the Trust.
●	Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.
●	Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.
●	A temporary or permanent fork could adversely affect the value of the Units.
●	Unitholders may not receive the benefits of any forks or “airdrops.”
●	In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Units.
●	If the digital asset award for solving blocks and transaction fees for recording transactions on the Bitcoin Network are not sufficiently high to incentivize miners, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of Bitcoin and the value of the Units.

Risk Factors Related to the Bitcoin Markets

●	The value of the Units relates directly to the value of Bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.
●	Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of Bitcoin and, consequently, the value of the Units.
●	Competition from the emergence or growth of other digital assets or methods of investing in Bitcoin could have a negative impact on the price of Bitcoin and adversely affect the value of the Units.
●	Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of the Units.
●	NAV may not always correspond to the weighted-average market price of Bitcoin and, as a result, Units may be purchased (or redeemed, if ever permitted) at a value that differs from the secondary market price of the Units.
●	Suspension or disruptions of market trading may adversely affect the value of units.
●	The lack of active trading markets for the Units may result in losses on an investment in the Trust at the time of disposition of Units.
●	A possible “short squeeze” due to a sudden increase in demand for the Units that largely exceeds supply may lead to price volatility in the Units.
●	Difficulties or limitations in the processes of issuance and redemption (if any) of Units may interfere with opportunities for arbitrage transactions intended to keep the price of the Units closely linked to the price of Bitcoin, which may adversely affect an investment in the Units.
●	Disruptions at OTC trading desks and potential consequences of an OTC trading desk’s failure could adversely affect an investment in the Units.
●	Disruptions at Bitcoin exchanges and potential consequences of a Bitcoin exchange’s failure could adversely affect an investment in the Units.
●	Momentum pricing of Bitcoin may subject the Bitcoin price to greater volatility and adversely affect an investment in the Units.

Risk Factors Related to the Trust and the Units

●	The Trust has only a limited performance history.
●	The Units are new securities and their value could decrease if unanticipated operational or trading problems arise.
●	Fees and expenses are charged regardless of profitability and may result in depletion of assets.
●	The security of our Bitcoin Holdings cannot be assured by the Trust, the Custodian or any other person.
●	The Custodian is not liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages arising out of or in connection with authorized or unauthorized use of the Coinbase Custody site or the custodial services.
●	The Trust does not maintain audit or inspection rights under the Custodial Services Agreement, and as such our Bitcoin Holdings held in the custodial account cannot be independently verified.
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●	Possibility of termination of the Trust may adversely affect a Unitholder’s portfolio.
●	Any errors, discontinuance or changes in determining the value of the Bitcoin held by the Trust may have an adverse effect on the value of the Units.
●	The value of the Units will be adversely affected if the Trust is required to indemnify the Sponsor or the Custodian as contemplated in the Trust Agreement or the Custodial Services Agreement.
●	The Trust’s Bitcoin trading may subject the Trust to the risk of counterparty non-performance, potentially negatively affecting the market price of the Units.
●	The Trust’s Bitcoin Holdings could become illiquid, which could cause large losses to Unitholders at any time or from time to time.
●	Transactions in Bitcoin are irreversible, and the Trust may be unable to recover improperly transferred Bitcoin.
●	The Trust’s Bitcoin may be lost, stolen, or subject to other inaccessibility.
●	Any disruptions to the computer technology used by the Trust or its service providers could adversely affect the Trust’s ability to function and an investment in the Units.
●	The Sponsor’s computer infrastructure may be vulnerable to security breaches. Any such problems could cause interruptions in the Trust’s operations and adversely affect an investment in the Units.
●	Technology system failures could cause interruptions in the Trust’s ability to operate.
●	The lack of full insurance and Unitholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodian expose the Trust and its Unitholders to the risk of loss of the Trust’s Bitcoins for which no person or entity is liable.
●	Because the Units reflect the estimated accrued but unpaid expenses of the Trust, the number of Bitcoins represented by a Unit will gradually decrease over time as the Trust’s Bitcoins are used to pay the Trust’s expenses.
●	Unitholders may not be able to withdraw or value his/her units upon death, legal disability, bankruptcy, insolvency, dissolution or withdrawal from the Trust.
●	The Trust’s Bitcoin Holdings may be considered property of a bankruptcy estate should our Custodian initiate bankruptcy proceedings and the Trust could be considered an unsecured creditor, and the Custodian’s assets may not be adequate to satisfy a claim by the Trust.
●	Risks associated with the Index.
●	We concluded that certain of our previously issued financial statements should not be relied upon and restated certain of our previously issued financial statements, which was time-consuming and expensive and could expose us to additional risks that could have a negative effect on our Company.
●	If we fail to maintain an effective system of internal controls, we may not be able to accurately report financial results or prevent fraud.
●	Any dispute regarding the subscription agreement will be resolved by arbitration, which follows different procedures than in-court litigation and may be more restrictive to Unitholders asserting claims than in-court litigation.
●	Unitholders are bound by the fee-shifting provision contained in the subscription agreement, which may discourage actions against us.

Risk Factors Related to the Regulation of the Trust and the Units

●	Regulation of the Bitcoin industry continues to evolve and is subject to change; future regulatory developments are impossible to predict but may significantly and adversely affect the Trust.
●	The sale of the Units could be subject to SEC or state securities registration.
●	The Trust is not a registered investment company.
●	The Trust could be, or could become, subject to the Commodity Exchange Act (the “CEA”).
●	Future U.S. and foreign regulation of the Bitcoin market may impose other regulatory burdens, which could harm the Trust or even cause the Trust to liquidate.
●	Banks may not provide banking services, or may cut off banking services, to businesses that provide Bitcoin-related services or that accept Bitcoin as payment, which could directly impact the Trust’s operations, damage the public perception of Bitcoin and the utility of Bitcoin as a payment system and could decrease the price of Bitcoin and adversely affect an investment in the Units.
●	It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin in one or more countries, and ownership of, holding or trading in Units may also be considered illegal and subject to sanctions.
●	If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money services businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or non-recurring expenses, which would adversely impact an investment in the Units.
●	The treatment of the Trust for U.S. federal income tax purposes is uncertain.
●	Unitholders could incur a tax liability without an associated distribution.
●	The treatment of Bitcoin for U.S. federal income tax purposes is uncertain.
●	Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Units.
●	Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Units.
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●	A U.S. tax-exempt Unitholder may recognize “unrelated business taxable income” a consequence of an investment in Units.
●	Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

Risk Factors Related to Potential Conflicts of Interest

●	Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Unitholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Unitholders.
●	Unitholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.
●	The Custodian could resign or be removed by the Sponsor, which would trigger early termination of the Trust.
●	Unitholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

Risk Factors Related to Digital Assets

Digital assets such as Bitcoin were only introduced within the past decade, and the medium-to-long term value of the Units is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as Bitcoin were only introduced within the past decade, and the medium-to-long term value of the Units is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the infancy of their development, their dependence on the internet and other technologies, their dependence on the role played by miners and developers and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Units:

●	The trading prices of many digital assets, including Bitcoin, have experienced extreme volatility in recent periods and may continue to do so. For instance, there were steep increases in the value of certain digital assets, including Bitcoin, over the course of 2017, and multiple market observers asserted that digital assets were experiencing a “bubble.” These increases were followed by steep drawdowns throughout 2018 in digital asset trading prices, including for Bitcoin. These drawdowns notwithstanding, Bitcoin prices have increased significantly again during 2019 and the Bitcoin markets may still be experiencing a bubble or may experience a bubble again in the future. Extreme volatility in the future, including further declines in the trading prices of Bitcoin, could have a material adverse effect on the value of the Units and the Units could lose all or substantially all of their value.

●	Digital asset networks and the software used to operate them are in the early stages of development. Digital assets have experienced, and we expect will experience in the future, sharp fluctuations in value. Given the infancy of the development of digital asset networks, parties may be unwilling to transact in digital assets, which would dampen the growth, if any, of digital asset networks.

●	Digital asset networks are dependent upon the internet. A disruption of the internet or a digital asset network, such as the Bitcoin Network, would affect the ability to transfer digital assets, including Bitcoin, and, consequently, their value.

●	The acceptance of software patches or upgrades by a significant, but not overwhelming, percentage of the users and miners in a digital asset network, such as the Bitcoin Network, could result in a fork in such network’s blockchain, resulting in the operation of multiple separate networks.

●	Governance of the Bitcoin Network is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of the Bitcoin Network, which may stymie the Bitcoin Network’s utility and ability to grow and face challenges. In particular, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems on the Bitcoin Network, especially long-term problems.

●	The foregoing notwithstanding, the Bitcoin Network’s protocol is informally managed by a group of core developers that propose amendments to the Bitcoin Network’s source code. The core developers evolve over time, largely based on self-determined participation. To the extent that a significant majority of users and miners adopt amendments to the Bitcoin Network, the Bitcoin Network will be subject to new protocols that may adversely affect the value of Bitcoin.

●	The loss or destruction of a private key required to access a digital asset such as Bitcoin may be irreversible. If a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access the Bitcoin held in the Custodial Account corresponding to that private key and the private key will not be capable of being restored by the Bitcoin Network.
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●	Bitcoins have only recently become selectively accepted as a means of payment by retail and commercial outlets, and use of Bitcoins by consumers to pay such retail and commercial outlets remains limited. Banks and other established financial institutions may refuse to process funds for Bitcoin transactions; process wire transfers to or from Bitcoin exchanges, Bitcoin-related companies or service providers; or maintain accounts for persons or entities transacting in Bitcoin. As a result, the prices of Bitcoins are largely determined by speculators and miners, thus contributing to price volatility that makes retailers less likely to accept it as a form of payment in the future.

●	Miners, developers and users may switch to or adopt certain digital assets at the expense of their engagement with other digital asset networks, which may negatively impact those networks, including the Bitcoin Network.

●	Over the past several years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” mining operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset mining operations are not sufficiently high, digital asset miners are more likely to immediately sell tokens earned by mining, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●	To the extent that any miners cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Blockchain until a block is solved by a miner who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.

●	Many digital asset networks face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Bitcoin Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network, or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Bitcoin Network could damage that network.

●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as Bitcoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

Moreover, because digital assets, including Bitcoin, have been in existence for a short period of time and are continuing to develop, there may be additional risks in the future that are impossible to predict as of the date of this Information Statement.

The Bitcoin Network is part of a new and rapidly evolving industry, and the value of the Units depends on the development and acceptance of the Bitcoin Network.

The Bitcoin Network was first launched in 2009 and Bitcoins were the first cryptographic digital assets created to gain global adoption and critical mass. Although the Bitcoin Network is the most established digital asset network, the Bitcoin Network and other cryptographic and algorithmic protocols governing the issuance of digital assets represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Units:

●	As the Bitcoin Network continues to develop and grow, certain technical issues might be uncovered, and the troubleshooting and resolution of such issues requires the attention and efforts of Bitcoin’s global development community.

●	In August 2017, the Bitcoin Network underwent a hard fork that resulted in the creation of a new digital asset network called Bitcoin Cash. This hard fork was contentious, and as a result some users of the Bitcoin Cash network may harbor ill will toward the Bitcoin Network. These users may attempt to negatively impact the use or adoption of the Bitcoin Network.

●	Also in August 2017, the Bitcoin Network was upgraded with a technical feature known as “Segregated Witness” that, among other things, potentially doubles the transactions per second that can be handled on-chain and enables so-called
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second layer solutions, such as the Lightning Network or payment channels, that have the potential to substantially increase transaction throughput (i.e., millions of transactions per second). As of the date of this Information Statement, wallets and intermediaries that support Segregated Witness or Lightning Network-like technologies do not yet have material adoption. This upgrade may fail to work as expected leading to a decline in support and price of Bitcoin.

Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Bitcoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s Bitcoin, which would adversely affect the value of the Units. Moreover, functionality of the Bitcoin Network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for Bitcoin. Even if another digital asset other than Bitcoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Units.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Bitcoin Network.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital asset

As of January 28, 2022, the largest 100 Bitcoin wallets held approximately 13.49% of the Bitcoins in circulation and it is possible that some of these wallets are controlled by the same person or entity. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of Bitcoin, even if they individually only hold a small amount. As a result of this concentration of ownership, large sales by such holders could have an adverse effect on the market price of Bitcoin.

A determination that Bitcoin or any other digital asset is a “security” may adversely affect the value of Bitcoin and the value of the Units, and result in potentially extraordinary, non-recurring expenses to, or termination of the Trust

The SEC has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and the outcome is difficult to predict. Further, if any other digital asset is determined to be a “security” under federal or state securities laws by the SEC or any other agency, or in a proceeding in a court of law or otherwise, it may have material adverse consequences for Bitcoin as a digital asset due to negative publicity or a decline in the general acceptance of digital assets. As such, any determination that Bitcoin or any other digital asset is a security under federal or state securities laws may adversely affect the value of Bitcoin and, as a result, the value of the Units.

To the extent that Bitcoin is determined to be a security, the Trust and the Sponsor may also be subject to additional regulatory requirements, including under the Investment Company Act of 1940 (the “Investment Company Act”), and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Bitcoin at a time that is disadvantageous to Unitholders.

Changes in the governance of a digital asset network may not receive sufficient support from users and miners, which may negatively affect that digital asset network’s ability to grow and respond to challenges.

The governance of decentralized networks, such as the Bitcoin and Ethereum networks, is by voluntary consensus and open competition. As a result, there may be a lack of consensus or clarity on the governance of any particular decentralized digital asset network, which may stymie such network’s utility and ability to grow and face challenges. The foregoing notwithstanding, the protocols for some decentralized networks, such as the Bitcoin network, are informally managed by a group of core developers that propose amendments to the relevant network’s source code. Core developers’ roles evolve over time, largely based on self-determined participation. If a significant majority of users and miners adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a trade-off regarding security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally

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means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network may be limited in the number of transactions it can process by the capabilities of each single fully participating node.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Bitcoin Network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2017, Bitcoin transaction fees have increased from $0.35 per Bitcoin transaction, on average, to a high of $55.16 per transaction, on average, on December 22, 2017. As of May, 2022, Bitcoin transaction fees stood around $2 per transaction, on average. Increased fees and decreased settlement speeds could preclude certain uses for Bitcoin (e.g., micropayments), and could reduce demand for, and the price of, Bitcoin, which could adversely impact the value of the Units.

Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization (e.g., off-chain payment channels like the Lightning Network, sharding, or off-chain computations). However, there is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of the Bitcoin Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Units.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Units or the ability of the Trust to operate.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on the Bitcoin Network, it may be able to alter the Blockchain on which transactions in Bitcoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Bitcoin Network or the Bitcoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Bitcoin Network.

Although there are no known reports of malicious activity on, or control of, the Bitcoin Network, it is believed that certain mining pools may have exceeded the 50% threshold on the Bitcoin Network. The possible crossing of the 50% threshold indicates a greater risk that a single mining pool could exert authority over the validation of Bitcoin transactions, and this risk is heightened if over 50% of the processing power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of mining pools, do not act to ensure greater decentralization of Bitcoin mining processing power, the feasibility of a malicious actor obtaining control of the processing power on the Bitcoin Network will increase, which may adversely affect the value of the Units.

A malicious actor may also obtain control over the Bitcoin Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Bitcoin ecosystem does not grow, the possibility that a malicious actor may be able obtain control of the processing power on the Bitcoin Network in this manner will remain heightened.

A temporary or permanent fork could adversely affect the value of the Units.

The Bitcoin Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and miners of Bitcoin adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Bitcoin Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Bitcoin running in parallel, yet lacking interchangeability. For example, in August 2017, Bitcoin forked into Bitcoin and a new digital asset, Bitcoin Cash, as a result of a several-year dispute over how to increase the rate of transactions that the Bitcoin Network can process.

Forks may also occur as a network community’s response to a significant security breach. For example, in June 2016, an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ETH held by

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The DAO, a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a fork that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ether Classic, or ETC. ETC now trades on several digital asset exchanges. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and miners abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and miners could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ether and Ether Classic.

In addition, many developers have previously initiated hard forks in the Blockchain to launch new digital assets, such as Bitcoin Gold and Bitcoin Diamond. To the extent such digital assets compete with Bitcoin, such competition could impact demand for Bitcoin and could adversely impact the value of the Units.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum exchanges through at least October 2016. An Ethereum exchange announced in July 2016 that it had lost 40,000 units of Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of mining power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual miner or mining pool’s hashing power to exceed 50% of the processing power of the digital asset network that retained or attracted less mining power, thereby making digital assets that rely on proof-of-work more susceptible to attack.

A future fork in the Bitcoin Network could adversely affect the value of the Units or the ability of the Trust to operate.

Unitholders may not receive the benefits of any forks or “airdrops.”

In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promotors of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset.

Unitholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. We refer to the right to receive any such benefit as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “Additional Currency.” There are likely to be operational, tax, securities law, regulatory, legal and practical issues that significantly limit, or prevent entirely, Unitholders’ ability to realize a benefit, through their interests in the Trust, from any such Additional Currency. For instance, unless specifically announced, the Custodian does not support airdrops, metacoins, colored coins, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with a digital asset supported by the Custodian. In addition, the Sponsor may determine that there is no safe or practical way to custody the Additional Currency, or that trying to do so may pose an unacceptable risk to the Trust’s holdings in Bitcoin, or that the costs of taking possession and/or maintaining ownership of the Additional Currency exceed the benefits of owning the Additional Currency. Additionally, laws, regulation or other factors may prevent Unitholders from benefiting from the Additional Currency even if there is a safe and practical way to custody and secure the Additional Currency. For example, it may be illegal to sell or otherwise dispose of the Additional Currency, or there may not be a suitable market into which the Additional Currency can be sold (immediately after the fork or airdrop, or ever). The Sponsor may also determine, in consultation with its legal advisors and tax consultants, that the Additional Currency is, or is likely to be deemed, a security under federal or state securities laws. In such a case, the Sponsor would irrevocably abandon, as of any date on which the Trust creates Units, such Additional Currency if holding it would have an adverse effect on the Trust and it would not be practicable to avoid such effect by disposing of the Additional Currency in a manner that would result in Unitholders receiving more than insignificant value thereof. In making such a determination, the Sponsor expects to take into account a number of factors, including the definition of a “security” under Section 2(a)(1) of the Securities Act and Section 3(a)(10) of the Exchange Act, SEC v. W.J. Howey Co., 328 U.S. 293 (1946) and the case law interpreting it, as well as reports, orders, press releases, public statements and speeches by the SEC providing guidance on when a digital asset is a “security” for purposes of the federal securities laws.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Units.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin Network, is generally accepted as the Bitcoin Network and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding

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expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies, as well as the actual continued acceptance of, mining power on, and community engagement with, the Bitcoin Network. There is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Units as a result. The Sponsor may also disagree with Unitholders, security vendors and the Index Provider on what is generally accepted as Bitcoin and should therefore be considered “Bitcoin” for the Trust’s purposes, which may also adversely affect the value of the Units as a result.

If the digital asset award for solving blocks and transaction fees for recording transactions on the Bitcoin Network are not sufficiently high to incentivize miners, miners may cease expanding processing power or demand high transaction fees, which could negatively impact the value of Bitcoin and the value of the Units.

If the digital asset awards for solving blocks and the transaction fees for recording transactions on the Bitcoin Network are not sufficiently high to incentivize miners, miners may cease expending processing power to solve blocks and confirmations of transactions on the Blockchain could be slowed. A reduction in the processing power expended by miners on the Bitcoin Network could increase the likelihood of a malicious actor or botnet obtaining control.

Miners have historically accepted relatively low transaction confirmation fees on most digital asset networks. If miners demand higher transaction fees for recording transactions in the Blockchain or a software upgrade automatically charges fees for all transactions on the Bitcoin Network, the cost of using Bitcoin may increase and the marketplace may be reluctant to accept Bitcoin as a means of payment. Alternatively, miners could collude in an anti-competitive manner to reject low transaction fees on the Bitcoin Network and force users to pay higher fees, thus reducing the attractiveness of the Bitcoin Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Bitcoin Network, the value of Bitcoin and the value of the Units.

Any name change and any associated rebranding initiative by the core developers of Bitcoin may not be favorably received by the digital asset community, which could negatively impact the value of Bitcoin and the value of the Units.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind Zen rebranded and changed the name of ZenCash to “Horizen.” The Trust cannot predict the impact of any name change and any associated rebranding initiative on Bitcoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Bitcoin and the value of the Units.

The Bitcoin Network requires significant electricity to mine and it is possible that certain jurisdictions will implement regulations regarding the energy consumption of the Bitcoin Network, which could result in a significant reduction in mining activity and adversely affect the security of the Bitcoin Network.

Concerns have been raised about the electricity required to secure and maintain the Bitcoin Network. On February 12, 2022, in connection with the mining process, an all-time high of over 248 million tera hashing operations were performed every second, non-stop on the Bitcoin Network, before falling back to 204 million per second by August 6, 2022. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. In recent months, due to these concerns around energy consumption, particularly as such concerns relate to public utilities companies, various states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the Blockchain, which could adversely affect the value of the Units or the ability of the Trust to operate. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect an investment in the Shares or the ability of the Trust to operate.”

Risk Factors Related to the Bitcoin Markets

The value of the Units relates directly to the value of Bitcoins, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

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The value of the Units relates directly to the value of the Bitcoins held by the Trust and fluctuations in the price of Bitcoin could adversely affect the value of the Units. The market price of Bitcoin may be highly volatile, and subject to a number of factors, including:

●	An increase in the global Bitcoin supply;

●	Manipulative trading activity on Bitcoin exchanges, which are largely unregulated;

●	The adoption of Bitcoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Bitcoin Network;

●	Forks in the Bitcoin Network;

●	Investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Bitcoin, and digital asset exchange rates;

●	Consumer preferences and perceptions of Bitcoin specifically and digital assets generally;

●	Fiat currency withdrawal and deposit policies on Bitcoin exchanges;

●	The liquidity of Bitcoin markets;

●	Investment and trading activities of large investors that invest directly or indirectly in Bitcoin;

●	A “short squeeze” resulting from speculation on the price of Bitcoin, if aggregate short exposure exceeds the number of Units available for purchase;

●	An active derivatives market for Bitcoin or for digital assets generally;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Bitcoin as a form of payment or the purchase of Bitcoin on the Bitcoin markets;

●	Global or regional political, economic or financial conditions, events and situations;

●	Fees associated with processing a Bitcoin transaction and the speed at which Bitcoin transactions are settled;

●	Interruptions in service from or failures of major Bitcoin exchanges;

●	Decreased confidence in Bitcoin exchanges due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin exchanges;

●	Increased competition from other forms of digital assets or payment services;

●	Correlation between the prices of Bitcoin and other digital assets, a decrease in the price of other digital assets, including as a result of a crash in one or more digital assets or platforms, such as the May 2022 crash of the stablecoin Terra USD or widespread defaults on digital asset exchanges, trading venues or lending platforms, such as the crash and subsequent filing for bankruptcy protection of the digital asset lending platform Celsius Network; and

●	The Trust’s own acquisitions or dispositions of Bitcoin, since there is no limit on the number of Bitcoin that the Trust may acquire.

In addition, there is no assurance that Bitcoin will maintain its value in the long or intermediate term. In the event that the price of Bitcoin declines, the Sponsor expects the value of the Units to decline proportionately.

The value of a Bitcoin as represented by the Bitcoin Market Price or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Units. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of Bitcoins has resulted, and may continue to result, in speculation regarding future appreciation in the value of Bitcoin, inflating and making the Bitcoin Market

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Price more volatile. As a result, Bitcoin may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Bitcoin Market Price and could adversely affect the value of the Units.

“Volatility” of an asset may be defined as a measure of the risk or price moves for the asset calculated from the standard deviation of day-to-day logarithmic historical price changes. The 30-day price volatility equals the annualized standard deviation of the relative price change for the 30 most recent trading days closing price, expressed as a percentage (source: Bloomberg).

Bitcoin has experienced significant price fluctuations, such as its historic decline of over $19,000 to less than $3,200 from December 2017 to December 2018, the price decline from over $59,000 to less than $34,000 during the period from May 7, 2021 to May 28, 2021, and the price decline from over $47,000 to less than $19,000 during the period from January 1, 2022 to June 18, 2022.

As of August 9, 2022, Bitcoin’s 30-day annualized price volatility denominated in U.S. dollars was 54.53%. Over the past five years, Bitcoin’s rolling 30-day annualized volatility has averaged 64% with a maximum value of 134% on April 2, 2020 and a minimum value of 18.99% on July 26, 2020 (source: Bloomberg). Bitcoin has and may continue to experience rapid changes in volatility depending on market conditions. For example, in May of 2021, Bitcoin’s volatility transitioned from a volatility range of 39% to over 100% by June of 2021, where it stayed for 23 consecutive days.

Due to the unregulated nature and lack of transparency surrounding the operations of Bitcoin exchanges, they may experience fraud, security failures or operational problems, which may adversely affect the value of Bitcoin and, consequently, the value of the Units.

Bitcoin exchanges are relatively new and, in some cases, unregulated. Many trading platforms for digital assets are not subject to regulation to the same extent or in the same manner as other regulated trading platforms, such as Listing Exchanges or designated contract markets that face a variety of federal standards for fair access, cybersecurity and other areas of regulation. Bitcoin is susceptible to the dissemination of false or misleading information regarding material non-public information related to: the actions of regulators with respect to Bitcoin; order flow, such as plans of market participants to significantly increase or decrease their holdings in Bitcoin; new sources of demand, such as new exchange-traded products (“ETPs”) that would hold Bitcoin; or the decision of a Bitcoin-based ETP, a Bitcoin trading venue, or a Bitcoin wallet service provider with respect to how it would respond to a fork in the blockchain, which would create two different, non-interchangeable types of Bitcoin. Bitcoin trading activity is dispersed across markets and over-the-counter transactions worldwide, and there is no centralized, regulatory data source for Bitcoin trading statistics. Furthermore, while many prominent Bitcoin exchanges provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance, many Bitcoin exchanges do not provide this information. The Trust is not in a position to determine the extent to which the Bitcoin exchanges included in the Index are in compliance with regulatory requirements, as those exchanges are not affiliated with or managed by the Trust of the Sponsor. As a result, the marketplace may lose confidence in Bitcoin exchanges, including prominent exchanges that handle a significant volume of Bitcoin trading.

For example, in 2019 there were reports claiming that 80%-95% of Bitcoin trading volume on Bitcoin exchanges was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the U.S. Such reports may indicate that the Bitcoin exchange market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the Bitcoin exchange market than is commonly understood. Nonetheless, any actual or perceived false trading in the Bitcoin exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Bitcoin and/or negatively affect the market perception of Bitcoin.

In addition, over the past several years, some Bitcoin exchanges have been closed due to fraud and manipulative activity, business failure or security breaches. In many of these instances, the customers of such Bitcoin exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Bitcoin exchanges. While smaller Bitcoin exchanges are less likely to have the infrastructure and capitalization that make larger Bitcoin exchanges more stable, larger Bitcoin exchanges are more likely to be appealing targets for hackers and malware and may be more likely to be targets of regulatory enforcement action. For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest Bitcoin exchanges could be subject to abrupt failure with consequences for both users of Bitcoin exchanges and the Bitcoin industry as a whole. In particular, in the two weeks that followed the February 7, 2014 halt of Bitcoin withdrawals from Mt. Gox, the value of one Bitcoin fell on other exchanges from around $795 on February 6, 2014 to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 Bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 Bitcoins worth around $78 million were stolen from Bitfinex, a large Bitcoin exchange.

The value of Bitcoin immediately decreased over 10% following reports of the theft at Bitfinex and the Units suffered a corresponding decrease in value. In July 2017, the Financial Crimes Enforcement Network (“FinCEN”) assessed a $110 million fine against BTC-E, a now defunct Bitcoin exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based cryptocurrency exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting

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in approximately $170 million in losses. Most recently in May 2019, one of the world’s largest Bitcoin exchanges, Binance, was hacked, resulting in losses of approximately $40 million.

Negative perception, a lack of stability in the Bitcoin markets and the closure or temporary shutdown of Bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Bitcoin Network and result in greater volatility in the prices of Bitcoin. Furthermore, the closure or temporary shutdown of a Bitcoin exchange used in calculating the Bitcoin Market Price may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a Bitcoin exchange’s failure could adversely affect the value of the Units.

Competition from the emergence or growth of other digital assets or methods of investing in Bitcoin could have a negative impact on the price of Bitcoin and adversely affect the value of the Units.

Bitcoin was the first digital asset to gain global adoption and critical mass, and as a result, it has a “first to market” advantage over other digital assets. As of March 8, 2022, Bitcoin was the largest digital asset by market capitalization and had the largest user base and largest combined mining power. Despite this first to market advantage, as of March 8, 2022, there were over 9,000 alternative digital assets tracked by CoinMarketCap.com, having a total market-capitalization of approximately $2 trillion (including the approximately $800 billion market cap of Bitcoin), as calculated using market prices and total available supply of each digital asset. In addition, many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Bitcoin Network. Competition from the emergence or growth of alternative digital assets could have a negative impact on the demand for, and price of, Bitcoin and thereby adversely affect the value of the Units.

Investors may invest in Bitcoin through means other than the Units, including through direct investments in Bitcoin and other potential financial vehicles, possibly including securities backed by or linked to Bitcoin and digital asset financial vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in Bitcoin directly, which could limit the market for, and reduce the liquidity of, the Units. In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of Bitcoin are formed and represent a significant proportion of the demand for Bitcoin, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding Bitcoin, could negatively affect the Bitcoin Market Price, the price of the Units, the NAV and the NAV per Unit.

Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of the Units.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold digital assets or that have exposures to digital assets through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. The SEC has repeatedly denied such requests. On January 18, 2018, the SEC’s Division of Investment Management outlined several questions that sponsors would be expected to address before the SEC will consider granting approval for funds holding “substantial amounts” of cryptocurrencies or “cryptocurrency-related products.” The questions, which focus on specific requirements of the Investment Company Act, generally fall into one of five key areas: valuation, liquidity, custody, arbitrage and potential manipulation. The SEC has not explicitly stated whether each of the questions set forth would also need to be addressed by entities with similar products and investment strategies that instead pursue registered offerings under the Securities Act, although such entities would need to comply with the registration and prospectus disclosure requirements of the Securities Act. Requests to list the shares of other funds on national securities exchanges have also been submitted to the SEC. Although the SEC approved several futures-based Bitcoin ETFs in October 2021, it has not approved any requests to list the shares of digital asset funds like the Trust to date. The requests to list the shares of digital asset funds submitted by the Chicago Board Options Exchange (“CBOE”) and the NYSE Arca in 2019 were withdrawn or received disapprovals. Subsequently, NYSE Arca and CBOE filed several new requests to list shares of various digital asset funds in 2021. Several of those requests were recently denied by the SEC in 2021 and to date in 2022. The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. If exchange-listing requests are not approved by the SEC and further requests are ultimately denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Units.

NAV may not always correspond to the weighted-average market price of Bitcoin and, as a result, Units may be purchased (or redeemed, if ever permitted) at a value that differs from the secondary market price of the Units.

The NAV of the Trust will change as fluctuations occur in the market price of the Trust’s Bitcoin Holdings. Unitholders should be aware that the secondary market trading price of a Unit may be different from the NAV per Unit (i.e., Units may trade at a premium over, or a discount to, the NAV), and similarly the secondary market trading price per Unit may be different from the NAV per Unit, for a number of reasons, including price volatility, trading volume and any closings of Bitcoin trading platforms due to fraud, failure, security breaches or otherwise. Consequently, an investor may be able to purchase Units from the Trust at a discount or a premium to the market trading price per Unit (if and when Units trade on a secondary trading market). This price difference may be due, in large part, but not exclusively, to the fact that supply and demand forces at work in the secondary trading market for Units are related, but not identical, to the supply and demand forces influencing the market price of Bitcoin. Unitholders also should note that the size of the Trust in terms of total Bitcoin held may change substantially over time and as Units are issued and redeemed (if ever permitted).

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Suspension or disruptions of market trading may adversely affect the value of units.

On January 14, 2021, FINRA determined the Units met the criteria for quotation and trading on the OTCQX under the ticker symbol “OBTC.” Nevertheless, there can be no assurance that, the Units will trade with sufficient liquidity for the quotation to be of practical use to investors. Moreover, quotation may be halted due to market conditions, or in light of the OTCQX rules and procedures. There can be no assurance that the requirements necessary to maintain the quotation of the Units on the OTCQX will continue to be met.

The lack of active trading markets for the Units may result in losses on an investment in the Trust at the time of disposition of Units.

There can be no guarantee that an active trading market for the Units will develop or will be maintained. Even if an active trading market does develop, it may not provide significant liquidity, and the Units may not trade at prices advantageous to Unitholders. If a Unitholder wishes to sell Units at a time when no active market for such Units exists, the price received for the Units (assuming that the Unitholder is able to sell them) likely will be lower than the price a Unitholder would receive if an active market did exist and, accordingly, the Unitholder may suffer significant losses.

The Trust’s acquisition and sale of Bitcoin may impact the supply and demand of Bitcoin, which may have a negative impact on the price of the Units.

If the number of Bitcoin acquired by the Trust is large enough relative to global Bitcoin supply and demand, further issuances and redemptions (if any) of Units could have an impact on the supply of and demand for Bitcoin in a manner unrelated to other factors affecting the global market for Bitcoin. Such an impact could affect the Bitcoin Market Price, which would directly affect the price at which Units are quoted on the OTCQX or the price of future Units issued or redeemed (if permitted) by the Trust.

A possible “short squeeze” due to a sudden increase in demand for the Units that largely exceeds supply may lead to price volatility in the Units.

Bitcoin price speculation may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Units available for purchase (for example, in the event that large redemption requests by Unitholders dramatically affect Unit liquidity), Unitholders with short exposure may have to pay a premium to repurchase Units for delivery to Unit lenders. Those repurchases may, in turn, dramatically increase the price of the Units until additional Units are issued. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Units that are not directly correlated to the price of Bitcoin.

The Trust’s buying and selling activity associated with the issuance and redemption (if any) of Units may adversely affect an investment in the Units.

The Trust’s purchase of Bitcoin in connection with Unit issuance orders may cause the price of Bitcoin to increase, which will result in higher prices for the Units. The Trust’s Bitcoin is stored in “cold” storage with Coinbase Custody, and as a result any withdrawal and subsequent transaction request to Coinbase Custody by the Trust requires twenty-four (24) hour notice to process. Such time delay between the withdrawal request and processing of the withdrawal may negatively impact the price of the Bitcoin. Increases in the Bitcoin prices may also occur as a result of Bitcoin purchases by other market participants who attempt to benefit from an increase in the market price of Bitcoin when Units are issued. The market price of Bitcoin may therefore decline immediately after Units are issued. Selling activity associated with sales of Bitcoin from the Trust in connection with redemption orders may decrease the Bitcoin prices, which will result in lower prices for the Units. Decreases in Bitcoin prices may also occur as a result of selling activity by other market participants. In addition to the effect that purchases and sales of Bitcoin by the Trust may have on the price of Bitcoin, other exchange-traded products with similar investment objectives could represent a substantial portion of demand for Bitcoin at any given time and the sales and purchases by such investment vehicles may impact the price of Bitcoin. If the price of Bitcoin declines, the trading price of the Units will generally also decline.

Difficulties or limitations in the processes of issuance and redemption (if any) of Units may interfere with opportunities for arbitrage transactions intended to keep the price of the Units closely linked to the price of Bitcoin, which may adversely affect an investment in the Units.

If the processes of issuance and trading of the Units encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Units to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Units and the price of the underlying Bitcoin may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Units may decline and the price of the Units may fluctuate independently of the price of Bitcoin and may fall. In addition, the Sponsor may postpone, suspend or reject purchase orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which investors purchase Units directly from the Trust may fail to closely link the price of the Units to the value of the underlying Bitcoin, as measured using the Bitcoin Market Price. If this is the case,

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the liquidity of the Units may decline and the price of the Units may fluctuate independently of the Bitcoin Market Price and may fall. The Units have experienced significant premiums since their commencement of trading in the OTC Markets and on OTCQX and may continue to do so in the future. Information about the Trust’s historical trading prices, including its premiums is located under “Secondary Market Trading.”

Disruptions at OTC trading desks and potential consequences of an OTC trading desk’s failure could adversely affect an investment in the Units.

There are a limited number of OTC trading desks with which the Trust can transact in Bitcoin to effect issuances and redemptions (if any). A disruption at or withdrawal from the market by any such OTC trading desk may adversely affect the Trust’s ability to purchase or sell Bitcoin, which may potentially negatively impact the market price of the Units. A disruption at one or more OTC trading desks will reduce liquidity in the market and may negatively impact the Trust’s ability to value its Bitcoin. Because there is currently no publicly disseminated and verifiable feed with respect to the price of Bitcoin on a regulated exchange, investors must rely on other pricing sources, such as the Bitcoin Market Price or prices obtained directly from the OTC trading desks, to obtain the price of Bitcoin.

Disruptions at Bitcoin exchanges and potential consequences of a Bitcoin exchange’s failure could adversely affect an investment in the Units.

Bitcoin exchanges operate websites on which users can trade Bitcoin for U.S. dollars, currencies of other governments and other cryptocurrencies. Trades on Bitcoin exchanges are unrelated to transfers of Bitcoin between users via the Bitcoin network. Bitcoin trades on exchanges are recorded on the exchange’s internal ledger only and each internal ledger entry for a trade will correspond to an entry for an offsetting trade in U.S. dollars or other government currency. To sell Bitcoin on a Bitcoin exchange, a user will transfer Bitcoin (using the Bitcoin network) from him or herself to the Bitcoin exchange. Conversely, to buy Bitcoin on a Bitcoin exchange, a user will transfer U.S. dollars or other government currency to the Bitcoin exchange. After completing the transfer of Bitcoin or U.S. dollars, the user will execute his or her trade and withdraw either the Bitcoin (using the Bitcoin network) or the U.S. dollars back to the user. Bitcoin exchanges are an important part of the Bitcoin industry.

Bitcoin exchanges have a limited history. Since 2009, several Bitcoin exchanges have been closed or experienced disruptions due to fraud, failure, security breaches or distributed denial of service attacks, a/k/a “DDoS Attacks.” In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their funds, Bitcoin or other cryptocurrencies held at the exchanges. In 2014, the largest Bitcoin exchange at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the exchange lost up to 850,000 Bitcoin, valued then at over $450 million. Bitcoin exchanges are also appealing targets for hackers and malware. In August 2016, Bitfinex, an exchange located in Hong Kong, reported a security breach that resulted in the theft of approximately 120,000 Bitcoin valued at the time at approximately $72 million, a loss which was allocated to all Bitfinex account holders (rather than just specified holders whose wallets were affected directly), regardless of whether the account holder held Bitcoin or cash in their account. In February 2017 following a statement by the People’s Bank of China, China’s three largest exchanges (BTCC, Huobi and OKCoin) suspended withdrawals of users’ Bitcoin. Although withdrawals were permitted to resume in late May 2017, Chinese regulators in September 2017 issued a directive to Chinese exchanges to cease operations with respect to Chinese users by September 30, 2017. In July 2017, FinCEN and the U.S. Department of Justice levied a $110 million fine and an indictment against BTC-e, another Bitcoin exchange and one of its operators for financial crimes. The Department of Justice also seized the Internet domain of the exchange. Similar to the outcome of the Bitfinex breach, losses due to assets seized by FinCEN were allocated among exchange users. In addition, it has been reported that Bitcoin exchange Coincheck lost approximately $500 million to hackers in 2018 and that Bitcoin exchange Binance lost approximately $40 million to hackers in 2019. The potential for instability of Bitcoin exchanges and the closure or temporary shutdown of exchanges due to fraud, business failure, hackers, DDoS or malware, or government-mandated regulation may reduce confidence in Bitcoin, which may result in greater volatility in the Bitcoin Market Price.

Because the Trust relies on the 4:00 p.m., New York time price of Bitcoin traded on Coinbase Pro to determine the Bitcoin Market Price, which is the basis for the Trust’s NAV, any disruption to Coinbase Pro’s operations affecting the Trust’s ability to value Bitcoin could negatively affect the ability to determine the Trust’s NAV per Unit, both during the disruption and until the impact of the disruption is absorbed by the marketplace. Moreover, because Coinbase Pro is not regulated as a national securities exchange by the SEC or otherwise as an exchange by a federal regulator, there may be greater risk in relying on Coinbase Pro as the reference for the Bitcoin Market Price which used for the Trust’s NAV. For example, there may be greater risk of price fluctuations, front running and price manipulation than if Coinbase Pro were regulated as an exchange, Coinbase Pro is also a relatively new market, having started operations fewer than ten years ago, and it could be subject to more operational problems than more established, more highly regulated markets, such as national securities exchanges.

Despite efforts to ensure accurate pricing, the Bitcoin Market Price and the price of Bitcoin generally, remains subject to volatility. Such volatility can adversely affect an investment in the Units.

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Momentum pricing of Bitcoin may subject the Bitcoin price to greater volatility and adversely affect an investment in the Units.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. The Sponsor believes that momentum pricing of Bitcoin has resulted, and may continue to result, in speculation regarding future appreciation in the value of Bitcoin, inflating and making more volatile the value of a Bitcoin. As a result, Bitcoin may be more likely to fluctuate in value due to changing investor confidence in future appreciation in the Bitcoin price, which could adversely affect an investment in the Units.

Risk Factors Related to the Trust and the Units

As the Sponsor and its management have little history of operating the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor has only a limited history of past performance in managing the Trust. Similarly, the Sponsor’s management has only a limited history of past performance in managing the Trust. The past performances of the Sponsor and management in other positions are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Because the holding period under Rule 144 and the lack of an ongoing redemption program for Unitholders that invest directly into the Trust (as opposed to Unitholders who acquire Units in the public secondary trading market) there is no arbitrage mechanism to keep the price of the Units closely linked to the value of the underlying Bitcoin holdings held by the Trust, less the Trust’s expenses and other liabilities, on any secondary trading market.

Because the holding period under Rule 144 and the lack of an ongoing redemption program for Unitholders that invest directly into the Trust, the Trust cannot rely on arbitrage opportunities resulting from differences between the price of the Units and the price of Bitcoin. As a result, the value of the Units may not approximate, and the Units may trade at a substantial premium over, or discount to, the value of the Bitcoin holdings, less the Trust’s expenses and other liabilities, on any secondary trading market.

The Trust has only a limited performance history.

The Trust has only a limited operating history. Therefore, a potential Unitholder has little performance history, aside from the historical price of Bitcoin, to serve as a factor in evaluating an investment in the Trust.

The Units are new securities and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the issuance, redemption (if any) and offering of the Units have been developed specifically for the Trust. Consequently, there may be unanticipated problems or issues with respect to the mechanisms of the operations of the Trust and the trading of the Units, which could have a material adverse effect on an investment in the Units. In addition, to the extent that unanticipated operational or trading problems or issues arise, the Trust management’s past experience and qualifications may not be suitable for solving these problems or issues.

Fees and expenses are charged regardless of profitability.

Unitholders in the Trust will pay fees and expenses in connection with their investment in Units, including the Management Fee at an annualized rate of 0.49% of the average daily NAV of the Trust. The Sponsor will bear the Assumed Expenses; provided, however, that the Trust shall be responsible for the Excluded Expenses and the Extraordinary Expenses.

The Trust qualifies as a “smaller reporting company” and the reduced disclosure requirements applicable to smaller reporting companies may make the Units less desirable.

The Trust qualifies as a “smaller reporting company” under the rules of the SEC. As a smaller reporting company, the Trust will be able to take advantage of certain reduced disclosure requirements, such as reduced financial statement disclosure requirements permitting only two years of audited financial statements. Decreased disclosures in the Trust’s SEC filings due to its status as a smaller reporting company may make it harder for investors to analyze the Trust’s results of operations and financial prospects. The Trust cannot predict if investors will find the Trust’s units less attractive because of its smaller reporting company status and reduced disclosure.

The security of our Bitcoin Holdings cannot be assured, by the Trust, the Custodian or any other person.

The Trust’s Bitcoin holdings are held by a custodian subject to security methods and procedures designed to ensure the Trust’s control over those holdings and keep those holdings safe from unauthorized use, theft or other misuse. However, no security measures can provide assurance that the Trust’s Bitcoin holdings will not be affected by theft, misuse, cybersecurity breaches or other harms. FDAS was engaged to keep in safe custody the Trust’s digital assets for the period ended December 31, 2021 and until the Trust transferred its custodied digital assets to Coinbase Custody on March 10, 2022. The Trust provided notice of termination of the custodial

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services agreement with FDAS on March 11, 2022, which was effective on April 10, 2022. The terms of the Custodial Services Agreement with Coinbase Custody limit the liability of the custodian. In this respect, Coinbase Custody’s liability with respect to the Trust will never exceed the value of the Bitcoins on deposit in the digital asset account at the time of, and directly relating to, the events giving rise to the liability occurred, as determined in accordance with the New Custodial Services Agreement. In addition, the maximum liability with respect to each cold storage address is limited to $100,000,000.

The Custodian is subject to certain risks related and challenges, including cybersecurity risks such as ransomware, malicious code, destructive malware and other hidden threats, fake antiviruses, spyware, phishing and other imposter style attacks. The Custodian manages such risks through the Coinbase Global Information Security Program Policy (“Information Security Policy”). However, the Custodian may not be able to prevent all illicit activity and may be the victim of a hack by illicit actors. For example, between March and May 2021, illicit actors gained unauthorized access to the accounts of Coinbase customers via an indeterminate method, where the illicit actors gained knowledge of the email address, password, and phone number associated with certain Coinbase customer accounts. With such information and for customers who use SMS texts for two-factor authentication, the illicit actor took advantage of a flaw in Coinbase’s SMS Account Recovery process in order to receive an SMS two-factor authentication token and gain access to the customer’s account. At least 6,000 Coinbase customers had funds removed from their accounts. The Custodian addresses such challenges by ensuring its Information Security Policy is reviewed and updated at least annually, and which must be presented to the Board of Directors. Coinbase Custody’s cold storage solution has not had a publicly disclosed incident of, nor are we aware of any incident of, lost client funds, to date. While the Trust has taken and will continue to take steps to secure its assets, the Trust’s assets are continuously subject to risks of theft, fraud and other security breaches, and some or all of the Trust’s assets may be lost or otherwise compromised as a result of such security breaches.

The Custodian is not liable for any lost profits or any special, incidental, indirect, intangible, or consequential damages arising out of or in connection with authorized or unauthorized use of the Coinbase Custody site or the custodial services.

The Custodian and its affiliates are not liable (a) for any amount greater than the value of Bitcoin on deposit in the Custodial Account at the time of the events giving rise to the liability (the value of which shall be calculated at the average U.S. dollar ask price, at the time of the loss, of the three (3) largest exchanges (by trailing 30-day volume) which offer the relevant digital currency or digital asset/USD trading pair, as relevant, subject to the per address limitation as described below) and/or (b) for any lost profits or any special, incidental, indirect, intangible, or consequential damages arising out of or in connection with authorized or unauthorized use of the Coinbase Custody site or the custodial services. The Custodian does not make any representations or warranties that access to the site or any part of the custodial services will be continuous, uninterrupted, or timely; be compatible or work with any software, system or other services; or be secure, complete, free of harmful code, or error-free.

The Custodian does not bear any liability for any damage or interruptions caused by any computer viruses or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from the Custodian’s gross negligence, fraud, or willful misconduct. Such gross negligence, fraud, or willful misconduct will be determined on a facts and circumstances basis and may include activity such as failing to timely react to a cybersecurity incident, preventable fraudulent activity, and the willful misconduct of Coinbase Custody representative officers, directors, and employees. In any case, the Custodian is not liable for any amount greater than the value of the Bitcoin holdings and its maximum liability for each cold storage address is limited to $100,000,000.

The Trust does not maintain audit or inspection rights under the Custodial Services Agreement, and as such our Bitcoin Holdings held in the custodial account cannot be independently verified.

The Trust does not enjoy audit or inspection rights under the Custodial Services Agreement and cannot independently verify the Bitcoin Holdings held in the custodial account. The Sponsor relies on the Custodian’s System and Organization Controls (“SOC”) reports to provide assurances as to the existence of the Trust’s Bitcoin at the Custodian. SOC reports are internal control evaluations conducted by independent auditors. SOC 1 reports broadly comment on controls and processes that impact financial statements and reporting. SOC 2 reports comment on controls and processes that address the security, availability, processing integrity, confidentiality and privacy. SOC 1 and 2 reports can be subcategorized into Type I, which is an attestation of controls at a service organization at specific point in time, and Type II, which is an attestation of controls as a service organization over a period of time. The Custodian engages an independent auditor to conduct both a SOC 1, Type II audit and a SOC 2, Type II audit. Such reports cannot specifically identify the existence of the Trust’s Bitcoin Holdings at the Custodian. The Trust can use such reports to demonstrate the existence of effective controls in place by the Custodian providing assurance and confidence in the Custodian’s service delivery processes and controls for digital assets.

Possibility of termination of the Trust may adversely affect a Unitholder’s portfolio.

The Sponsor may terminate the Trust in its sole discretion upon the occurrence of certain events, and shall terminate the Trust upon the occurrence of certain other events. If this power is so exercised, Unitholders who may wish to continue to invest in Bitcoin through the Trust will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Trust.

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Such detrimental developments could cause a Unitholder to liquidate its investments and upset the overall maturity and timing of its investment portfolio.

Any errors, discontinuance or changes in determining the value of the Bitcoin held by the Trust may have an adverse effect on the value of the Units.

The Administrator will determine the NAV of the Trust and the NAV per Unit on a daily basis as soon as practicable after 4:00 p.m., New York time on each Business Day. The Administrator’s determination will be made based on the Bitcoin Market Price. To the extent that such NAV or NAV per Unit is incorrectly calculated, there may be no liability for any error, but such misreporting of valuation data could adversely affect an investment in the Units.

Unitholders may be adversely affected by redemption orders that are subject to postponement, suspension, or rejection under certain circumstances.

If redemptions of Units are ever permitted, the Sponsor may nevertheless, in its discretion, suspend the right of redemption or postpone the redemption settlement date if (1) the order is not in proper form as determined by the Trust or Sponsor, (2) during an emergency as a result of which delivery, disposal or evaluation of Bitcoin is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. Any such postponement, suspension or rejection could adversely affect a redeeming investor. For example, the resulting delay may adversely affect the value of the investor’s redemption proceeds if the NAV of the Trust declines during the period of delay. The Trust disclaims any liability for any loss or damage that may result from any such suspension or postponement.

As a Unitholder, you will not have the rights normally associated with ownership of Units of other types of investment vehicles. For example, in comparison to those of securityholders in traditional operating companies, you will have no voting rights.

The Trust is a passive investment vehicle with no management and no board of directors. Thus, the Units are not entitled to the same rights as shares issued by a corporation operating a business enterprise with management and a board of directors. By acquiring Units, you are not acquiring the right to elect directors, to vote on certain matters regarding the issuer of your Units or to take other actions normally associated with the ownership of shares, such as the right to bring “oppression” or “derivative” actions. You will only have the extremely limited rights described under “Description of the Units.”

Your right to bring derivative actions is limited and it might be difficult for minority Unitholders to locate other Unitholders to reach the ownership threshold for derivative actions.

Under Section 7.4 of the Trust Agreement, no Unitholder shall have the right to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Unitholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Units join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder. Due to this additional requirement, a Unitholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Unitholders with which it is not affiliated and that have sufficient Units to meet the 10.0% threshold based on the number of Units outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. A minority Unitholder may have difficulties attempting to locate other Unitholders to reach the 10% threshold under this provision and may result in increased costs to a Unitholder attempting to seek redress in the name of the Trust in court, further limiting investors’ right to bring derivative actions on behalf of the Trust.

The value of the Units will be adversely affected if the Trust is required to indemnify the Sponsor or the Custodian as contemplated in the Trust Agreement or the Custodial Services Agreement.

Under the Trust Agreement, each of the Sponsor and the Trustee has a right to be indemnified from the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Under the Trust Agreement, the Trust’s officers, directors, employees and agents also have a right to be indemnified from the Trust for any liability or expense they incur without gross negligence, bad faith, or willful misconduct on their part. Similarly, the Custodial Services Agreement provides for indemnification of the Custodian by the Trust under certain circumstances. That means that it may be necessary to sell assets of the Trust to cover losses or liability suffered by any of the foregoing parties. Any sale of that kind would reduce the NAV of the Trust and the NAV per Unit.

The Trust’s Bitcoin Holdings could become illiquid, which could cause large losses to Unitholders at any time or from time to time.

The Trust may not always be able to liquidate its Bitcoin at a desired price, or at all. It may become difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in the marketplace, including on Bitcoin exchanges and with OTC Bitcoin participants.

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A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its commodity production or exports, or in another major export, can also make it difficult to liquidate a position. In the event of a fork of the Bitcoin network, certain Bitcoin exchanges and/or OTC counterparties may halt deposits and withdrawals of Bitcoin for a set period of time thus reducing liquidity in the markets. Unexpected market illiquidity may cause major losses to Unitholders at any time. The large amount of Bitcoin the Trust may acquire increases the risk of illiquidity by both making its Bitcoin more difficult to liquidate and increasing the losses incurred while trying to do so. To the extent the Trust is unable to purchase or sell Bitcoin at a desired price as a result of illiquidity, the Trust may not be able to effect issuances and redemptions (if permitted) of Units for cash.

Transactions in Bitcoin are irreversible and the Trust may be unable to recover improperly transferred Bitcoin.

Bitcoin transactions are irreversible. An improper transfer, whether accidental or resulting from theft, can only be undone by the receiver of the Bitcoin agreeing to send the Bitcoin back to the original sender in a separate subsequent transaction. To the extent the Trust erroneously transfers, whether accidental or otherwise, Bitcoin in incorrect amounts or to the wrong recipients, the Trust may be unable to recover the Bitcoin, which could adversely affect an investment in the Units.

The Trust’s Bitcoin may be lost, stolen or subject to other inaccessibility.

There is a risk that part or all of the Trust’s Bitcoin could be lost, stolen or destroyed. Hackers or malicious actors may launch attacks to steal or compromise cryptocurrencies, such as by attacking the network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. Digital asset transactions and accounts are not insured by any type of government program and cryptocurrency transactions generally are permanent by design of the networks. Certain features of digital asset networks, such as decentralization, the open-source protocols, and the reliance on peer-to-peer connectivity, may increase the risk of fraud or cyber-attack by potentially reducing the likelihood of a coordinated response.

Although the Trust will secure the Trust’s Bitcoin to seek to minimize the risk of loss, the Trust cannot guarantee that such a loss will be prevented. Access to the Trust’s Bitcoin could also be restricted by natural events (such as a hurricane, earthquake or pandemic) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Units. See the section below entitled “The Bitcoin Security System” for more information relating to the Trust’s security measures.

Any disruptions to the computer technology used by the Trust or its service providers could adversely affect the Trust’s ability to function and an investment in the Units.

The Trust will monitor its technology and may develop and redesign its technology, including enhancements and alterations that may be implemented from time to time, and it expects its service providers to do the same. In doing so, there is risk that failures may occur and result in service interruptions or other negative consequences. Any technology updates that cause disruptions in the proper functioning of the Trust’s or any of its service provider’s technology systems may have an adverse impact on the Trust and an investment in the Units.

The Trust may take such steps as the Sponsor determines, in its sole judgment, to be required to maintain and upgrade its technology systems, in order to protect against failure, hacking, malware and general security threats, and it expects its service providers to take their own steps to maintain and upgrade their own technology systems with the same goals in mind. The Trust is not liable to Unitholders for the failure or penetration of technology systems absent gross negligence, willful misconduct or bad faith. To the extent technology systems fail or are penetrated, any loss of the Trust’s Bitcoin or loss of confidence in the Trust’s ability to safeguard its Bitcoin may adversely affect an investment in the Units.

The Sponsor’s computer infrastructure may be vulnerable to security breaches. Any such problems could cause interruptions in the Trust’s operations and adversely affect an investment in the Units.

The Sponsor’s computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to a halt in the Trust’s operations, and expose the Trust to a risk of financial loss, litigation and other liabilities. In the event of a security breach, the Trust may cease operations, suspend redemptions or suffer a loss of Bitcoin or other assets. Any of these events, particularly if they result in a loss of confidence in the Trust’s ability to operate, could have a material adverse effect on an investment in the Units.

Technology system failures could cause interruptions in the Trust’s ability to operate.

If the Sponsor’s systems fail to perform, the Trust could experience disruptions in operations and slower response times, which may cause delays in the Trust’s ability to buy or sell Bitcoin. Any such failures may also result in the theft, loss or damage of the Trust’s Bitcoin. Any such theft, loss or damage of the Trust’s Bitcoin would have a negative impact on the value of the Units and adversely

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affect the Trust’s ability to operate. In addition, a loss of confidence in the Trust’s ability to secure the Trust’s Bitcoin with its technology system may adversely affect the Trust and the value of an investment in the Units.

The lack of full insurance and Unitholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodian expose the Trust and its Unitholders to the risk of loss of the Trust’s Bitcoins for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor directly insures the Trust’s Bitcoins. While the Custodian has indicated to the Trust within its Custodial Services Agreement that it has insurance coverage of up to $100,000,000 million per cold wallet that covers losses of the digital assets it custodies on behalf of its clients, Unitholders of the Trust cannot be assured that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s Bitcoin Holdings.

Pursuant to the Custodial Services Agreement, Coinbase Custody makes no guarantee of the functionality, security or validity of the underlying software protocols which govern the operations of digital assets supported on its platform. While Coinbase Custody is responsible for losses resulting from its errors in executing a withdrawal or deposit transaction, the Trust is responsible for losses resulting from inaccurate deposit or withdrawal instructions provided to Coinbase Custody. Coinbase Custody does not guarantee the identity of any user, receiver, requestee or other party and has no liability, obligation or responsibility for transactions sent to or received from a wrong party or sent or received with inaccurate instructions from the Trust. The Custodial Services Agreement indicates that the Custodian will obtain and maintain insurance coverage of such types and amounts as are commercially reasonable for the custodial services provided, however, Unitholders cannot be assured that the Custodian will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s assets.

The Unitholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of Bitcoin, is limited. Consequently, a loss may be suffered with respect to the Trust’s Bitcoin that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Unitholders is limited.

Because the Units reflect the estimated accrued but unpaid expenses of the Trust, the number of Bitcoins represented by a Unit will gradually decrease over time as the Trust’s Bitcoins are used to pay the Trust’s expenses.

Each outstanding Unit represents a fractional, undivided interest in the Bitcoins held by the Trust. The Units reflect the estimated accrued but unpaid expenses of the Trust. Therefore, the number of Bitcoins represented by each Unit will gradually decrease over time as the Trust’s Bitcoins are used to pay the Trust’s expenses. This is also true with respect to Units that are issued in exchange for additional deposits of Bitcoins into the Trust, as the number of Bitcoins required to create Units proportionately reflects the number of Bitcoins represented by the Units outstanding at the time of creation. Assuming a constant Bitcoin price, the trading price of the Units is expected to gradually decrease relative to the price of Bitcoin as the number of Bitcoins represented by the Units gradually decreases. Investors should be aware that the gradual decrease in the number of Bitcoins represented by the Units will occur regardless of whether the trading price of the Units rises or falls in response to changes in the price of Bitcoin.

Unitholders may not be able to withdraw or value his/her units upon death, legal disability, bankruptcy, insolvency, dissolution or withdrawal from the Trust.

Under the Trust Agreement, the death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust, and such Unitholder, his/her estate, custodian or personal representative shall have no right to withdrawal or value such Unitholder’s Units. In addition, Unitholders shall waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except as otherwise provided in the Trust Agreement.

The Trust’s Bitcoin Holdings may be considered property of a bankruptcy estate should our Custodian initiate bankruptcy proceedings and the Trust could be considered an unsecured creditor, and the Custodian’s assets may not be adequate to satisfy a claim by the Trust.

Due to the uncertainty of the treatment of digital assets in a bankruptcy proceeding, the Trust’s Bitcoin Holdings may be considered property of a bankruptcy estate should our Custodian initiate bankruptcy proceedings, and the Trust could potentially be considered an unsecured creditor. Generally, creditors in a bankruptcy case and the priority of payment for their claims are distinguished by the type of claims they hold and creditors whose claims are secured by assets of the estate are in a superior position, and an unsecured creditor is generally in the lowest priority position. In the event that our Custodian initiates bankruptcy proceedings and the Trust is

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considered an unsecured creditor, there can be no assurance that we will be able to recover our Bitcoin Holdings or that there will be sufficient assets to satisfy our claim, which would have a material adverse effect on the Trust.

Risks Associated with the Index

The Index has a limited history and the methodology for determining the Index established by the Index Provider is relatively new and untested. The failure of the Index methodology to measure the actual value of Bitcoin could have an adverse effect on the Trust and on the value of an investment in the Trust. In addition, the value of Bitcoin as calculated by the Index methodology may differ from the value of Bitcoin calculated by other methodologies and the price of Bitcoin on any single spot market, including the principal market used to determine NAV.

We have concluded that certain of our previously issued financial statements should not be relied upon and have restated certain of our previously issued financial statements which was time-consuming and expensive and could expose us to additional risks that could have a negative effect on our Company.

As previously announced, we have concluded that certain of our previously issued financial statements should not be relied upon. We restated our previously issued audited financial statements as of and for the year ended December 31, 2020 and the interim period ended March 31, 2021. The restatement could continue to expose us to additional risks that could have a negative effect on the Trust. In particular, we incurred some unanticipated expenses and costs, including audit, legal and other professional fees, in connection with the restatement of our previously issued financial statements and the ongoing remediation of a material weakness in our internal control over financial reporting, including hiring new personnel and enhancing our policies and procedures. To the extent these steps are not successful, we could be forced to incur additional time and expense. Our Sponsor’s management attention was also diverted from some aspects of the operation of our business in connection with the restatement and these ongoing remediation efforts.

We have identified a material weakness in our system of internal controls and are in the process of remediation. If not remediated, this material weakness could result in additional material misstatements in our financial statements. We may be unable to develop, implement and maintain appropriate controls in future periods.

We identified a material weakness in our internal control over financial reporting as a result of the restatement of the previously audited financial statements for the year ended December 31, 2020 and the interim period ended March 31, 2021, and we have also concluded that our internal controls and procedures were not effective as of March 31, 2022 and June 30, 2022. This material weakness resulted in identified misstatements to the financial statements, and previously issued financial statements were restated. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Although we are working to remedy the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, there can be no assurance as to when the remediation plan will be fully developed and implemented. Until our remediation plan is fully implemented, we will continue to devote time, attention and financial resources to these efforts. If we do not complete our remediation in a timely fashion, or at all, or if our remediation plan is inadequate, there will continue to be an increased risk that our future financial statements could contain errors that will be undetected. Further and continued determinations that there are one or more material weaknesses in the effectiveness of our internal control over financial reporting could adversely affect our business, reputation, revenues, results of operations, financial condition and stock price and limit our ability to access the capital markets through equity or debt issuances.

Effective internal controls are necessary to provide reliable financial reports and to assist in the effective prevention of fraud. As a public company, we are required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for each annual report on Form 10-K to be filed with the SEC. This assessment will require disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Any system of internal controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. If we, or our independent registered public accounting firm, determine that our internal control over financial reporting is not effective, discover areas that need improvement in the future or discover a material weakness, these shortcomings could have an adverse effect on our business and financial results, and the price of our units could be negatively affected.

Any dispute regarding the subscription agreement will be resolved by arbitration, which follows different procedures than in-court litigation and may be more restrictive to Unitholders asserting claims than in-court litigation.

The subscription agreement that Unitholders enter into provides that the sole forum for any dispute arising thereunder will be arbitration conducted in New York, New York in accordance with the rules of the American Arbitration Association. As a result, Unitholders will not be able to pursue litigation in state or federal court for any disputes pertaining to the subscription agreement. Arbitration is intended to be the exclusive means for resolving such disputes or claims arising thereunder except for claims made under

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the federal securities laws. Costs in arbitration proceedings may be higher than those in litigation proceedings, and Unitholders may face limited access to information and other imbalances of resources. This provision can discourage claims against us because it limits the ability of Unitholders to bring a claim in a judicial forum that they find favorable. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts, we believe that the arbitration provision in the subscription agreement is enforceable, however, the issue of enforceability is not free from doubt. To the extent that one or more of the provisions in our subscription agreement with respect to the arbitration were to be found by a court to be unenforceable, we would abide by such decision. We do not intend for secondary purchasers of Unitholders to be bound by the arbitration provision in the subscription agreement.

Unitholders are bound by the fee-shifting provision contained in the subscription agreement, which may discourage actions against us.

The subscription agreement also provides that if any legal action or any arbitration or other proceeding is brought for the enforcement of the subscription agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions in the subscription agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and their costs incurred in that action nor proceedings, in addition to any other relief to which they may be entitled; provided, however, that the foregoing shall not apply to any claim, suit, action or proceeding brought to enforce any duty or liability created by the federal securities laws. In the event a Unitholder initiates or asserts a claim against us, including our Sponsor and its officers, in accordance with the dispute resolution provisions contained in the subscription agreement and the Unitholder does not prevail, the Unitholder will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. The subscription agreement does not define what constitutes a successful or prevailing party, though we intend to apply a broad interpretation to such provision to apply the fee-shifting provision broadly. We, including our Sponsor and its officers, reserve the ability to seek to enforce such provision against a former or current Unitholder, including those who purchase Units in a secondary transaction, depending on the nature and facts of the claim made or instituted by the Unitholder, however, whether a specific judgment satisfies the applicable criteria and the extent of recovery for applicable fees and expenses will be subject to judicial interpretation. The provision could discourage Unitholder lawsuits that might otherwise benefit the Trust or its Unitholders.

Under Delaware law, “fee shifting by contract . . . [is] enforceable self-ordering by contractual parties.” Manti Holdings, LLC v. Authentix Acquisition Company, Inc., 2020 WL 4596838, at 6 (Del. Ch Aug. 11, 2020), aff’d, 261 A.3d 1199 (Del. 2021). While there are statutes prohibiting fee-shifting provisions in corporations’ charters and bylaws with respect to intra-corporate litigation, fee-shifting provisions in agreements between corporations and their stockholders have been found acceptable. See id. at *7-*8. Delaware courts have also confirmed that, where a corporation and a stockholder are parties to a negotiated transaction (e.g., a shareholders agreement), either party thereto can enforce an agreed-upon fee-shifting provision against each other. See id. at *8-*9. We are not aware of any Delaware case law or statutes indicating that a statutory trust would be treated any differently to a corporation or any other business entity with regard to its ability to enforce the fee-shifting provision in a contract between any entity and its owner. Moreover, “[i]t is the policy of [The Delaware Statutory Trust Act] to give maximum effect to the principle of freedom of contract and to the enforceability of governing instruments.” 8 Del. C. 3828(b). Although we believe the fee-shifting provision is enforceable, the enforceability of fee-shifting provisions has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings.

Risk Factors Related to the Regulation of the Trust and the Units

Regulation of the Bitcoin industry continues to evolve and is subject to change; future regulatory developments are impossible to predict but may significantly and adversely affect the Trust.

Both domestic and foreign regulators and governments have focused on regulation of Bitcoin. In the U.S., developments include the following:

•	On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment opportunities denominated in Bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (the “Report”) which concluded that digital assets or tokens issued for the purpose of raising funds may be securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. On January 7, 2020, the SEC issued a press release announcing that digital assets and electronic investments, would be at the top of the SEC’s priorities for 2020. The SEC continues to take action against persons or entities misusing Bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities.

•	On September 17, 2015, the CFTC provided clarity regarding the regulatory treatment of Bitcoin in the Coinflip civil enforcement case. There the CFTC determined that Bitcoin and other virtual currencies are regulated as commodities under the CEA. Based on this determination, the CFTC applied Commodity Exchange At provisions and CFTC regulations to a
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Bitcoin derivatives trading platform. Also of significance, the CFTC took the position that Bitcoin is not encompassed by the definition of currency under the Commodity Exchange Act and CFTC regulations. The CFTC defined Bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for digital assets and on July 24, 2017, the CFTC approved LedgerX, LLC as the first derivatives clearing organization for digital currency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in Bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction. On October 17, 2017, the CFTC’s LabCFTC office issued A CFTC Primer on Virtual Currencies (“Primer”). As noted in the Primer, beyond instances of fraud or manipulation, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. On December 1, 2017, the CFTC approved the self-certification of binary Bitcoin options for the Cantor Exchange and exchange-traded Bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange. On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. Section 2(c)(2)(D) of the Commodity Exchange Act provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis. Such a transaction is subject to the Commodity Exchange Act as if it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

•	Currently, the CFTC takes the position that Bitcoin is a commodity, although it has not issued regulations to formalize this position. The Trust is not registered as a commodity pool for purposes of the CEA, and the Sponsor is not registered as a commodity pool operator, a commodity trading advisor or otherwise. The Trust and the Sponsor will continue to monitor and evaluate whether any such registrations may be or may become required.

•	On March 25, 2014, the Internal Revenue Service (the “IRS”) released a notice (the “Notice”) noting that Bitcoin will be treated as property for U.S. Federal income tax purposes and that Bitcoin may be held as a capital asset. On October 9, 2019, the IRS released Revenue Ruling 2019-24 (the “Revenue Ruling”) and published a frequently asked questions document (the “FAQs”) on reporting virtual currency transactions. The Revenue Ruling provides more guidance to taxpayers and tax practitioners regarding the treatment of a cryptocurrency hard forks and airdrops. The FAQs provide guidance on how to report virtual currency transactions for those who hold virtual currency as a capital asset.

•	On March 18, 2013, FinCEN issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of virtual currencies (such as Bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of virtual currency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in Bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin exchanges, certain types of payment processors and convertible digital asset administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws. On May 9, 2019 FinCEN published a guidance entitled “Application of FinCEN’s Regulations to Certain Business Models Involving Convertible Virtual Currencies.” In that guidance, FinCEN consolidated and clarified regulatory requirements and prior guidance since 2011. In February 2020, former U.S. Treasury Secretary Steven Mnuchin testified in Congress that FinCEN was set to release new requirements related to cryptocurrencies. In December 2020, FinCEN released a notice of proposed
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rulemaking setting forth proposed U.S. anti-money laundering regulations that would expand the application of U.S. anti-money laundering rules to virtual currencies. Such rules have not yet been finalized.

•	In a report titled “Strategies for Improving the U.S. Payment System,” published in January 2015 by the Federal Reserve, “Digital Value Transfer Vehicles” technology was identified for further exploration and monitoring. Since then, the Federal Reserve Chairman, Jerome Powell confirmed that the Federal Reserve is in the initial stages of exploring and analyzing the “costs and benefits of pursuing” a central bank digital currency initiative.

•	In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in digital currency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in digital currency business activity. Other states have considered regimes similar to the BitLicense or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in digital currency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime. Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of Bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of digital currency and not its use. In July 2017, Delaware amended its General Corporation Law to provide for the creation and maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications.

•	On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors’ proposed framework is a non-binding model and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of virtual currency businesses, including Bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis.

The regulation of Bitcoin, digital assets and related products and services continues to evolve. The inconsistent and sometimes conflicting regulatory landscape may make it more difficult for Bitcoin businesses to provide services, which may impede the growth of the Bitcoin economy and have an adverse effect on consumer adoption of Bitcoin. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Units or the ability of the Trust to continue to operate. Additionally, to the extent that Bitcoin itself is determined to be a security, commodity future or other regulated asset, or to the extent that a United States or foreign government or quasi-governmental agency exerts regulatory authority over the Bitcoin network, Bitcoin trading or ownership in Bitcoin, such determination may have an adverse effect on the value of your investment in the Trust. In sum, Bitcoin regulation takes many different forms and will, therefore, impact Bitcoin and its usage in a variety of manners.

Regulatory changes or actions may affect the value of the Units or restrict the use of Bitcoins, mining activity or the operation of the Bitcoin Network or the Bitcoin markets in a manner that adversely affects the value of the Units.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of Bitcoin networks, Bitcoin users and Bitcoin markets, with particular focus on the extent to which Bitcoin can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges and other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or Bitcoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Units or the ability of the Trust to continue to operate.

In August 2021, SEC Chair Gary Gensler asked Congress to pass a law that could give the agency the legal authority to monitor crypto exchanges. This statement follows former U.S. Treasury Secretary Steven Mnuchin’s statement in July 2019 that he had “very serious concerns” about digital assets. Former Secretary Mnuchin indicated that one source of concern is digital assets’ potential to be used to fund illicit activities in July 2019. Former Secretary Mnuchin had indicated that FinCEN was planning to release new requirements relating to digital asset activities in the first half of 2020. As of the date of this disclosure, no such requirements have been released.

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Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Bitcoin Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Additionally, concerns have been raised about the electricity required to secure and maintain digital asset networks. As of December 31, 2020, in connection with the mining process, over 138 million tera hashing operations are performed every second, non-stop on the Bitcoin Network. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the digital asset network’s total energy consumption, including the costs of cooling the machines that perform these calculations. Due to these concerns around energy consumption, particularly as such concerns relate to public utilities companies, various states and cities have implemented, or are considering implementing, moratoriums on digital asset mining in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the Blockchain. See “—If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Units or the ability of the Trust to operate.”

To the extent that Bitcoin itself is determined to be a security, such determination may have an adverse effect on the value of your investment in the Trust.

Many blockchain startups use digital asset networks, such as the Bitcoin network, to launch their initial coin offerings, also known as ICOs. In July 2017, the SEC determined that tokens issued by The DAO, for instance, were securities under the U.S. securities laws. The SEC reasoned that the unregistered sale of digital asset tokens can, in certain circumstances, including initial coin offerings, be considered illegal public offering of securities. In November 2018, the SEC determined that two other token issuances by companies called CarrierEQ, Inc., (d/b/a Airfox) and Paragon Coin, Inc. were unregistered securities offerings. In September 2019, the SEC determined that the token issuance of EOS by a company called Block.one, was an unregistered securities offering and ordered Block.one to pay a $24 million civil penalty. The SEC could make a similar determination with respect to digital tokens distributed in other initial coin offerings. If the SEC were to determine that Bitcoin is a security, the Trust and the Sponsor would be subject to additional regulatory and compliance requirements under U.S. federal securities laws, including the Investment Company Act and, with respect to the Sponsor, the Advisers Act. In addition, the SEC’s determination or a market expectation of the SEC’s determination that any digital asset is a security could adversely affect the market price of Bitcoin or digital assets generally and thus the value of the Shares.

Regulatory changes or actions in foreign jurisdictions may have impacted the price of Bitcoin or may impact it in the future.

Various foreign jurisdictions have and may, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin exchange market and their users, particularly Bitcoin exchanges and service providers that fall within such jurisdictions’ regulatory scope, which may in turn, impact the price of Bitcoin. For example, China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. In May 2021, the Chinese government announced renewed efforts to restrict cryptocurrency trading and mining activities, citing concerns about high energy consumption and its desire to promote financial stability. Regulators in Inner Mongolia and other regions of China have proposed regulations that would create penalties for companies engaged in cryptocurrency mining activities and introduce heightened energy saving requirements on industrial parks, data centers and power plants providing electricity to cryptocurrency miners. In April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling and, in December 2021, reportedly informed its central board of directors that it favors a complete ban on cryptocurrencies. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. For further discussion, see “Government Oversight—Regulation of Bitcoin.”

Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin economy globally, or otherwise negatively affect the price and value of Bitcoin. The regulatory uncertainty surrounding the treatment of Bitcoin creates risks for the Trust.

The sale of the Units could be subject to SEC or state securities registration.

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The offer and sale of the Units in a Rule 506 offering is not registered with the SEC under the Securities Act or with a state regulator under the securities laws of any state. If a regulator or a court determines that the sale of the Units should have been registered, the Trust may be required to provide investors who purchased in the offering the option to rescind their investment on terms favorable to those investors. If this occurs, the Trust may lack sufficient assets to repay all purchasers seeking rescission, the secondary market for the Units, if any, may be negatively impacted, and the value of the Units held by remaining investors may decrease.

The Trust is not a registered investment company.

The Trust is not a registered investment company subject to the Investment Company Act. Consequently, Unitholders of the Trust do not have the regulatory protections provided to shareholders in registered investment companies which, for example, require that investment companies have a certain percentage of disinterested directors and requirements as to the relationship between the investment company and certain of its affiliates.

The Trust could be, or could become, subject to the Commodity Exchange Act.

Currently, the CFTC takes the position that Bitcoin is a commodity, although it has not issued regulations to formalize this position. The Trust is not registered as a commodity pool for purposes of the CEA, and the Sponsor is not registered as a commodity pool operator, a commodity trading advisor or otherwise. The Trust and the Sponsor will continue to monitor and evaluate whether any such registrations may be or may become required.

Trading on Bitcoin markets outside the United States is not subject to U.S. regulation, and may be less reliable than U.S. Markets.

To the extent any of the Trust’s assets are valued based on trading conducted on Bitcoin markets outside the U.S., trading on such markets is not regulated by any U.S. governmental agency and may involve certain risks not applicable to trading in U.S. markets. Certain foreign markets may be more susceptible to disruption than U.S. markets. These factors could adversely affect the performance of the Trust.

Future regulations may impose other regulatory burdens, which could harm the Trust or even cause the Trust to liquidate.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may affect the manner in which Bitcoins are treated for classification and clearing purposes, and the manner in which the Units, the Trust and the Sponsor are regulated. Currently, the CFTC takes the position that Bitcoin is a commodity and has brought enforcement actions against Bitcoin operators who have not registered as futures commission merchants or commodity pool operators, although several court challenges to this position are still pending and the CFTC has not yet issued regulations to formalize its position. Although several U.S. federal district courts have recently held for certain purposes that Bitcoin is a currency or a form of money, these rulings are not definitive and the Sponsor and the Trust cannot be certain as to how future regulatory developments may affect the treatment of Bitcoin under the law. In addition, on March 9, 2022, President Biden announced an executive order on cryptocurrencies that seeks to establish a unified federal regulatory regime for cryptocurrencies. On June 7, 2022, U.S. Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” a bipartisan proposed legislation that would create a regulatory framework for digital assets, including a standard for determining which digital assets are commodities and what are securities, and would assign regulatory authority over digital asset spot markets to the CFTC. In the face of such developments, new or additional registration and compliance steps may result in extraordinary expenses to the Trust. If the Sponsor decides to terminate the Trust in response to changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Unitholders.

To the extent that Bitcoin is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor or the Trust may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and non-recurring expenses. If the Sponsor or the Trust determines not to comply with such additional regulatory requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Bitcoin at a time that is disadvantageous to Unitholders.

To the extent that Bitcoin is deemed to fall within the definition of a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Advisers Act. The Sponsor or the Trust may be required to register as an investment adviser under the Advisers Act. Such additional registration may result in extraordinary, recurring and non-recurring expenses. If the Sponsor or the Trust determines not to comply with such additional regulatory requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s Bitcoin at a time that is disadvantageous to Unitholders.

Banks may not provide banking services, or may cut off banking services, to businesses that provide Bitcoin-related services or that accept Bitcoin as payment, which could directly impact the Trust’s operations, damage the public perception of Bitcoin and the utility of Bitcoin as a payment system and could decrease the price of Bitcoin and adversely affect an investment in the Units.

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A number of companies that provide Bitcoin-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. This may have an adverse impact on the Trust’s operations. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to Bitcoin-related companies or companies that accept Bitcoin for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide Bitcoin-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of Bitcoin as a payment system and harming public perception of Bitcoin or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of Bitcoin as a payment system and the public perception of Bitcoin could be damaged if banks were to close the accounts of many or of a few key businesses providing Bitcoin-related services. This could decrease the price of Bitcoin and therefore adversely affect an investment in the Units.

It may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoin in one or more countries, and ownership of, holding or trading in Units may also be considered illegal and subject to sanctions.

The United States, China, Russia, India or other jurisdictions may take additional regulatory actions in the future that further restrict the right to acquire, own, hold, sell or use Bitcoin or to exchange Bitcoin for fiat currency. For example, the United States and other G7 leaders imposed expansive economic sanctions on Russia as a result of the conflict in Ukraine and new guidance issued by the Department of Treasury highlighted the expectation of compliance with such sanctions, including as it relates to transactions using virtual currency, such as Bitcoin. Additional regulatory actions could result in the restriction of ownership, holding or trading in the Units. Such a restriction could subject the Trust or the Sponsor to investigations, civil or criminal fines and penalties, which could harm the reputation of the Trust or its Sponsor, and could result in the termination and liquidation of the Trust at a time that is disadvantageous to Unitholders, or may adversely affect an investment in the Units.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require registration as money services businesses under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as money transmitters or digital currency businesses under state regimes for the licensing of such businesses, the Trust and/or Sponsor could suffer reputational harm and also extraordinary, recurring and/or non-recurring expenses, which would adversely impact an investment in the Units.

If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the registration of the Trust or Sponsor as a money services business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust or Sponsor may be required to register and comply with such regulations. If regulatory changes or interpretations of the Trust’s or Sponsor’s activities require the licensing or other registration as a money transmitter or business engaged in digital currency activity (e.g., under the New York BitLicense regime) (or equivalent designation) under state law in any state in which the Trust or Sponsor operates, the Trust or Sponsor may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent that the Sponsor decides to continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust. Regulatory compliance would include, among other things, implementing anti-money laundering and consumer protection programs.

To the extent the Trust or Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or its Sponsor, decrease the liquidity of the Trust, and have a material adverse effect on the price of the Units. If the Sponsor decides to comply with such additional federal or state regulatory obligations and continue the Trust, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to the Trust, possibly affecting an investment in the Units in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses’ money transmitters and businesses involved in digital currency business activity. If the Sponsor and/or the Trust determines not to comply with such requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s Bitcoin at a time that is disadvantageous to Unitholders.

Laws and regulations may also be introduced or interpreted by regulators that lack experience in digital assets and blockchain technology. This may result in unclear rules with which compliance may be difficult.

Governments, quasi-government organizations and financial institutions may impose additional regulation on digital assets and blockchain technology, and the regulatory environment for digital assets is changing and unpredictable.

Many governments, regulators, self-regulators and other quasi-government agencies around the world that seek to regulate the digital assets industry may lack experience in digital assets and blockchain technology generally. They may seek to use existing laws and regulations and interpret them to apply to the digital assets industry. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets and related technologies. As a result, they do not contemplate or address unique issues associated with digital assets and are thus subject to significant uncertainty and vary widely across jurisdictions. This may result in unclear rules that are difficult or impractical to comply with, and therefore increase the Trust’s legal and regulatory compliance risks.

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The digital assets industry is relatively new and has limited access to policymakers or lobbying organizations, which may harm the Trust’s ability to effectively react to proposed laws and regulation of digital assets adverse to the Trust’s business.

Various governmental organizations, consumer agencies and public advocacy groups around the world have been examining the operations of cryptocurrency networks, customers and platforms, with a focus on how digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist enterprises, and the safety and soundness of platforms and other service providers that hold digital assets for customers. Many of these entities have called for heightened regulatory oversight and have issued consumer advisories describing the risks posed by digital assets to customers and investors.

Unlike more established industries, the digital assets industry is relatively new and has limited access to policymakers and lobbying organizations in many jurisdictions. Competitors from more established industries, including traditional financial services, may have greater access to lobbyists or governmental officials. Accordingly, legislators and regulators that are concerned about the potential for digital assets for illicit usage may affect statutory and regulatory changes with minimal or discounted inputs from the digital assets industry. As a result, new laws and regulations may be proposed and adopted, or existing laws and regulations may be interpreted in new ways that can adversely impact the digital assets industry and/or digital asset platforms.

The Trust may not be able to appropriately adapt to such sudden adverse legal and regulatory changes. Its inability to adapt to such changes in time may result in the Trust being unable to offer its product and services in certain jurisdictions or customer segments, which may adversely impact its reputation, business, operating results, financial condition and share price.

The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Units will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Units.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar events. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes (as discussed below in “Certain U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Currency”), there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Units generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Units would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to Unitholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Units that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

Unitholders could incur a tax liability without an associated distribution.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the delivery or sale of Bitcoin (including, as a result of the Trust using Bitcoin and Additional Currency to pay its expenses) that is otherwise not associated with a distribution to Unitholders. In the event that this occurs, Unitholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust. See “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The treatment of Bitcoin for U.S. federal income tax purposes is uncertain.

As discussed in the section titled “Certain U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Currency” below, assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Units will be treated for U.S. federal income tax purposes as the owner of an undivided interest

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in the Bitcoin (and, if applicable, any Additional Currency) held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the IRS released a Notice discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is “not treated as currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a Revenue Ruling in which the IRS concluded that a hard fork on a digital currency blockchain (i) does not create taxable income if the taxpayer does not subsequently receive new units of digital currency and (ii) does create taxable ordinary income if the taxpayer receives new units of cryptocurrency by airdrop. Simultaneously with the release of the Revenue Ruling, the IRS also published the FAQs, which address, among other issues, how to determine the fair market value of digital currencies and the proper method of determining a holder’s holding period and tax basis for units of digital currency (including those acquired at different times or at varying prices. However, the Notice, Revenue Ruling and FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies, including: (i) whether convertible virtual currencies are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether convertible virtual currencies are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for convertible virtual currencies acquired at different times or at varying prices; and (iv) whether and how a holder of convertible virtual currencies acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the convertible virtual currencies is transferred in a subsequent sale, exchange or other disposition. The uncertainty surrounding the U.S. federal income tax treatment of digital currencies and other digital assets could affect the performance of the Trust. Moreover, although the Revenue Ruling and FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice, Revenue Ruling and FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Unitholders and could have an adverse effect on the value of Bitcoin. Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. For example, the Notice addresses only digital currency that is “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust will hold certain types of digital currency that are not within the scope of the Notice.

Unitholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Units and digital currencies in general.

Future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Units.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital currency, such as Bitcoin, are uncertain, and it is unclear what guidance on the treatment of digital currency for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital currency, including on the price of Bitcoin in the Bitcoin markets, and therefore may have an adverse effect on the value of the Units.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital currency for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Units.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital currencies for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital currencies for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital currencies for state tax purposes may be issued in the future.

The treatment of digital currencies for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital currencies for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital currencies for fiat currency. If a foreign jurisdiction with a significant share of the market of

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Bitcoin users imposes onerous tax burdens on digital currency users, or imposes sales or value-added tax on purchases and sales of digital currency for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction.

Any future guidance on the treatment of digital currencies for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital currencies, including on the price of Bitcoin in the Bitcoin markets. As a result, any such future guidance could have an adverse effect on the value of the Units.

A U.S. tax-exempt Unitholder may recognize “unrelated business taxable income” a consequence of an investment in Units.

Under the guidance provided in Revenue Ruling and FAQs, hard forks, airdrops and similar occurrences with respect to digital currencies will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Unitholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Unitholder should consult its tax advisor regarding whether such Unitholder may recognize UBTI as a consequence of an investment in Units.

Non-U.S. Unitholders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

The Revenue Ruling and FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Unitholders should assume that, in the absence of guidance, a withholding agent is likely to withhold 30% of any such income recognized by a non-U.S. Unitholder in respect of its Units, including by deducting such withheld amounts from proceeds that such non-U.S. Unitholder would otherwise be entitled to receive in connection with a distribution of Additional Currency.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Unitholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Unitholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its Unitholders, on the other. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Unitholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Unitholders in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust;

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●	The Sponsor may appoint an agent to act on behalf of the Unitholders, including in connection with the distribution of any Additional Currency, which agent may be the Sponsor or an affiliate of the Sponsor.

By purchasing the Units, Unitholders agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Documents—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, the Trust and others, see “Conflicts of Interest.”

The respective officers, employees and/or affiliates of the Sponsor may trade in Bitcoin or other cryptocurrency markets for their own personal trading accounts, and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.

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The respective officers, employees and/or affiliates of the Sponsor may manage other accounts in addition to the services that they provide to the Trust, including their personal trading accounts. The management of such other accounts in addition to services provided to the Trust can present certain conflicts of interest. The other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust. When managing personal trading accounts, the respective officers, employees and/or affiliates of the Sponsor may take into account their own interests without regard to the interests of the Trust or the Unitholders. Records of other accounts, including personal trading accounts, will not be available for inspection by Unitholders.

Unitholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Unitholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its Bitcoins.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate. See “Conflicts of Interest—The Sponsor.”

The Custodian could resign or be removed by the Sponsor, which would trigger early termination of the Trust, or the Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s Bitcoin.

The custodial services agreements with FDAS and Coinbase Custody each include termination provisions. For example, the Custodial Services Agreement with Coinbase Custody indicates that either party may terminate the agreement upon thirty-day’s prior written notice and that the Trust may cancel its custodial account at any time by withdrawing all balances and contacting the Custodian. If Coinbase Custody resigns or is removed without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement. The Sponsor could also decide to replace the custodian of the Trust’s Bitcoin Holdings. On March 11, 2022, the Trust delivered to FDAS a notice of termination of the custodial services agreement dated May 18, 2020. The notice of termination became effective on April 10, 2022. On March 10, 2022, the Trust transferred its custodied digital assets from FDAS to the Custodian. Although the transfer of assets did not have any apparent negative impact on the Trust or its assets at this time, any transfer of assets to another custodian is not without any risk. The transferring of maintenance responsibilities of the Trust’s Bitcoin Holdings to another party will likely be complex and could subject the Trust’s Bitcoin to the risk of loss during the transfer, which could have a negative impact on the performance of the Units or result in loss of the Trust’s assets.

Unitholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Units. Moreover, no counsel has been appointed to represent Unitholders in connection with an investment in the Units. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of an investment in the Units. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Units.

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OVERVIEW OF THE BITCOIN INDUSTRY AND MARKET

Introduction to Bitcoin and the Bitcoin Network

“Bitcoin” is a digital asset and the first so-called cryptocurrency. It uses peer-to-peer technology and cryptographic security features to decentralize control of the overall Bitcoin computer network (the “Bitcoin Network”), and blockchain technology to ensure the secure transfer and authenticity of each Bitcoin. Bitcoin are stored in digital wallets and can be used to pay for goods and services. They can also be purchased, sold and traded on websites that facilitate the transfer of Bitcoin in exchange for government-issued currencies or other cryptocurrencies, traded on cryptocurrency exchanges and transferred in individual end-user-to-end-user transactions under a barter system. Bitcoin benefits include security, decentralization, low transaction costs compared to many other payment systems, the potential for universal use and the ability to divide a single Bitcoin by up to eight decimal places.

A Blockchain is a decentralized, distributed ledger that records the provenance of digital assets. The ledger is public and accessible to all, and portions and copies of it are stored in a decentralized manner on the several thousand computers comprising the Bitcoin Network. Transaction data is permanently recorded in data files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin Network participants known as “miners.” Each newly recorded block of transactions refers back to and “connects” with the immediately preceding recorded block in the ledger. Each new block records outstanding Bitcoin transactions, and outstanding transactions are settled and validated through such recording. The Blockchain is designed to represent a complete, transparent, secure and unbroken history of all the transactions that have occurred on the Bitcoin Network. The Bitcoin Network software source code includes the protocols that govern the creation, or “mining,” of new Bitcoin and the cryptographic system that secures and verifies Bitcoin transactions. New Bitcoin are allocated by the Bitcoin Network protocol through the mining process, subject to a well-known issuance schedule contained within the protocol.

The Blockchain constitutes a record of every Bitcoin, every Bitcoin transaction (including the mining of new Bitcoin) and every Bitcoin address associated with a quantity of Bitcoin. The Bitcoin Network and Bitcoin Network software programs can interpret the Blockchain to determine the exact Bitcoin balance, if any, of any public Bitcoin address listed in the Blockchain as having taken part in a transaction on the Bitcoin Network. Bitcoin Network miners engage in a set of prescribed, complex mathematical calculations in order to add a block to the Blockchain and thereby confirm Bitcoin transactions included in that block’s data. In addition to confirming the authenticity of recent transactions and referencing the preceding block, each block also contains an answer to a mathematical problem. Miners generate potential answers to this mathematical problem at a rapid rate, effectively searching for a correct answer via computational trial-and-error. New blocks cannot be submitted to the network without a correct answer to the mathematical problem. The mathematical problem in each block is extremely difficult to solve, but once a valid solution is found, it is very easy for the rest of the network to confirm that the solution is correct. Once the mathematical problem has been solved, the miner may then transmit a copy of the newly formed block to peers on the Bitcoin Network, which then update their respective copies of the Blockchain by appending the new block. A new block that is added to the Blockchain serves to take recent, but as yet unconfirmed, transactions and verify that none are fraudulent, and the miner that first solves such block receives a reward of a fixed number of Bitcoin for the miner’s effort. In addition to the block reward, end users pay fees as an incentive for a miner to confirm their transactions in newly created blocks.

History of Bitcoin

The Bitcoin Network was initially contemplated in a white paper that also described Bitcoin and the operating software to govern the Bitcoin Network. The white paper was purportedly authored by Satoshi Nakamoto; however, no individual with that name has been reliably identified as Bitcoin’s creator, and the general consensus is that the name is a pseudonym for the actual inventor or inventors. The first Bitcoin was created in 2009 after Nakamoto released the Bitcoin Network source code (the software and protocol that created and launched the Bitcoin Network).

Overview of the Bitcoin Network’s Operations

In order to own, transfer or use Bitcoin directly on the Bitcoin Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Bitcoin Network. Bitcoin transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending Bitcoin, a user must notify the Bitcoin Network of the transaction by broadcasting the transaction data to its network peers. The Bitcoin Network provides confirmation against double-spending by memorializing every transaction in the Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Bitcoin Network mining process, which adds “blocks” of data, including recent transaction information, to the Blockchain.

Description of Bitcoin Transfers

Prior to engaging in Bitcoin transactions directly on the Bitcoin Network, a user generally must first install on its computer or mobile device a Bitcoin Network software program that will allow the user to generate a private and public key pair associated with a Bitcoin address commonly referred to as a “wallet.” The Bitcoin Network software program and the Bitcoin address also enable the user to connect to the Bitcoin Network and transfer Bitcoin to, and receive Bitcoin from, other users.

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Each Bitcoin Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive Bitcoin, the Bitcoin recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the Bitcoin. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his private key, the user may permanently lose access to the Bitcoin contained in the associated address. Likewise, Bitcoins are irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending Bitcoin, a user’s Bitcoin Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Bitcoin Network software program to the Bitcoin Network to allow transaction confirmation.

Some Bitcoin transactions are conducted “off-blockchain” and are therefore not recorded in the Blockchain. Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding Bitcoin or the reallocation of ownership of certain Bitcoin in a pooled-ownership digital wallet, such as a digital wallet owned by a Bitcoin exchange. In contrast to on-blockchain transactions, which are publicly recorded on the Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly Bitcoin transactions in that they do not involve the transfer of transaction data on the Bitcoin Network and do not reflect a movement of Bitcoin between addresses recorded in the Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of Bitcoin ownership is not protected by the protocol behind the Bitcoin Network or recorded in, and validated through, the blockchain mechanism.

Summary of a Bitcoin Transaction

In a Bitcoin transaction directly on the Bitcoin Network between two parties (as opposed to through an intermediary, such as a custodian), the following circumstances must initially be in place: (i) the party seeking to send Bitcoin must have a Bitcoin Network public key, and the Bitcoin Network must recognize that public key as having sufficient Bitcoin for the transaction; (ii) the receiving party must have a Bitcoin Network public key; and (iii) the spending party must have internet access with which to send its spending transaction.

The receiving party must provide the spending party with its public key and allow the Blockchain to record the sending of Bitcoin to that public key. After the provision of a recipient’s Bitcoin Network public key, the spending party must enter the address into its Bitcoin Network software program along with the number of Bitcoin to be sent. The number of Bitcoin to be sent will typically be agreed upon between the two parties based on a set number of Bitcoin or an agreed upon conversion of the value of fiat currency to Bitcoin. Since every computation on the Bitcoin Network requires the payment of Bitcoin, including verification and memorialization of Bitcoin transfers, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer and is paid by the payor with a fractional number of Bitcoin.

After the entry of the Bitcoin Network address, the number of Bitcoin to be sent and the transaction fees, if any, to be paid, will be transmitted by the spending party. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Bitcoin Network software program, which is transmitted onto the decentralized Bitcoin Network, resulting in the distribution of the information among the software programs of users across the Bitcoin Network for eventual inclusion in the Blockchain.

As discussed in greater detail below in “—Creation of New Bitcoin,” Bitcoin Network miners record transactions when they solve for and add blocks of information to the Blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the Blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the Blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the Blockchain, the Bitcoin Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Blockchain and reflect an adjustment to the Bitcoin balance in each party’s Bitcoin Network public key, completing the Bitcoin transaction. Once a transaction is confirmed on the Blockchain, it is irreversible.

Creation of New Bitcoin

New Bitcoins are created through the mining process as discussed below.

The Bitcoin Network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 10 minutes, on average, a new block is added to the Blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 6.25 Bitcoin. Due to the nature of the algorithm for block

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generation, this process (generating a “proof-of-work”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which Bitcoin is “mined” results in new blocks being added to the Blockchain and new Bitcoin tokens being issued to the miners. Computers on the Bitcoin Network engage in a set of prescribed complex mathematical calculations in order to add a block to the Blockchain and thereby confirm Bitcoin transactions included in that block’s data.

To begin mining, a user can download and run Bitcoin Network mining software, which turns the user’s computer into a “node” on the Bitcoin Network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of Bitcoin to the miner who added the new block. Each unique block can be solved and added to the Blockchain by only one miner. Therefore, all individual miners and mining pools on the Bitcoin Network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Bitcoin Network and its processing power increases, the Bitcoin Network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Blockchain approximately every ten minutes. A miner’s proposed block is added to the Blockchain once a majority of the nodes on the Bitcoin Network confirms the miner’s work. Miners that are successful in adding a block to the Blockchain are automatically awarded Bitcoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new Bitcoin enter into circulation to the public.

The Bitcoin Network is designed in such a way that the reward for adding new blocks to the Blockchain decreases over time. Once new Bitcoin tokens are no longer awarded for adding a new block, miners will only have transaction fees to incentivize them, and as a result, it is expected that miners will need to be better compensated with higher transaction fees to ensure that there is adequate incentive for them to continue mining.

Limits on Bitcoin Supply

The supply of new Bitcoin is mathematically controlled so that the number of Bitcoin grows at a limited rate pursuant to a pre-set schedule. The number of Bitcoin awarded for solving a new block is automatically halved after every 210,000 blocks are added to the Blockchain. The initial block reward when the Bitcoin Network was introduced in 2009 was 50 Bitcoin per block. That number has and will continue to halve approximately every four years until approximately 2140, when it is estimated that block rewards will go to zero. The most recent halving occurred on May 11, 2020, which reduced the block reward from 12.5 to 6.25 Bitcoin. This deliberately controlled rate of Bitcoin creation means that the number of Bitcoin in existence will increase at a controlled rate until the number of Bitcoin in existence reaches the pre-determined 21 million Bitcoin. As of the date of this information statement, approximately 18.7 million Bitcoins are outstanding and the date when the 21 million Bitcoin limitation will be reached is estimated to be the year 2140.

Modifications to the Bitcoin Protocol

Because the Bitcoin Network has no central authority, the implementation of a change in the Bitcoin Network is achieved by users and miners downloading and running updated versions of Bitcoin Network software. The Bitcoin Network protocol is built using open source software, allowing for any developer to review the underlying code and suggest changes. There is no official company or group that is responsible for making modifications to the Bitcoin Network, however, there are a number of individual developers that regularly contribute to a specific distribution of Bitcoin Network software dubbed “Bitcoin Core.” Significant changes to the Bitcoin Network protocol are typically accomplished through a so-called Bitcoin Improvement Proposal or BIP. Such proposals are generally posted on websites, and the proposals explain technical requirements for the protocol changes as well as reasons why the change should be accepted. If a significant proportion of Bitcoin Network users and miners decide to adopt a change to the Bitcoin Network that is not compatible with previous software, then this software will recognize and process transactions differently on a going- forward basis. If another significant proportion of Bitcoin Network users and miners decide not to adopt such change, then these two Bitcoin Network groups would not process transactions in the same way on a going forward basis. In this scenario, the blocks recognized as valid by one group of users will be different from the blocks recognized as valid by the other group of users, which will cause transaction records to diverge, or fork, on a going-forward basis. If this were to occur, two separate Bitcoin Networks could result, one running the pre-modification software program and the other running the modified version (i.e., a second “Bitcoin” network). In the event of a permanent fork with two separate and incompatible Bitcoin Networks, the price movements of different versions of Bitcoin on different Bitcoin Networks may deviate. In such a case, the Sponsor will evaluate the characteristics of each Bitcoin Network to determine in its sole discretion which Bitcoin Network will provide exposure that best comports with the Trust’s investment objective. On August 1, 2017, the Bitcoin Network was forked by a group of developers and miners accepting changes to the Bitcoin Network software intended to increase transaction capacity. On October 25, 2017, the Bitcoin Network was forked by a group of developers accepting changes to the Bitcoin Network software intended to reduce the use of specialized hardware in the Bitcoin mining process. Blocks mined on these networks now diverge from blocks mined on the Bitcoin Network, which has resulted in the creation of new blockchains whose digital assets are referred to as “Bitcoin Cash” and “Bitcoin Gold,” respectively. The Bitcoin Network, the Bitcoin Cash network, and the Bitcoin Gold network now operate as separate, independent networks. In mid-November of 2017, an additional protocol change labeled “Segwit2x,” which had substantial support from large numbers of Bitcoin users, was cancelled by its proponents shortly before it was due to be implemented. Multiple proposals for increasing the capacity of the Bitcoin Network still exist, and it is possible that one or more of these proposals could result in further network forks, which may become increasingly frequent.

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Bitcoin Value

Bitcoin Exchange Valuation

The value of Bitcoin, as with most assets, is influenced by several factors, including the supply of and demand for Bitcoin, costs associated with mining Bitcoin, rewards issued to miners for verifying transactions, the number of competing cryptocurrencies, how Bitcoin trades, regulations governing its sale and trade, and the protocol itself. Due to the dynamic nature of these factors as well as others, the value of a Bitcoin is difficult to determine, and the price of a Bitcoin can fluctuate significantly and over short periods of time. In all events, benefits of transacting in Bitcoin typically include low transaction costs, near-zero transportation costs and low-to-zero storage costs.

Bitcoin Exchange Public Market Data

On each online Bitcoin exchange, Bitcoin is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. dollar or the Euro. Over-the-counter dealers or market makers do not typically disclose their trade data.

Currently, there are several Bitcoin exchanges operating worldwide and online Bitcoin exchanges represent a substantial percentage of Bitcoin buying and selling activity and provide the most data with respect to prevailing valuations of Bitcoins. These exchanges include established exchanges such as Bitstamp, Coinbase Pro and itBit, which provide a number of options for buying and selling Bitcoins. The below table reflects the trading volume (in Bitcoins) and market share of the BTC-U.S. dollar trading pair of each of the Bitcoin exchanges included in the Index as of February 24, 2022 using data reported by the Index Provider as of February 24, 2022:

Major Worldwide Bitcoin Exchanges Included in the Index as of February 24, 2022	Volume (BTC)	Market Share
Binance.us	821,129	1.6856%
Bitstamp	11,919,731	24.47%
Bittrex	722,800	1.484%
Coinbase	23,263,574	47.76%
Gemini	2,231,740	4.58%
itBit	810,223	1.663%
Kraken	8,945,110	18.36%
Total BTC-U.S. dollar trading pair	48,714,397	100%

The domicile, regulation and legal compliance of the Bitcoin exchanges included in the Index varies. The Trust is not in a position to determine the extent to which the Bitcoin exchanges included in the Index are in compliance with the regulatory requirements, as those exchanges are not affiliated with or managed by the Trust or the Sponsor. Information regarding each Bitcoin exchange may be found, where available, on the websites for such Bitcoin exchanges, among other places. BAM Trading Services Inc., dba “Binance U.S.,” based in San Francisco, California, is licensed as a money services business in the U.S. and as a money transmitter in the majority of U.S. States; see https://www.binance.us/en/home. BitStamp USA, Inc., based in New York, New York, is a wholly-owned subsidiary of BitStamp Ltd., a Luxembourg based exchange. BitStamp USA, Inc. is regulated as a money services business in the U.S. and as a money transmitter in applicable U.S. states; see https://www.bitstamp.net/. Bittrex, Inc., based in Seattle, Washington, is licensed as a money services business in the U.S. and as a money transmitter in applicable U.S. states; see https://bittrex.com/. Coinbase Global, Inc. is a U.S.-based exchange headquartered in Wilmington, Delaware, and is a money services business in the U.S. and is licensed as a money transmitter in the majority of U.S. states; see https://www.coinbase.com/. Gemini is a New York-based trust company, regulated by the New York State Department of Financial Services; see https://www.gemini.com/. itBit is a New York-based trust company, regulated by the New York State Department of Financial Services, and a wholly-owned subsidiary of Paxos Trust Company, LLC, a New York-based trust company; see https://www.paxos.com/. Payward, Inc, dba “Kraken,” is a San Francisco, California-based exchange that is regulated a money services business in the U.S. and as a money transmitter in the majority of U.S. states.

Under the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (“USA PATRIOT”) Act, Bitcoin exchanges that are registered as money services businesses with FinCEN, a bureau of the U.S. Department of the Treasury that is responsible for anti-money laundering (“AML”) regulation and administration, are required to adopt and implement an AML program that is reasonably designed to prevent the money services business from being used to facilitate money laundering and the financing of terrorist activities. The AML program must be commensurate with the risks posed by the location and size of, and the nature in volume of, the financial services provided by the money services business. The AML program, which must be in writing, at a minimum must incorporate policies and procedures and internal controls reasonably

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designed to assure compliance with applicable AML regulations. These policies and procedures must, among other things, include requirements for (i) verifying customer identification, (ii) filing reports, (iii) creating and retaining records, and (iv) responding to law enforcement requests. In addition, the AML program must designate a compliance official to enssure day-to-day compliance with the program and FinCEN regulations. Further, the AML program must provide for education and/or training of appropriate personnel concerning their responsibilities under the AML program, including training in the detection of suspicious transactions to the extent that these transactions are required to be reported. The AML program must also provide for independent review to monitor and maintain an adequate risk-based program. Money services businesses must also file specified reports with FinCEN, including currency transaction reports and suspicious transaction reports. In addition, state agencies that license and regulate money transmitter businesses may have their own separate AML compliance requirements.

The Index Provider relies on its Market Selection Framework (https://coinmetrics.io/reference-rates-market-selection-framework/) to select constituent markets for the Index. The Market Selection Framework consists of 36 features which represent individual measurable properties that provide an indication of the suitability for a market to serve as an input data source, which are combined to form a market rating. The Index Provider’s Oversight Committee evaluates a number of qualitative and quantitative features, including features related to the exchange’s technology, legal and compliance, business model, data availability, price, and volume. For each asset, the Committee selects the highest quality markets using a selection algorithm. Detailed information about all of the 36 features is contained in the full text of the Market Selection Framework.

Since the Index Provider began calculating the index, the Index Provider has made one change to the constituent markets for the CMBI Bitcoin Index. On July 31, 2020, bitflyer’s BTC-USD market was removed and Binance’s BTC-USD market was added. The decision was made based on the results of the Index Provider’s Market Selection Framework, volume analysis and empirical testing of data. According to the Index Provider, in determining to replace bitflyer’s BTC-USD with Binance’s BTC-USD, the Index Provider ran the output from its Market Selection Framework, which scored all eligible markets in its coverage universe according to a total of 36 qualitative and quantitative features. The Index Committee of the Index Provider evaluated the output. Binance’s USD=BTC scored a market score of 27.99 as compared with bitflyer’s BTC-USD, which scored a market score of 24.07. The Index Committee also reviewed the relative BTC-USD volumes on each of bitflyer and Binance (along with the other market in its coverage universe) from March 1, 2021 through July 31, 2021. Binance’s BTC-USD volumes were consistently higher during that time period. Based on these results, the Index Committee determined to replace bitflyer’s BTC-USD with Binance’s BTC-USD in the Index. The resulting changes were deemed to improve the robustness, accuracy and quality of the market data that supports the determination of index levels. The Index Provider backfilled historical values for the CMBI Bitcoin Index back to July 2011.

The Trust’s principal market, and the most liquid Bitcoin exchange is Coinbase Pro. Coinbase Pro, a wholly-owned subsidiary of Coinbase Global, Inc. (“Coinbase Global”), is Coinbase Global’s market for active, professional traders. Started in 2012 (and known until 2016 as Coinbase Exchange and from 2016-2018 as Coinbase Digital Asset Exchange), Coinbase Pro is the most liquid U.S. market for Bitcoin, with approximately 46% of daily trading volume as of September 8, 2021.

Historically, a large percentage of the global Bitcoin trading volume occurred on self-reported, unregulated Bitcoin exchanges located in China. Throughout 2017, however, the Chinese government took several steps to tighten controls on Bitcoin exchanges, culminating in a ban on domestic cryptocurrency exchanges in November 2017, which forced such exchanges to cease their operations or relocate. As a result, reported Bitcoin trading volume on Chinese exchanges is now substantially lower, representing a de minimis share of the global trade volume.

From time to time, there may be intra-day price fluctuations across Bitcoin exchanges. However, they are generally relatively immaterial. For example, the variance of prices on Bitcoin exchanges with the highest transaction volumes on average is less than 2%. These variances usually stem from small changes in the fee structures on different Bitcoin exchanges or differences in administrative procedures required to deposit and withdraw fiat currency in exchange for Bitcoins and vice versa. The greatest variances are found at (i) smaller exchanges with relatively low transaction volumes where even small trades can be large relative to an exchange’s transaction volume and as a result impact the trading price on those exchanges and (ii) exchanges that are inaccessible to the Trust because they do not meet the Trust’s regulatory requirements, and as a result are accessed and used by a captured market or by parties that do not have regulatory or compliance requirements. Historically, the Trust has not needed to make any changes in the determination of its principal market due to variances in pricing, although it changed its principal market to Coinbase Pro on May 18, 2021 to facilitate its compliance with GAAP. The Trust selected Coinbase Pro, among other Bitcoin markets, because it provides the greatest liquidity, with approximately 45% of daily trading volume as of May 10, 2021.

The Index

The Index is a U.S. dollar-denominated composite reference rate for the price of Bitcoin. The Index is designed to (1) mitigate instances of fraud, manipulation and other anomalous trading activity, (2) provide a real-time, trade-weighted fair value of Bitcoin and (3) appropriately handle and adjust for non-market related events.

The Index was launched on January 1, 2020, with a first value date and base date of July 18, 2010. Below is a chart, comparing the Index prices to the constituent market closing prices from January 1, 2019 to the present. As demonstrated by the chart, price differences between the constituent exchanges and the Index are immaterial.

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Constituent Exchange Selection

The method by which the Index Provider selects constituent markets for its indexes is contained in Section 3.1 Constituent Market Eligibility Criteria in the Index Provider’s CMBI Single Asset Series Methodology, available at https://cmbi-indexes.coinmetrics.io/cmbibtc. The constituent markets for CMBI indexes are derived from the constituent markets for the CM Reference Rates, available at https://coinmetrics.io/wp-content/uploads/2021/05/reference-rates-methodology.pdf, which in turn evaluates markets traded on digital asset exchanges as potential input data sources using CMBI’s Market Selection Framework. The framework consists of a fully systematized process for evaluating markets. In this framework, a market refers to a specific traded asset pair on a specific exchange. Although the Trust believes that the information provided by the Index Provider is reliable, the Trust has not independently verified the accuracy of this information.

The Market Selection Framework consists of 36 features which represent individual measurable properties that provide an indication of the suitability for a market to serve as an input data source, which are combined to form a market rating. The Market Selection Framework evaluates markets based on the following criteria:

●	Technology: An assessment of whether the technology infrastructure of the market’s exchange provides sufficient availability and reliability for input data collection. Evaluates whether the exchange offers a REST API, Websocket feed, or FIX API suitable for data collection. Evaluates the performance of the API in terms of reliability and latency.

●	Legal and Compliance: An assessment of whether the market’s exchange complies with laws and regulations. Evaluates the exchange’s legal risk exposure, and whether it adheres to regulatory best practices. Evaluates whether the exchange has publicly disclosed trading policies, uses market surveillance technology, and complies with national regulatory organizations, and enforces KYC and AML requirements. Evaluates whether the exchange has functioning fiat and cryptocurrency withdrawals processed within a normal timeframe. Evaluates whether a data sharing license can be executed with the exchange.

●	Business Model: An assessment of the market’s exchange with respect to its business model, including its fee structure and asset listing standards.

●	Data Availability: An assessment of the available data the market’s exchange offers for the given asset, including the number of markets where the given asset is the base currency, whether the markets are quoted in fiat currencies or other cryptocurrencies, and the type of markets offered.

●	Price: An assessment of the quality of the market’s price data, including testing for the occurrence of price outliers and impactful price deviations from other markets, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers.

●	Volume: An assessment of the quality of the market’s volume data, including testing for manipulated volume figures, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers. The size of the exchange’s markets is also considered.

●	Order Book: An assessment of the quality of the market’s order book data, including tests for manipulated orders, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers. The liquidity of the market is also considered.
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For each asset, the Index Provider selects the highest quality markets using a rating algorithm and a selection algorithm. Detailed information is contained in the full text of the Market Selection Framework, available at https://coinmetrics.io/wp-content/uploads/2021/04/reference-rates-market-selection-framework.pdf.

The Coin Metrics Index Committee reviews the constituent markets from the CM Reference Rates to determine the constituent markets for CMBI’s indexes. This review applies considerations surrounding the investability of each of the markets and takes into consideration all the available data. The Coin Metrics Oversight Committee reviews these decisions. In the case of the CMBI Bitcoin Index, the constituent markets are identical to the constituent markets for CMBI’s Bitcoin reference rate.

Determination of the Index Price

Index levels and returns are determined using transacted cryptoasset prices from the Index Provider’s vetted markets as determined by the Market Selection Framework. No quote data, derivative data or estimations are used as an estimation of constituent price levels. Real-time index pricing is not streaming but conducted at fixed intervals (e.g., every 15 seconds) as defined in the Index’s methodology. An Intraday index level means the level of an index observed by a calculation agent at any time during the regular trading session hours of the relevant exchange, without regard to after hours or any other trading outside of the regular trading session hours. Intraday Index level and return calculations leverage the real-time reference rates. Real-time reference rates are a collection of reference rates quoted in U.S. dollars published once per second, every day of the year for a set of cryptocurrencies and fiat currencies. As such, the real-time reference rates represent the reference rate of one unit of the asset quoted in U.S. dollars. The collection of reference rates is derived from the most recent trade data available from markets traded on cryptocurrency exchanges that are approved to serve as pricing sources (“whitelisted markets”) by the Coin Metrics Oversight Committee (“Index Provider Oversight Committee”) and by applying an exchange volume-weighted median as calculated within the CoinMetrics Real-Time Reference Rate Methodology, version 0.10, last revised May 27, 2021 (the “Reference Rate Methodology”).

The Reference Rate Methodology and Coin Metrics Market Selection Framework, version 1.0.2, last revised April 25, 2021 (the “Market Selection Framework”) lays out the criteria for the whitelisted market selection framework. The Index Provider Oversight Committee is responsible for evaluating new markets for inclusion as a selected whitelisted markets and reassessing current whitelisted markets on a quarterly basis and during interim periods if market conditions warrant. The evaluation of whitelisted markets is based on the following criteria:

•	Technology: An assessment of whether the technology infrastructure of the market’s exchange provides sufficient availability and reliability for input data collection.

•	Legal and Compliance: An assessment of whether the market’s exchange complies with laws and regulations. Evaluates the exchange’s legal risk exposure, and whether it adheres to regulatory best practices. Evaluates whether the exchange has publicly disclosed trading policies, uses market surveillance technology, and complies with national regulatory organizations, and enforces KYC and AML requirements. Evaluates whether the exchange has functioning fiat and cryptocurrency withdrawals processed within a normal timeframe. Evaluates whether a data sharing license can be executed with the exchange.

•	Business Model: An assessment of the market’s exchange with respect to its business model, including its fee structure and asset listing standards.

•	Data Availability: An assessment of the available data the market’s exchange offers for the given asset, including the number of markets where the given asset is based on currency, whether the markets are quoted in fiat currencies or other cryptocurrencies, and the type of markets offered.

•	Price: An assessment of the quality of the market’s price data, including testing for the occurrence of price outliers and impactful price deviations from other markets, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers.

•	Volume: An assessment of the quality of the market’s volume data, including testing for manipulated volume figures, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers. The size of the exchange’s markets are also considered.

•	Order Book: An assessment of the quality of the market’s order book data, including tests for manipulated orders, and implementing tests that determine whether the market functions as an active market in the underlying asset and are anchored by observable transactions entered into at arm’s length between buyers and sellers. The liquidity of the market is also considered.
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The following is a description of the calculation algorithm of the CM Reference Rates, showing how price data from each separate market is combined:

1.	Calculate the volume denominated in units of the given asset from observable transactions that occurred over the trailing 60 minutes for each of the constituent markets. Calculate the volume weight for each of the constituent markets by dividing the volume figure for each of the constituent markets by the total volume across all constituent markets. The resulting figure is referred to as the volume weight.

2.	Convert the trade price of all observable transactions over the trailing 60 minutes for each of the constituent markets to U.S. dollars, if necessary, using the Reference Rate calculated for Bitcoin (BTC). Calculate the inverse variance of the trade price converted to U.S. dollars for each of the constituent markets using the population mean in the calculation of variance, where the population mean is defined as the mean price of all trades from constituent markets over the trailing 60 minutes. If a constituent market has an infinite or undefined inverse price variance, the inverse price variance for that constituent market is set to zero. Calculate the inverse price variance weight for each of the constituent markets by dividing the inverse price variance by the total inverse price variance across all constituent markets. The resulting figure is referred to as the inverse price variance weight.

3.	Calculate the final weight for each of the constituent markets by taking a mean of the volume weight and the inverse price variance weight.

4.	Extract the most recent observable transaction from each of the constituent markets. Convert the trade price of the most recent observable transactions to U.S. dollars, if necessary, using the Reference Rate calculated for Bitcoin (BTC).

5.	Calculate the weighted median price of the most recent observable transactions using the price calculated in step 4 and the final weight calculated in step 3. The weighted median price is calculated by ordering the transactions from lowest to highest price, and identifying the price associated with the trades at the 50th percentile of final weight. The resulting figure is the Reference Rate for the given asset.

Adjustments to the pricing data are made (1) if observable transactions from a constituent market are unable to be collected due to technical problems specific to the constituent market’s exchange during the calculation of a Reference rate, the observable transactions from the constituent market are not included in the calculation of the specific instance of the given Refence Rate and (2) if no observable transactions from constituent markets exist during the trailing 60 minutes, the value of the Reference Rate will be determined to equal the value calculated during the previous second. If potential errors or anomalies in the data are detected, the exercise of expert judgment will be applied by Coin Metrics to determine if the potentially erroneous data is included in the calculation of the Reference Rate. If errors are discovered in the calculation process subsequent to the publication of the Reference Rate, a recalculated reference rate may be published.

Official Index levels are produced daily at 4:00 pm, New York time. End-of-day Index level and return calculations leverage the hourly reference rates, which are derived by applying a volume-weighted median price to trade data that has been collected over a 61-minute interval.

Determination of Index levels is dependent on the availability of data from CM Reference Rates. To the extent that there are not enough markets to informa a CM Reference Rate, the Index Provider will act as follows:

●	In the case of a market’s closure, temporary suspension of trading or an outage, the Index Provider will reference the latest available hourly reference rate.

●	In the case of on-chain events, such as a fork, that result in a market’s trading suspension, the Index Provider will reference the latest available hourly reference rate.

All decisions relating to unavailability of data for the determination of the Index level will be made by the Coin Metrics Index Committee who may exercise expert judgment in exceptional circumstances or in the event of prolonged data unavailability. The Trust is not affiliated with, sponsored, promoted, sold or supported in any other manner with Coin Metrics, Inc., the Index Provider.

Forms of Attack Against the Bitcoin Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Bitcoin Network contains certain flaws. For example, the Bitcoin Network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Blockchain.

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In addition, many digital asset networks have been subjected to a number of denial-of-service attacks, which has led to temporary delays in block creation and in the transfer of Bitcoin. Any similar attacks on the Bitcoin Network that impact the ability to transfer Bitcoin could have a material adverse effect on the price of Bitcoin and the value of the Units.

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Market Participants

Miners

Miners range from Bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing to solve blocks. When a pool solves a new block, the pool operator receives the Bitcoin and, after taking a nominal fee, splits the resulting reward among the pool participants based on the processing power each of them contributed to solve for such block. Mining pools provide participants with access to smaller, but steadier and more frequent, Bitcoin payouts. See “—Creation of New Bitcoin” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer Bitcoin transactions through the direct sending of Bitcoin over the Bitcoin Network. The retail sector also includes transactions in which consumers pay for goods or services from commercial or service businesses through direct transactions or third-party service providers.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of Bitcoin. Bitfmex, Bitstamp, Coinbase Pro, Kraken and itBit are some of the largest Bitcoin exchanges by volume traded. Coinbase Custody Trust Company, the Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store Bitcoin for users. As the Bitcoin Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Bitcoin Network.

Competition

Bitcoin is not the only available decentralized digital asset. Other digital assets have been developed since the inception of the Bitcoin, including, but not limited to, Ethereum, Litecoin, Monero, and Zcash. Although a competitive digital asset could displace the market share Bitcoin currently occupies, it would face significant headwinds due to the network effect and financial and intellectual investments currently enjoyed by the market leader. As of August 8, 2022, the Bitcoin Network market share of the total digital market capitalization was estimated to be approximately 41%. Further, many Bitcoin exchanges use Bitcoin as the exchange comparison for other cryptocurrencies. For example, to purchase certain cryptocurrencies you first need to purchase Bitcoin on an exchange and then use the Bitcoin to purchase other cryptocurrencies.

Government Oversight – Regulation of Bitcoin

U.S. regulators, at both the state and federal level, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from cybersecurity risks, potential consumer harm or digital assets used in connection with criminal activity. The value of Bitcoin could be impacted by such adverse publicity.

For example, concerns have been raised about the electricity required to secure and maintain the Bitcoin Network. On February 12, 2022, in connection with the mining process, an all-time high of over 248 million tera hashing operations were performed every second, non-stop on the Bitcoin Network, before falling back to 206 million per second by May 27, 2022. Although measuring the electricity consumed by this process is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Further, in addition to the direct energy costs of performing these calculations, there are indirect costs that impact the Bitcoin Network’s total energy consumption, including the costs of cooling the machines that perform these calculations. In recent months, due to these concerns around energy consumption, particularly as such concerns relate to public utilities companies, various states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. A significant reduction in mining activity as a result of such actions could adversely affect the security of the Bitcoin Network by making it easier for a malicious actor or botnet to manipulate the Blockchain. See “Risk Factors—Risk Factors Related to Digital Assets—If a malicious actor or botnet obtains control of more than 50% of the processing power on the

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Bitcoin Network, or otherwise obtains control over the Bitcoin Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect an investment in the Shares or the ability of the Trust to operate.”

U.S. Legal and Regulatory Treatment of Bitcoin

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, the Financial Industry Regulatory Authority (“FINRA”), the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset spot markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of spot markets or other service providers that hold digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. As noted previously, the SEC has not asserted regulatory authority over Bitcoin or trading or ownership of Bitcoin and has not expressed the view that Bitcoin should be classified or treated as a security for purposes of U.S. federal securities laws. However, the SEC has asserted that certain investment activities involving Bitcoin, including offering investments related to the mining of Bitcoin or offering participation in pools lending Bitcoin may implicate the investment contract definition of security and therefore be within the jurisdiction of the SEC.

The CFTC has regulatory jurisdiction over transactions in Bitcoin futures and the Bitcoin futures markets. In addition, because the CFTC has determined that Bitcoin is a “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Bitcoin. The CFTC has pursued enforcement actions relating to fraud and manipulation involving Bitcoin and Bitcoin markets. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving Bitcoin that do not use margin, leverage, or financing with respect to retail market participants.

On December 1, 2017, two designated contract markets (“DCMs”) registered with the CFTC self-certified new contracts for Bitcoin futures products. DCMs are boards of trades (or futures exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis, with twenty-three Core Principles established in Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of Bitcoin futures, which required DCMs to enter direct information sharing agreements with spot market platforms to (i) allow access to trade and trader data, (ii) monitor data from cash markets with respect to price settlements and other Bitcoin prices more broadly and identify anomalies and disproportionate moves in the cash markets compared to the futures markets, (iii) engage in inquiries, including at the trade settlement level when necessary and (iv) agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

On March 9, 2022, President Biden signed an Executive Order on Ensuring Responsible Development of Digital Assets (the “Executive Order”), which outlined a unified federal regulatory approach to addressing the risks and benefits of digital assets. The Executive Order articulated various policy objectives related to digital assets, including investor protections and financial and national security. On June 7, 2022, U.S. Senators Kirsten Gillibrand and Cynthia Lummis introduced the “Responsible Financial Innovation Act,” a bipartisan proposed legislation that would create a regulatory framework for digital assets, including a standard for determining which digital assets are commodities and what are securities, and would assign regulatory authority over digital asset spot markets to the CFTC.

Foreign Legal and Regulatory Treatment of Bitcoin

Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect the Bitcoin Network, the Bitcoin markets and their users, particularly Bitcoin spot markets and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Bitcoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Bitcoin economy globally, or otherwise negatively affect the value of Bitcoin. The regulatory uncertainty surrounding the treatment of Bitcoin creates risks for the Trust.

On March 5, 2020, South Korea voted to amend its Financial Information Act to require virtual asset service providers to register and comply with its AML and Combating the Financing of Terrorism (“CFT”) framework. These measures also provide the government with the authority to close digital asset exchanges that do not comply with specified processes. The Chinese and South Korean governments have also banned initial coin offerings (“ICOs”) and there are reports that Chinese regulators have taken action to shut down a number of China-based digital asset exchanges. Further, on January 19, 2018, a Chinese news organization reported that the People’s Bank of China had ordered financial institutions to stop providing banking or funding to “any activity related to cryptocurrencies.” Similarly, in April 2018, the Reserve Bank of India banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. On March 5, 2020, this ban was overturned in the Indian Supreme

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Court, although the Reserve Bank of India is currently challenging this ruling and, in December 2021, reportedly informed its central board of directors that it favors a complete ban on cryptocurrencies. There remains significant uncertainty regarding the South Korean, Indian and Chinese governments’ future actions with respect to the regulation of digital assets and digital asset exchanges. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of bitcoin by users, merchants and service providers outside the United States, and may therefore impede the growth or sustainability of the Bitcoin economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of Bitcoin. Other foreign jurisdictions including Canada, Germany and Sweden have also approved exchange-traded Bitcoin products.

In July 2019, the United Kingdom’s Financial Conduct Authority proposed rules to address harm to retail consumers deriving from the sale of derivatives and exchange-traded notes (“ETNs”) that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. In addition to ETNs, the proposed ban would affect financial products including contracts for differences, options and futures. Public consultation on the proposed restriction closed in October 2019. A determination that Bitcoin is a security under U.S. or foreign law could adversely affect an investment in the Units.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell or hold Bitcoin derivatives, including Bitcoin futures contracts, swaps or options. The Trust is authorized solely to take immediate delivery of actual Bitcoin. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold Bitcoin derivatives, including Bitcoin futures contracts, swaps or options. Unitholders of the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may any futures exchange enforce its rules with respect to the Trust’s activities. In addition, Unitholders of the Trust will not benefit from the protections afforded to investors in Bitcoin futures contracts on regulated futures exchanges.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with, and is qualified in its entirety by reference to, our audited and unaudited financial statements and related notes included elsewhere in this Information Statement, which have been prepared in accordance with GAAP. The following discussion may contain forward-looking statements based on assumptions we believe to be reasonable. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those discussed below and elsewhere in this Information Statement, particularly in “Risk Factors” and “Statement Regarding Forward-Looking Statements.”

Trust Overview

The Trust is a passive investment vehicle, and its assets will not be actively managed. As a result, it will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of Bitcoins.

The investment objective of the Trust is for the Units to reflect the performance of Bitcoin as measured by reference to the Index, less the Aggregate Trust Expenses and other liabilities. The Units are intended to constitute a cost-effective and convenient means of gaining investment exposure to Bitcoin. However, an investment in the Units may operate and perform differently over time, and at any given time, than an investment directly in Bitcoin due to such factors as Trust fees and expenses, the quantity of Units available for trading, the relative liquidity and differences in the markets trading Bitcoin from the markets trading the Units (e.g., hours of operation, marketplace rules, clearance and settlement, market participants). Although the Units will not be the exact equivalent of a direct investment in Bitcoin, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in Bitcoin markets through the securities market.

At this time, the Trust is not operating a redemption program for Units and therefore Units are not redeemable by the Trust. In addition, the Trust may halt issuances of Units for extended periods of time. As a result, the value of the Units of the Trust may not approximate, and when traded on any secondary market, the Units may trade at a substantial premium over, or discount to, the Trust’s NAV per Unit.

Additional Currency

From time to time, the Trust may come into possession of rights incident to its ownership of Bitcoins, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of Bitcoins and other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “Additional Currency.” The Trust does not expect to take any Additional Currency it may hold into account for purposes of determining the Trust’s Bitcoin Holdings or the Bitcoin Holdings per Unit.

Section 3.6 of the Amendment to Trust Agreement, dated April 15, 2022, provides that if the Trust comes to own any airdropped cryptocurrency (other than Bitcoin), the Sponsor shall distribute such airdropped cryptocurrency within forty-five days of receipt of such assets (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders. If the Trust comes to own any forked versions of Bitcoin, the Sponsor shall distribute such forked version or versions of Bitcoin, the Sponsor shall distribute such forked version or versions within forty-five days of receipt (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent that the Sponsor determines in its reasonable discretion that such a distribution is necessary to preserve the federal tax treatment of the Trust set forth in Section 1.6 of the Trust Agreement, and may distribute such forked version or versions within forty-five days of receipt (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent the Sponsor determines it is in the best interests of the Unitholders.

Trust Expenses

The Trust’s only ordinary recurring expenses are expected to be the Management Fee, index license fees and fees of the Custodian. The Trust is also responsible for annual legal fees in excess of $50,000, and audit fees. The Management Fee is assessed at an annual rate of 0.49% of the daily NAV of the Trust and will accrue solely in Bitcoins and will be payable at the Sponsor’s sole discretion, in Bitcoins or U.S. dollars and valued at the Bitcoin Market Price in effect for such Bitcoin at the time of such payment. The Management Fee is payable to the Sponsor monthly in arrears. If the Trust holds any Additional Currency, the Trust may pay the Management Fee, in whole or in part, with such Additional Currency by entering into an agreement with the Sponsor and transferring such Additional Currency to the Sponsor at a value to be determined in accordance with the terms of such agreement, but only if such agreement and transfer do not conflict with the terms of the Trust Agreement. The Trust’s NAV is calculated daily, by reference to the Bitcoin Market Price as measured at 4:00 p.m., New York time available at https://pro.coinbase.com/trade/BTC-USD. The

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Administrator, on behalf of the Trust, accrues the Custodian and Management Fees on a daily basis. Expenses are accrued in Bitcoin, and the accrual balance is evaluated daily, based on the fluctuations in the Bitcoin Market Price. Custody fees are calculated based on the total Bitcoins held in the Trust as of the end of the day and according to the agreed upon fee schedule with the Custodian. Management Fees are calculated daily net of the current day-accrued custody fees. All expenses are allocated pro rata based on the number of Units issued and outstanding.

To cause the Trust to pay Trust expenses, the Sponsor will instruct the Custodian to (i) withdraw from the Custodial Account the number of Bitcoins equal to the accrued but unpaid Fees and (ii) transfer such Bitcoins to the Sponsor’s account at such times as the Sponsor determines in its absolute discretion.

The Management Fee is paid by the Trust to the Sponsor for services performed under the Trust Agreement and as partial consideration for Sponsor’s agreement to pay the Assumed Expenses. After payment of the Assumed Expenses for the Trust, the Sponsor may use the remaining portion of the Management Fee received from the Trust at its discretion, which may include the payment of fees from time to time for the referral of new investors in the Trust.

The number of Bitcoins represented by a Unit will decline each time the Trust pays the Management Fee or any Excluded Expenses by transferring or selling Bitcoins

Disposition of Bitcoin

Because the Trust’s Assumed Expenses are payable through the transfer of Bitcoin each month, the Sponsor, its delegates or the Custodian will withdraw Bitcoin as needed from the Custodial Account to pay such fees. If the Trust incurs Extraordinary Expenses in U.S. dollars, Bitcoin will be converted to U.S. dollars at the exchange rate at the time of conversion to pay these Extraordinary Expenses. Unitholders do not have the option of choosing to pay their proportionate Units of Extraordinary Expenses in lieu of having their Units of Extraordinary Expenses paid by the Trust’s sale of Bitcoin. Assuming that the Trust is treated a grantor trust for U.S. federal income tax purposes, each delivery or sale of Bitcoins by the Trust for the payment of expenses by the Trust will result in a taxable event to Unitholders.

Because the number of the Trust’s Bitcoin will decrease as a consequence of the payment of the Management Fee in Bitcoin or the sale of Bitcoin to pay Extraordinary Expenses (and the Trust will incur additional fees associated with converting Bitcoin into U.S. dollars), the number of Bitcoin represented by a Unit will decline at such time and the NAV of the Trust may also decrease. Accordingly, the Unitholders will bear the cost of the Management Fee and any Extraordinary Expenses.

The Sponsor will also cause the sale of the Trust’s Bitcoin if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bitcoin.

Review of Financial Results

Financial Highlights for the Quarters ended June 30, 2021 and 2020 (unaudited)

(All amounts in the following table, except Unit, Bitcoin and price per Bitcoin amounts, are in thousands)

	Three Months Ended June 30,
	2021	2020
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in Bitcoin	$(68,803)	$3,623
Net (decrease) increase in net assets resulting from operations	$(69,053)	$3,588
Net assets	$98,329	$12,729

During the three months ended June 30, 2021, net realized loss and net change in unrealized depreciation on investment in Bitcoin was $68,802,972, which include a realized loss of $46,850 on the transfer of Bitcoin to pay the Management Fee, custody fee, and index license fee, and net change in unrealized depreciation on investment in Bitcoin of $68,756,122. Net realized loss and net change in unrealized depreciation on investment in Bitcoin for the three months ended June 30, 2021 was driven by Bitcoin price depreciation from $59,135.73 per Bitcoin as of March 31, 2021 to $34,764.79 per Bitcoin as of June 30, 2021.

Net decrease in net assets resulting from operations was $69,053,038 for the three months ended June 30, 2021, which consist of the net realized and unrealized loss on investment in Bitcoin, less the Management Fee of $160,853 and other expenses of $89,213. Net assets decreased to $98,329,065 at June 30, 2021, a 41% decrease for the three months ended June 30, 2021. The decrease in net assets resulted primarily from the aforementioned Bitcoin price depreciation, partially offset by capital contribution of approximately

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25.41 Bitcoin with a value of $1,306,991 to the Trust in connection with Units issuance, less the Trust’s expenses of $250,066 for the period.

Financial Highlights for the Six Months ended June 30, 2021 and 2020 (unaudited)

(All amounts in the following table, except Unit, Bitcoin and price per Bitcoin amounts, are in thousands)

	Six Months Ended June 30,
	2021	2020
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in Bitcoin	$(14,615)	$2,718
Net (decrease) increase in net assets resulting from operations	$(15,020)	$2,655
Net assets	$98,329	$12,729

An individual Unitholder’s return, ratios, and per Unit performance may vary from those presented above based on the timing of Unit transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the year and assuming redemption on the last day of the year. Ratios have been annualized for the partial periods ended June 30, 2021 and June 30, 2020. The net asset value per unit at the beginning of the period for 2021 performance has been adjusted to reflect the stock split that occurred effective January 5, 2021.

During the first six months of 2021, net realized loss and net change in unrealized depreciation on investment in Bitcoin was $14,615,478, which include a realized loss of $60,740 on the transfer of Bitcoin to pay the Management Fee, custody fee, and index license fee, and net change in unrealized depreciation on investment in Bitcoin of $14,554,738. Net realized loss and net change in unrealized depreciation on investment in Bitcoin for the six months was driven by significant Bitcoin price depreciation in May 2021, which occurred subsequent to significant investments made at the higher price in the first quarter of 2021 and the beginning of the second quarter of 2021. Net decrease in net assets resulting from operations was $15,019,931 for the first six months of 2021, which consist of the net realized and unrealized gain on investment in Bitcoin, net the Management Fee of $264,093 and other fees of $140,360. Net assets increased to $98,329,065 at June 30, 2021.

Financial Highlights for the Years Ended December 31, 2020 and 2019

(All amounts in the following table, except per Unit, Bitcoin and price of Bitcoin amounts, are in thousands)

	For the Year Ended December 31,
	2020	2019
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in Bitcoin	$32,063	$4,959
Net (decrease) increase in net assets resulting from operations	$31,894	$4,862
Net assets	$44,907	$9,837

The Trust launched on January 22, 2019 with seed capital of 1,388 Bitcoin with a value of $4,975,161.

Net realized gain and net change in unrealized appreciation on investment in Bitcoin for the period from January 22, 2019 (commencement of operations) to December 31, 2019 was $4,959,361 which includes a realized gain of $46,753 on the transfer of Bitcoin to pay the Management Fee, custody fee, and index license fee, and net change in unrealized appreciation on investment in Bitcoin of $4,912,608. Net realized gain and net change in unrealized appreciation on investment in Bitcoin for the year was driven by Bitcoin price appreciation from $3,584.41 per Bitcoin on January 22, 2019 to $7,153.38 per Bitcoin as of December 31, 2019. Net increase in net assets resulting from operations was $4,861,974 for the period from January 22, 2019 (commencement of operations) to December 31, 2019, which consisted of the net realized gain and net change in unrealized appreciation on investment in Bitcoin, less the Management Fee of $97,387. Net assets increased to $9,837,135 at December 31, 2019.

Net realized gain and net change in unrealized appreciation on investment in Bitcoin for the year ended December 31, 2020 was $32,062,851 which includes a realized gain of $18,466 on the transfer of Bitcoin to pay the Management Fee, Custody Fee, and index license fee, and net change in unrealized appreciation on investment in Bitcoin of $32,044 385. Net realized gain and net change in unrealized appreciation on investment in Bitcoin for the year was driven by Bitcoin price appreciation from $7,153.38 per Bitcoin on December 31, 2019 to $29,026.66 per Bitcoin as of December 31, 2020. Net increase in net assets resulting from operations was $31,893,722 for the year ended December 31, 2020, which consisted of the net realized gain and net change in unrealized appreciation on investment in Bitcoin, net the Management Fee of $132,210 and other fees of $36,919. Net assets increased to $44,906,682 at December 31, 2020.

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Off-Balance Sheet Arrangements

The Trust is not a party to any off-balance sheet arrangements.

Cash Resources and Liquidity

When selling Bitcoins and/or Additional Currency to pay Extraordinary Expenses, the Sponsor endeavors to sell the exact number of Bitcoins and/or Additional Currency needed to pay expenses in order to minimize the Trust’s holdings of assets other than Bitcoin. As a consequence, the Sponsor expects that the Trust will not record any cash flow from its operations and that its cash balance will be zero at the end of each reporting period.

In exchange for the Management Fee, the Sponsor has agreed to assume most of the expenses incurred by the Trust. As a result, the only ordinary expense of the Trust during the periods covered by this Information Statement was the Management Fee. The Trust is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to its liquidity needs.

Critical Accounting Estimates

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of Bitcoin for Unit creations and the delivery of Bitcoin for Units redemptions or for payment of expenses in Bitcoin. At this time, the Trust is not accepting redemption requests from unitholders. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using a first in first out method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor Fee in Bitcoin.

Principal Market and Fair Value Determination

To determine which Bitcoin market will serve as the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s NAV, the Trust follows FASB ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust purchases Bitcoin directly from various counterparties, such as Galaxy Digital, Jane Street, and Cumberland DRW LLC, and does not itself transact in any Bitcoin markets. Therefore, the Trust looks to these counterparties when assessing entity-specific and market-based volume and the level of activity in the Bitcoin markets. The Trust utilizes the Bitcoin Market Price to determine the value of Bitcoin at any given time. The Trust evaluates its principal market selection (or in the absence of a principal market the most advantageous market) at least annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Bitcoin market’s trading volume and level of activity in the trailing twelve months, (ii) if any Bitcoin markets have developed that the Trust has access to, or (iii) if recent changes to a Bitcoin market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market. The Trust does not anticipate changing its principal market more frequently than annually, in connection with its annual evaluation of its principal market selection and annual financial audit. Each annual evaluation will take into account the findings from the Trust’s quarterly reviews.

The cost basis of a Trust investment in Bitcoin recorded by the Trust for financial reporting purposes is the fair value of the Bitcoin at the time of contribution to the Trust. The Bitcoin cost basis recorded by the Trust may differ from the value of the proceeds collected by the Sponsor from the sale of the corresponding Units to investors.

Investment Company Considerations

The Trust is an investment company for GAAP purposes and follows accounting and reporting guidance in accordance with the FASB ASC Topic 946, Financial Services – Investment Companies. The Trust uses fair value as its method of accounting for Bitcoin in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

Quantitative and Qualitative Disclosures about Market Risk

The Trust Agreement does not authorize the Trustee to borrow for payment of the Trust’s ordinary expenses. The Trust does not engage in transactions in foreign currencies which could expose the Trust or holders of Units to any foreign currency related market risk. The Trust does not invest in derivative financial instruments and has no foreign operations or long-term debt instruments.

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Selected Operating Data

Quarters Ended June 30, 2021 and 2020

	Three Months Ended June 30,
	2021	2020

	(Bitcoin balances are rounded to the nearest two decimal places)
Bitcoins:
Opening balance	2,811.01	1,371.80
Creations	25.41	24.81
Management Fee, related party	(3.62)	(2.33)
Custody Fee	(2.95)	—
Closing balance	2,829.85	1,394.28
Accrued but unpaid Management Fee, related party	(1.14)	(1.12)
Accrued but unpaid Custody Fee	(0.20)	(0.57)
Accrued but unpaid Index Fee	(0.10)	—
Net closing balance	2,828.41	1,392.59
Number of Units:
Opening balance	8,237,837	3,980,128
Creations	74,649	72,344
Closing balance	8,312,486	4,052,472
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Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,
	2021	2020

	(Bitcoin balances are rounded to the nearest two decimal places)
Bitcoins:
Opening balance	1,548.46	1,388.00
Creations	1,289.94	24.81
Management Fee, related party	(4.96)	(18.53)
Custody Fee	(3.59)	—
Closing balance	2,829.85	1,394.28
Accrued but unpaid Management Fee, related party	(1.14)	(1.12)
Accrued but unpaid Custody Fee	(0.20)	(0.57)
Accrued but unpaid Index Fee	(0.10)	—
Net closing balance	2,828.41	1,392.59
Number of Units:
Opening balance	4,529,312	3,980,128
Creations	3,783,174	72,344
Closing balance	8,312,486	4,052,472

* Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5. 2021.

	As of June 30,
	2021	2020
NAV per Unit	$11.83	$3.14
Bitcoin Market Price	$34,764.81	$9,140.27
Bitcoin Holdings per Unit	0.00034	0.00034

  Years Ended December 31, 2020 and 2019

	For the Year Ended December 31,
	2020	2019

	(All Bitcoin balances are rounded to the nearest two decimal places)
Bitcoins:
Opening balance	1,376.48	—
Creations	187.84	1,388
Management Fee, related party	(13.41)	(11.52)
Custody Fee	(2.45)	—
Closing balance	1,548.46	1,376.48
Accrued but unpaid Management Fee, related party	(0.64)	(1.30)
Accrued but unpaid Custody Fee	(0.74)	—
Net closing balance	1,547.09	1,375.18
Number of Units:
Opening balance	3,980,128	3,980,128
Creations	549,184	—
Closing balance	4,529,312	3,980,128

* Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5. 2021.

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	December 31,
	2020	2019
NAV per Unit	$9.91	$2.47
Bitcoin Market Price	$29,026.66	$7,153.38
Bitcoin Holdings per Unit	0.00034	0.00035

Historical NAV per Unit and Bitcoin Prices

As movements in the price of Bitcoin will directly affect the price of the Units, investors should understand recent movements in the price of Bitcoin. Investors, however, should also be aware that past movements in the Bitcoin price are not indicators of future movements. Movements may be influenced by various factors, including, but not limited to, government regulation, security breaches experienced by service providers, as well as political and economic uncertainties around the world.

The following chart illustrates the movement in the Bitcoin Market Price from January 3, 2019 to August 13, 2021. For more information on the determination of the Bitcoin Market Price, see “Overview of the Bitcoin Industry and Market—Bitcoin Value.”

The following table (and the chart above) illustrates the movements in the NAV and the Bitcoin Market Price (referred to in the chart as “Market Price”) from the beginning of the Trust’s operations on January 3, 2019 to August 13, 2021. Since the beginning of the Trust’s operations, the Bitcoin Market Price has ranged from $3,358.67 to $63,333.68, with the straight average being $17,459.99. The Sponsor has not observed a material difference between the Bitcoin Market Price and average prices from the constituent Bitcoin exchanges individually or as a group.

Period	Average	High	Date	Low	Date	End of period	Last business day
From January 3, 2019 to December 31, 2019	$7,379.15	$13,724.33	6/26/2019	$3,358.67	2/7/2019	$7,153.38	$7,153.38
Twelve months ended December 31, 2020	$11,131.27	$29,026.66	12/31/2020	$4,956.92	3/16/2020	$29,026.66	$29,026.66
January 3, 2019 (the inception of the Trust’s operations) to August 13, 2021	$17,495.99	$63,333.68	4/15/2021	$3,358.67	2/7/2019	$46,484.01	$46,484.01

Secondary Market Trading

The Trust’s Units have been quoted on OTC Markets since February 12, 2021, and on OTCQX under the symbol OBTC since February 26, 2021. The price of the Units as quoted on OTCQX (and OTC Markets) has varied significantly from the NAV per Unit. From February 12, 2021 to August 13, 2021, the maximum premium of the closing price of the Units quoted on OTCQX (and OTC Markets) over the value of the Trust’s NAV per Unit was approximately 240% and the average premium was approximately 27%. As of June 30, 2021, the Trust’s Units were quoted on OTCQX at a premium of approximately 30% to the Trust’s NAV per Unit.

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The historical premium of the closing price of the Units quoted on OTCQX and OTC Markets as compared with the NAV per Unit has varied, from a high of 240% on February 16, 2021 (closing price $56.39 per Unit on OTCQX (and OTC Markets) and NAV per Unit $16.58) to a low (i.e., discount) of -7% on May 10, 2021 (closing price $17.80 per Unit on OTCQX (and OTC Markets) and NAV per Unit $19.16). The average daily premium since the Units were first traded on OTC Markets on February 12, 2021 is 27%. The historical premiums and discounts at times reflect a material deviation from the Bitcoin Market Price.

The following table sets out the range of high and low closing prices for the Units as reported by OTCQX, the Trust’s NAV per Unit and the Trust’s Bitcoin Holdings per Unit for the period from February 12, 2021 to August 13, 2021.

	High			Low
	OTCQX	NAV per Unit	Bitcoin Holdings per Unit	OTCQX	NAV per Unit	Bitcoin Holdings per Unit
2021
(through August 13, 2021)	$56.39	$21.58	0.00034	$12.29	$10.13	0.00034

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DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust that was formed on January 3, 2019 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Delaware Statutory Trust Act (“DSTA”). The Trust operates pursuant to the Trust Agreement.

The investment objective of the Trust is for the Units to reflect the performance of Bitcoin as measured by reference to the Index, less the Trust’s expenses and other liabilities. The Sponsor believes that, for many investors, the Units will represent a cost-effective and convenient investment relative to a direct, outright investment in Bitcoins. Although the redemption of Units is provided for in the Trust Agreement, the redemption of Units is not currently permitted and the Trust does not currently operate a redemption program. In addition, the Trust may from time to time halt creations of Units. As a result, there can be no assurance that the market price of the Units will reflect the value of the Trust’s NAV per Unit, and the Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit.

The Units represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Trust is a passive investment vehicle and is not engaged in any business activities. The Trust’s Bitcoins are held by the Custodian on behalf of the Trust. The Trust’s Bitcoins will be transferred out of the Custodial Account only in the following circumstances: (i) transferred to pay the Management Fee or any Extraordinary Expenses, (ii) sold on an as-needed basis to pay Extraordinary Expenses or (iii) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of Bitcoins by the Trust to pay the Management Fee or any Extraordinary Expenses will be a taxable event for Unitholders. See “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Units. The Trust issues Units only in connection with purchase orders for a minimum of $25,000 initial investment ($10,000 minimum for additional investments). The Units may be purchased from the Trust on an ongoing basis, upon the order of an Accredited Investor to purchase a minimum of $25,000 of Units initial investment ($10,000 minimum for additional investments). From June 2020 until August 2020, the Trust offered up to $5,000,000 worth of Units, in minimum round lots of 100 Units, pursuant to Rule 504 of Regulation D under the Securities Act, to investors residing in Connecticut and New York. Purchasers in that offering included non-Accredited Investors. Initially, each Unit represented 0.00138335 of a Bitcoin. Unitholders that are not Accredited Investors may not purchase Units from the Trust upon orders. At this time, the Trust is not operating a redemption program for Units and therefore Units are not redeemable by the Trust.

The Sponsor will determine the Trust’s Bitcoin Holdings on each Business Day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Sponsor determines Bitcoin Holdings in the following manner: (i) reference the number of Bitcoins in the Trust’s custody account at 4:00 p.m., New York time on each business day, (ii) calculate the number of Bitcoins representing accrued but unpaid expenses by using the Bitcoin Market Price then in effect, and (iii) deduct the number in step (ii) from the number in step (i). The Sponsor will also determine the Bitcoin Holdings per Unit, which equals the Bitcoin Holdings divided by the number of outstanding Units. Each business day, the Sponsor will publish the market price for the Trust’s Units, the closing NAV per Unit, the aggregate value of the Trust’s NAV and the Bitcoin Holdings per Unit on the Sponsor’s website, https://ospreyfunds.io/products/, as soon as practicable after the Trust’s NAV and Bitcoin Holdings per Unit have been determined by the Sponsor. See “Valuation of Bitcoin and Determination of NAV.”

The Trust’s assets consist solely of Bitcoins, Additional Currency, proceeds from the sale of Bitcoins and Additional Currency pending use of such cash for payment of Extraordinary Expenses or distribution to the Unitholders and any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. Each Unit represents a proportional interest, based on the total number of Units outstanding, in each of the Trust’s assets as determined in the case of Bitcoin by reference to the Bitcoin Market Price, less the Trust’s expenses and other liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market price of the Units will fluctuate over time in response to the market prices of Bitcoins. In addition, because the Units reflect the estimated accrued but unpaid expenses of the Trust, the number of Bitcoins represented by a Unit will gradually decrease over time as the Trust’s Bitcoins are used to pay the Trust’s expenses. The Trust does not expect to take any Additional Currency it may hold into account for purposes of determining the Trust’s Bitcoin Holdings or the Bitcoin Holdings per Unit.

Bitcoin pricing information is available on a 24-hour basis from various financial information service providers or Bitcoin Network information sites such as Tradeblock.com or Bitcoincharts.com. The spot price and bid/ask spreads may also be available

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directly from Bitcoin exchanges. Market prices for the Units will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Units.

The Trust has no fixed termination date.

ACTIVITIES OF THE TRUST

The activities of the Trust are limited to (i) issuing Units in exchange for cash or Bitcoin transferred to the Trust as consideration in connection with the issuance of those Units, (ii) transferring or selling Bitcoin (including forks in the Bitcoin Network) as necessary to pay the 0.49% Management Fee, the Excluded Expenses and the Extraordinary Expenses, (iii) transferring Bitcoin in exchange for Units surrendered for redemption (at such time as redemptions from the Trust are permitted by the SEC and subject to the approval of the Sponsor), (iv) causing the Sponsor to sell Bitcoins upon the termination of the Trust, (v) making distributions of Bitcoin (including any Additional Currency) or cash from the sale thereof, and (vi) engaging in all administrative and security procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement and the Custodial Services Agreement.

The Trust is a passive investment vehicle and its assets will not be actively managed. As a result, it will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of Bitcoin.

The Sponsor calculates the Trust’s NAV per Unit as of 4:00 p.m., New York time on each Business Day, and publishes the NAV per Unit on the Trust’s website (www.ospreyfunds.io) shortly thereafter.

Trust Objective

The investment objective of the Trust is for the Units to reflect the performance of Bitcoin as measured by reference to the Index, less the Aggregate Trust Expenses and other liabilities. The Units are intended to constitute a cost-effective and convenient means of gaining investment exposure to Bitcoin. Although the Units will not be the exact equivalent of a direct investment in Bitcoin, they provide investors with an alternative that constitutes a relatively cost-effective way to participate in Bitcoin markets through the securities market.

At this time, the Trust is not operating a redemption program for Units and therefore Units are not redeemable by the Trust. In addition, the Trust may halt issuances of Units for extended periods of time. As a result, the value of the Units of the Trust may not approximate, and if traded on any secondary market, the Units may trade at a substantial premium over, or discount to, the NAV per Unit, less the Trust’s expenses and other liabilities.

Strategy Behind the Units

The Units are intended to offer investors an opportunity to participate in Bitcoin markets through an investment in securities. The logistics of accepting, transferring and safekeeping of Bitcoin are dealt with by the Sponsor and the Custodian, and the related expenses are built into the price of the Units. Therefore, Unitholders do not have additional tasks or costs over and above those generally associated with investing in any other privately placed security.

The Units are intended to provide Accredited Investors with a simple and cost-effective means, with minimal credit risk, of gaining investment benefits similar to those of directly holding Bitcoin.

Secondary Market Trading

While the Trust’s investment objective is for the Units to reflect performance of Bitcoin measured by reference to the Index, less the Aggregate Trust Expenses and other liabilities, the Units may trade in the secondary market on the OTCQX (or on another secondary market in the future) at prices that are lower or higher than the NAV per Unit. The amount of the discount or premium in the trading price relative to the NAV per Unit may be influenced by non-concurrent trading hours and liquidity between OTCQX and larger Bitcoin exchanges in the Bitcoin exchange market. While the Sponsor has obtained approval for listing and trading of the Units on the OTCQX, there is no guarantee that a liquid secondary market in the Units will develop or be maintained. Investors should therefore be willing to risk being unable to sell their Units in a liquid, organized secondary market, potentially leading to a reduction in Unit value.

Trust Expenses

For a discussion of the Trust’s expenses, please see “Summary – Trust Expenses.”

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Hypothetical Expense Example

The following table illustrates the anticipated impact of the payment of the Trust’s expenses on the number of Bitcoins represented by each outstanding Unit for three years, assuming that the Trust does not make any payments using any Additional Currency. It assumes that the only transfers of Bitcoins will be those needed to pay the Management Fee and that the price of Bitcoins and the number of Units remain constant during the three-year period covered. The table does not show the impact of any Extraordinary Expenses. Any Extraordinary Expenses, if and when incurred, will accelerate the decrease in the fractional number of Bitcoins represented by each Unit. In addition, the table does not show the effect of any waivers of the Management Fee that may be in effect from time to time. The Sponsor, from time to time, may waive all or a portion of its Management Fee in its sole discretion, where the Sponsor believes such wavier is appropriate and in the best interest of the Trust. The Sponsor does not currently intend to waive any of the Management Fee.

	Year
	1	2	3
Hypothetical price per Bitcoin	$100.00	$100.00	$100.00
Management Fee	0.49%	0.49%	0.49%
Units of Trust, beginning	100,000.00	100,000.00	100,000.00
Bitcoins in Trust, beginning	10,000.00	9,951.00	9,902.24
Hypothetical value of Bitcoins in Trust	$1,000,000.00	$995,100.00	$990,224.00
Beginning NAV of the Trust	$1,000,000.00	$995,100.00	$990,224.00
Bitcoins to be delivered to cover the Management Fee	49.00	48.76	48.52
Bitcoins in Trust, ending	9,951.00	9,902.24	9,853.72
Ending Bitcoin NAV of the Trust	$995,100.00	$990,224.00	$985,372.00
Ending Bitcoin Holdings per Unit	0.995	0.990	0.985
Hypothetical price per Bitcoin	$100.00	$100.00	$100.00
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THE SPONSOR

The Trust’s Sponsor is Osprey Funds, LLC, a Delaware limited liability company formed on October 31, 2018. The Sponsor’s principal place of business is 520 White Plains Road, Suite 500, Tarrytown, New York, 10591 and its telephone number is (914) 214-4174. Under the Delaware Limited Liability Company Act and the governing documents of the Sponsor, Gregory D. King is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor is neither an investment adviser registered with the SEC nor a commodity pool operator registered with the CFTC, and will not be acting in either such capacity with respect to the Trust, and the Sponsor’s provision of services to the Trust will not be governed by the Advisers Act or the CEA.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and quotation of the Units on the OTCQX. As partial consideration for its receipt of the 0.49% Management Fee from the Trust, the Sponsor is obligated to pay the Assumed Expenses.

The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. This includes (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors, (ii) processing orders to create (and, should the Trust commence a redemption program, redeem) Units and coordinating the processing of such orders with the Custodian and the Transfer Agent, (iii) calculating and publishing the NAV per Unit and the Bitcoin Holdings per Unit of the Trust each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable, (iv) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers (including without limitation the Administrator, Custodian, Transfer Agent and Index Provider), (v) instructing the Custodian to withdraw the Trust’s Bitcoin as needed to pay the Management Fee and the other Aggregate Trust Expenses, (vi) upon dissolution of the Trust, distributing the Trust’s remaining Bitcoin or the cash proceeds of the sale thereof to the owners of record of the Units and (vii) when applicable, establishing the principal market for GAAP valuation. In addition, if there is a fork in the Bitcoin Network after which there is a dispute as to which network resulting from the fork is the Bitcoin Network, the Sponsor has the authority to select the network that it believes in good faith is the Bitcoin Network, unless such selection or authority would otherwise conflict with the Trust Agreement.

The Sponsor does not store, hold or maintain custody or control of the Trust’s Bitcoin but instead has entered into the Custodial Services Agreement with the Custodian to facilitate the security of the Trust’s Bitcoin.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

Index Provider Agreement

The Index Provider and the Sponsor have entered into an index provider agreement (the “Index Provider Agreement”) governing the Sponsor’s use of the Index. The Index Provider may adjust the calculation methodology for the Index without notice to, or consent of, the Trust or its Unitholders. Under the Index Provider Agreement, the Sponsor pays a monthly fee and a fee based on the Bitcoin Holdings of the Trust to the Index Provider in consideration of its license to the Sponsor of Index-related intellectual property.

Under the Index Provider Agreement, the Index Provider generally disclaims all warranties, including non-infringement and fitness for a particular purpose. The Index is provided on an “as-is,” “as available,” and “with all faults” basis. The Index Provider, however, agreed to indemnify the Sponsor and the Trust against any claim, demand suit, investigation or proceeding made or brought by a third party alleging that the use of the service permitted under the Index Provider Agreement infringes or misappropriates a third-party copyright, trade secret, trademark or United States patent. The Index Provider will pay all costs, including reasonable attorneys’ fees and any settlement amounts agreed to by the Index Provider or damages award in connection with such third-party claim.

The Trust will notify Unitholders of material changes to Index methodology or composition, upon being notified of such change by the Index Provider, through a filing of a current report on Form 8-K with the SEC.

Pursuant to the Trust Agreement, the Sponsor has general discretion to select a different index (or otherwise change the fund’s investment objectives).

Under the Index Provider Agreement, the Sponsor may use the Index, including without limitation, for use in internal fund administration such as portfolio valuation and accounting and for display on the Sponsor’s websites, social media, or mobile applications, as well as inclusion in publications, reports, advertisements and other informational materials. The Trust currently uses the Index solely as the basis for determining the Trust’s investment objective. It does not currently rely on the Index for determining NAV or otherwise valuing Trust assets.

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The Sponsor is required to indemnify the Index Provider, including its officers, directors, employees, agents, contractors, representatives and affiliates against any claims made or brought against the Index Provider arising from the Sponsor’s breach, or alleged breach, of the Index Provider Agreement.

The Index Provider Agreement is governed by the laws of the Commonwealth of Massachusetts.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including, without limitation, the Custodian and its agents. Gregory D. King, the Chief Executive Officer of the Sponsor, Robert Rokose, the Chief Financial Officer of the Sponsor, and Matthew Mascera, as Director of Operations of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor.

The following individuals are the officers of the Sponsor responsible for overseeing the business and operations of the Trust:

Gregory D. King, Chief Executive Officer

Gregory D. King is Founder and CEO of Osprey Funds, LLC and has served as CEO of the Sponsor since its inception in October 2018. Greg is the primary author of several financial industry innovations including creating the first ever exchange-traded note (“ETN”) for Barclays in 2006. In 2009, Greg co-founded VelocityShares, LLC, a provider of alternative ETPs, partnering with Credit Suisse as product issuer. VelocityShares was acquired by Janus Capital in 2014. During his career, Greg has created and launched over 100 exchange-traded funds and notes for Barclays, Credit Suisse, Global X Funds, VelocityShares, REX Shares, LLC, and Osprey Funds. Greg received a Master’s in Business Administration from the University of California, Davis, and is a CFA Charter holder. He has been an investor in Bitcoin since 2013.

Robert Rokose, Chief Financial Officer and Treasurer

Robert Rokose became Treasurer and CFO of the Sponsor in March 2020. He is also CFO of REX Shares, LLC, originally the parent company to the Sponsor. Bob has 28 years of accounting and financial services experience. His previous roles include CFO of U.S. Funds at JP Morgan Asset Management, Managing Director & CFO for PIMCO/Allianz Funds and Assistant Vice President & Assistant Controller of publicly held Lexington Global Asset Managers. Mr. Rokose has served as a Financial Services Consultant and has acted in that role since November 2016. From May 2014 to October 2016, Mr. Rokose was Chief Financial Officer and Treasurer of AccuShares Investment Management where he led all financial accounting and reporting for the organization. Bob is a Certified Public Accountant, licensed in the state of New York. He has an undergraduate degree from Pace University and a Master’s of Business Administration from the University of Connecticut.

Jack Drogin, General Counsel

Jack Drogin became General Counsel and Chief Compliance Officer of the Sponsor in May 2021. He has over thirty years’ experience as an attorney, including ten on the Staff of the U.S. Securities and Exchange Commission, Division of Trading and Markets. from January 1991 to June 2001. Prior to joining Osprey Funds, LLC, Jack was a shareholder in the Washington, D.C. office of Murphy & McGonigle, P.C., a firm focusing on financial services law and regulation. He holds an undergraduate degree from the University of Pennsylvania and a law degree from Harvard Law School. Jack is a member of the New York and District of Columbia bars.

Matthew Mascera, Director of Operations

Matthew Mascera became Director of Operations of the Sponsor in March 2020. Matt has 23 years of experience in the financial services industry. From February 2016 to June 2019, Matt was Director of Operations and Trading at Seacliff Capital, a long/short equity hedge fund. From 2012 to 2015, Matt was a Senior Vice President in equities at FBR & Co. Previous to that, Matt was an Executive Director at UBS Securities where he had been since 2005. Matt holds a Bachelor’s degree in Finance from Tulane University.

Advisory Board

The Sponsor has an advisory board, which serves in an informal, advisory capacity. The members listed below have no formal duties in connection with their service, but have agreed to make themselves available, upon the Sponsor’s request to advise on Sponsor matters, including without limitation those relating to the Trust. Each member of the advisory board, listed below, receives equity in the Sponsor in return for their services.

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Brian Estes

Brian is the Managing Partner & Chief Investment Officer at Off the Chain Capital, a firm focused on Graham/Dodd value investing in blockchain digital assets.

Josh Brown

Josh is the CEO of Ritholtz Wealth management, a New York City-based investment advisory firm.

Michael Komaransky

Michael is the founder of Grapefruit Trading, a crypto market maker firm. Previously, Michael served as the head of Trading at Cumberland, DRW’s digital-currency unit.

J. Parsons

J. Parsons has been a leader in the exchange traded product industry for over twenty years. Most recently. J. served as the Global Head of Sales in the iShares business of Barclays Global Investors (BGI).

THE TRUSTEE

Delaware Trust Company serves as Delaware trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Sponsor’s principal office identified above.

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Unitholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian or any other person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Units. The Trustee’s liability in connection with the issuance and sale of Units is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this Information Statement or in any other document issued or delivered in connection with the sale or transfer of the Units. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the Bitcoins or other assets of the Trust. See “Description of the Trust Documents—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 60 days notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

Fees paid to the Trustee are an Assumed Expense.

THE TRANSFER AGENT

Continental Stock Transfer & Trust Company, a Delaware corporation, serves as the Transfer Agent of the Trust pursuant to the terms and provisions of the Transfer Agency and Registrar Service Agreement. The Transfer Agent has its principal office at 1 State

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Street, 30th Floor, New York, New York 10004. A copy of the Transfer Agency and Registrar Service Agreement is available for inspection at the Sponsor’s principal office identified herein.

The Transfer Agent’s Role

The Transfer Agent holds the Units primarily in book-entry form. The Sponsor directs the Transfer Agent to credit the number of Units to the investor in response to a creation order. The Transfer Agent will issue the Units. The Transfer Agent will also assist with the preparation of Unitholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent against, and the Transfer Agent will incur no liability for the refusal, in good faith, to make, transfers which the Transfer Agent, in its judgment, deems improper or unauthorized.

Fees paid to the Transfer Agent are an Assumed Expense.

THE CUSTODIAN

FDAS served as a qualified custodian for purposes of Section 206(4)-2(d)(6) under the Advisers Act for the year ended December 31, 2021. On February 4, 2022, the Trust entered into the Custodial Services Agreement with Coinbase Custody. Coinbase Global, Inc. is the wholly owned parent company of Coinbase Custody and Coinbase Pro, which is the Trust’s principal market that it uses to determine the value of Bitcoin. On March 11, 2022, the Trust delivered to FDAS a notice of termination of the custodial services agreement dated May 18, 2020. The notice of termination became effective on April 10, 2022. On March 10, 2022, the Trust transferred its custodied digital assets from FDAS to Coinbase Custody.

Coinbase Custody is an independently capitalized New York State limited purpose trust company, chartered in October of 2018. Coinbase Custody offers its clients access to secure, institutional-grade offline digital asset storage and is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreement. Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and is a qualified custodian for purposes of Section 206(4)-2(d)(6) of the Advisers Act. Coinbase Custody has its offices at 200 Park Avenue South, Suite 1208, New York, New York 10003.

The Custodian’s Role

Pursuant to the terms of the Custodial Services Agreement with Coinbase Custody, the Trust’s custodied digital assets are controlled and secured in a segregated custody account. The segregated custody account will allow for the transfer of ownership or control of the Trust’s Bitcoins, on the Trust’s behalf, including the withdrawal of digital assets to pay the Trust’s expenses. All digital asset private keys will be stored in offline storage, or “cold” storage. “Cold” storage is a safeguarding method by which the private keys corresponding to digital assets are disconnected and/or deleted entirely from the internet. As a result of digital assets being stored in “cold” storage, any withdrawal and subsequent transaction request to Coinbase Custody by the Trust requires twenty-four (24) hour notice to process. Such time delay between the withdrawal request and processing of the withdrawal may negatively impact the price of the digital asset upon sale. Coinbase Custody will provide the Trust with a quarterly account statement and for any month in which digital assets were deposited or withdrawn. The Trust agreed to indemnify Coinbase Custody from, any liability arising out of or related to any act or omission of any third party or non-permissioned user with access to the Trust’s Custodial Account. Fees paid to the Custodian are an Excluded Expense.

Under the Custodial Services Agreement with FDAS, FDAS controlled and secured the Trust’s “Digital Asset Custody Accounts,” one or more custody accounts that allow for the receipt, safekeeping and maintenance of the Trust’s digital assets and “Cash Custody Accounts,” one or more cash accounts to hold cash and monies received for deposit, on the Trust’s behalf. The digital assets in the Trust’s custody accounts with FDAS were treated as fungible with those digital assets of other clients of FDAS that are based on the same cryptographic protocol or consensus rules of a computer network that are also held in an omnibus wallet by the Custodian on behalf of such other clients. FDAS’s services (i) allowed digital assets to be deposited from a public blockchain address to the Trust’s Digital Asset Custody Account and (ii) allowed the Trust or Sponsor to withdraw digital assets from the Trust’s Digital Asset Custody Account to a blockchain supporting the relevant digital asset. A portion of the digital assets held for the Trust were held within an offline storage, or “cold” storage, system to secure the Trust’s private keys. FDAS could withdraw from the Trust’s Digital Assets Custody Account the amount of digital assets necessary to pay the Trust’s expenses. The Trust agreed to indemnify and hold harmless FDAS from any third-party claim or third-party demand (including all court costs and reasonable attorneys’ fees) arising out of or in connection with the custodial services agreement or any action taken or not taken pursuant thereto, except where such claim directly results from the gross negligence, fraud or willful misconduct of FDAS. FDAS had no fiduciary duty to the Trust, including with respect to the assets held in the custody accounts under the Custodial Services Agreement. FDAS provided to the Trust quarterly account statements identifying the digital assets in the custody accounts and setting forth all transactions in the custody accounts during such quarter. In addition, FDAS was permitted to take such steps that it determined necessary or advisable to inspect and protect the security of the assets and the custody accounts.

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THE ADMINISTRATOR

Theorem Fund Services serves as the Administrator. The Administrator has offices at 141 W. Jackson Blvd., Suite 4120, Chicago, IL 60604.

The Administrator’s Role

The Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Administrator’s principal responsibilities include (1) valuing the Trust’s Bitcoin and calculating the NAV per Unit; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and reviewing reports on the custody of and transactions in cash and Bitcoin from the Custodian and Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs; and (4) accounting and other fund administrative services. The Administrator also provides know-your-customer, anti-money laundering, and Office of Foreign Assets Control (“OFAC”) compliance check services to the Trust and the Sponsor.

The Administrator will liaise with the Trust’s legal, accounting and other professional service providers as needed.

The Administrator will keep proper books of registration and transfer of Units at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Sponsor’s satisfaction that such person is a Unitholder at all reasonable times during the usual business hours of the Sponsor. The Sponsor will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Unitholder.

CONFLICTS OF INTEREST

General

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

Prospective investors should be aware that the Sponsor presently intends to assert that Unitholders have, by subscribing for Units of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Trust, including REX Shares, LLC, a company under common control with the Sponsor. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to properly manage the affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.

Although the Sponsor does not engage in trading Bitcoin with the Trust, the Sponsor may receive from the Trust Bitcoin to be used to pay certain Trust expenses, including without limitation, the custody fee. In such circumstances, the Sponsor will price the Bitcoin received from the Trust at the Bitcoin Market Price on the day it is received and convert the Bitcoin received into cash to be used to pay Trust expenses. The Sponsor typically receives its Management Fee in Bitcoin, valued at the Bitcoin Market Price on the day such Management Fee is paid.

The Sponsor owned approximately 23 Bitcoin, valued at approximately $550,000, as of August 8, 2022.

No officer, employee or affiliate of the Sponsor owns significant amounts of Bitcoin or positions therein, given the large size and active daily trading volume of the Bitcoin/U.S. dollar (“BTC-USD”) trading market. Moreover, given the internal controls at the Sponsor (described below), even if an officer or employee were to own a significant amount of Bitcoin or positions therein, such person would not be able to impact the BTC-USD market, including on Coinbase Pro (the “Principal Market”) in a manner that would be material to investors.

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As of May 6, 2022, the market capitalization of Bitcoin was approximately $683 billion, and the daily U.S. dollar volume of trading BTC-USD on Coinbase Pro, for the prior six months, well exceeded one billion US dollars. The BTC-USD market, including, in particular, BTC-USD pair trading on the Principal Market, is extremely deep and liquid.

The Sponsor’s Code of Ethics (“Code”), adopted on May 18, 2022, as amended on June 22, 2022, prohibits officers and employees of the Sponsor from trading directly with the Trust (and neither the Sponsor nor any affiliate of the Sponsor trades directly with the Trust). In addition, the Code requires that any trading of $25,000 or more of Bitcoin within a 24-hour period must be reported to the Chief Compliance Officer within two business days following such trades, and all Bitcoin transactions are reported to the Chief Compliance Officer quarterly. Officers and employees of the Sponsor are also prohibited from buying or selling Bitcoin during Trade Restriction Windows, which are intended to occur on days the Trust is issuing new Units at NAV. Finally, officers and employees of the Sponsor are required to pre-clear all secondary market trades in OBTC. In light of these internal controls, and the depth and liquidity of BTC-USD trading on the Principal market, no officer, employee or affiliate of the Sponsor is in a position to impact materially the BTC-USD price on the Principal Market, and therefore the holdings by any such person should not be material to investors.

The Initial Purchaser

As of December 31, 2020, the largest investor in the Trust was Michael D. Komaransky (the “Initial Purchaser”) The Initial Purchaser seeded the Trust with an initial in-kind contribution of 1,388 Bitcoin (valued at $4,975161) on January 22, 2019. Because the Initial Purchaser has no voting rights in the Trust or the Sponsor, and there are currently no redemption rights associated with the Trust, the Sponsor does not believe the Initial Purchaser is a control person of the Sponsor.

The Initial Purchaser, through the proprietary Bitcoin trading firm he operates, Grapefruit Trading LLC, a Delaware limited liability company, formerly engaged in Bitcoin trading with the Trust entities. However, the Trust no longer trades with Grapefruit Trading LLC.

Proprietary Trading/Other Clients

Because the officers, employees and/or affiliates of the Sponsor may trade Bitcoin or other cryptocurrency markets for their own personal trading accounts (subject to certain internal trading policies and procedures, as applicable) at the same time as they are providing services to the Trust, prospective investors should be aware that certain conflicts of interest may be presented. For example, the other accounts might have similar or different investment objectives or strategies as the Trust, or otherwise hold, purchase or sell investments that are eligible to be held, purchased or sold by the Trust, or may take positions that are opposite in direction from those taken by the Trust. Records of other accounts, including personal trading accounts, will not be available for inspection by Unitholders.

Certain officers, employees and/or affiliates of the Sponsor may own Bitcoin for their own account. As discussed above, the Code prohibits officers and employees of the Sponsor from trading directly with the Trust (and neither the Sponsor nor any affiliate of the Sponsor trades directly with the Trust). In addition, the Code requires that any trading of $25,000 or more of Bitcoin within a 24-hour period must be reported to the Chief Compliance Officer within two business days following such trades, and all Bitcoin transactions are reported to the Chief Compliance Officer quarterly. Officers and employees of the Sponsor are also prohibited from buying or selling Bitcoin during Trade Restriction Windows, which are intended to occur on days the Trust is issuing new Units at NAV. Finally, officers and employees of the Sponsor will be required to pre-clear all secondary market trades in OBTC.

PRINCIPAL UNITHOLDERS

The Trust has no officers or directors. Its affairs are managed solely by the Sponsor. The following table sets forth certain information with respect to the beneficial ownership of the Units for:

●	each person that, to the Sponsor’s knowledge based solely on the records of the Transfer Agent, owns beneficially a significant portion of the Units;

●	each executive officer of the Sponsor individually; and

●	all officers of the Sponsor as a group.

The number of Units beneficially owned and percentages of beneficial ownership set forth below are based on the number of Units outstanding as of August 8, 2022.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership

Executive Officers of the Sponsor: (1)
Gregory D. King	4,113	*	%
Robert Rokose	2,056	*	%
Jack Drogin	0	*	%
Matthew Mascera	0	*	%
Executive officers of the Sponsor as a group	6,169	*	%

(1)	The Trust does not have any directors, officers or employees. Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates.

* Represents beneficial ownership of less than 1%.

The business address for each executive officer of the Sponsor is c/o Osprey Funds, LLC, 1241 Post Road, 2nd Floor, Fairfield, CT 06824.

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DESCRIPTION OF THE UNITS

General

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Units. The Trust issues Units only in connection with purchase orders for a minimum of $25,000 initial investment ($10,000 minimum for additional investments). The Units represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value.

Generally, the Units may be purchased from the Trust on an ongoing basis upon the order of an Accredited Investor to purchase a minimum of $25,000 of Units initial investment ($10,000 minimum for additional investments). Initially, each Unit represented 0.00138335 of a Bitcoin. Unitholders that are not Accredited Investors may not purchase Units from the Trust upon orders. At this time, the Trust is not operating a redemption program for Units and therefore Units are not redeemable by the Trust.

As of August 8, 2022, there were 8,340,536 Units issued and outstanding (after a four-to-one Unit split effective January 5, 2021 for Unitholders of record as of December 31, 2020 (the “Units Split”)).

Recent Sales of Unregistered Units

The Trust commenced an offering pursuant to Rule 504 of Regulation D under the Securities Act (“Rule 504 Offering”) on June 1, 2020, which terminated on August 12, 2020. In the Rule 504 Offering, the Trust sold 38,546 Units to investors residing in Connecticut and New York. Purchasers in the Rule 504 Offering included non-Accredited Investors.

On November 12, 2020, the Trust began an offering of an unlimited number of Units pursuant to Rule 506(c) under the Securities Act (the “November 2020 Offering”). A total of 4,206,224 Units were sold in the November 2020 Offering. Effective November 1, 2021, the Trust suspended the November 2020 Offering under Rule 506(c) under the Securities Act.

Description of Limited Rights

The Units do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A Unitholder will not have the statutory rights normally associated with the ownership of Units of a corporation. Each Unit is transferable (except to the extent restricted under the Securities Act), is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which Unitholders may vote under the Trust Agreement. For example, Unitholders do not have the right to elect directors and will not receive dividends. The Units do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

The Unitholders take no part in the management or control of the Trust. Under the Trust Agreement, Unitholders have limited voting rights. However, no amendments to the Trust Agreement that materially adversely affect the interests of Unitholders may be made without the vote of at least a majority (over 50%) of the Units (not including any Units held by the Sponsor or its affiliates). The Sponsor may generally make any other amendments to the Trust Agreement in its sole discretion without Unitholders’ consent.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on its Units in cash or in Units, with such frequency as the Sponsor may determine.

The Units are offered by the Trust and the Sponsor and its officers, in reliance upon the exemption from broker registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. Currently, the Trust does not expect to use underwriters, finders or other intermediaries to offer or sell Units, but it may choose to do so, and in any such case pay the fees of such intermediaries itself or pass some or all of such fees on to purchasers (in which case the Trust will make advanced disclosure of such fee arrangements to such purchasers).

In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the Unitholders any amounts of the cash proceeds (or Bitcoin) of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Unitholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

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See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Review of Financial Results” for further detail.

Issuance of Units

Generally, the Units may be purchased from the Trust on an ongoing basis upon the order of an Accredited Investor to purchase a minimum of $25,000 of Units initial investment ($10,000 minimum for additional investments), which may also be purchased through in-kind contributions of Bitcoin, at the sole discretion of the Sponsor. As of May 31, 2021, each Unit represented 0.00034 of a Bitcoin. Investors that are not Accredited Investors may not purchase Units from the Trust upon orders. See “Description of Issuance of Units.” The Trust may from time-to-time halt new issuances. As a result, the Units may trade at a substantial premium over, or substantial discount to, the NAV per Unit. This is because market participants would not be able to take advantage of arbitrage opportunities created when the market value of the Units deviates from the value of the Trust’s NAV per Unit.

Our calculation surrounding the number of Units issued upon each purchase is described and demonstrated below, which illustrates a hypothetical transaction taking place on December 1, 2021:

1.	Determine USD value received from investor: for example, $25,000 received on December 1, 2021;

2.	Use 4:00 pm, New York time, NAV per Unit price: $19.2663 NAV per Unit on December 1, 2021;

3.	Calculate the maximum number of whole Units that can be purchased at the price determined in step 2 with the proceeds determined in step 1: ($25,000/$19.2663 = 1,297 whole Units);

4.	Calculate the total value of those Units: 1,297 whole Units * $19.2663 NAV per Unit = $24,988.39;

5.	Calculate the difference between the proceeds received in step 1 and the value of the Units in Step 4: $25,000.00 - $24,988.39 = $11.61;

6.	The unapplied USD amount for purchase of new Units (rounding difference) is allocated to the Trust as “Other Earnings”: $11.61.

 Redemption of Units

Due to regulatory restrictions, the Trust is not currently operating a redemption program, and redemptions of Units are currently not permitted. Subject to receipt of regulatory approval from the SEC and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. Because the Trust does not believe that the SEC would, at this time, entertain an application for the waiver of rules needed in order to operate an ongoing redemption program, the Trust currently has no intention of seeking regulatory approval from the SEC to operate an ongoing redemption program.

Even if such relief is sought, no assurance can be given as to the timing of such relief or that such relief will be granted. If such relief is granted and the Sponsor approves a redemption program, the Units will be redeemable only in accordance with the provisions of the Trust Agreement and ay applicable conditions imposed by the SEC or its Staff.

Due to the lack of an ongoing redemption program as well as the potential halting of creations, Securities Act Rule 144 holding periods applicable to the resale of restricted securities, price volatility, low trading volume and closings of Bitcoin exchanges due to fraud, failure, security breaches or otherwise, there can be no assurance that the market value of the Units will reflect the per Unit value of the Trust’s Bitcoin, less the Trust’s expenses and other liabilities (“NAV per Unit”), and the Units may trade at a substantial premium over, or a substantial discount to, the NAV per Unit. For a discussion of risks relating to the unavailability of a redemption program, see “Risk Factor—Because of the holding period under Rule 144 and the lack of an ongoing redemption program for Unitholders that invest directly into the Trust (as opposed to Unitholders who acquire Units in the public secondary trading market) there is no arbitrage mechanism to keep the price of the Units closely linked to the value of the underlying Bitcoin holdings and the Units may trade at a substantial premium over, or substantial discount to, the value of the Bitcoin holdings.

Transfer Restrictions

The Units are restricted securities that may not be resold except in transactions exempt from registration under the Securities Act and state securities laws and any such transaction must be approved by the Sponsor. In determining whether to grant approval, the Sponsor will specifically look at whether the conditions of Rule 144 under the Securities Act and any other applicable laws have been met. Any attempt to sell Units without the approval of the Sponsor in its sole discretion will be void ab initio. Pursuant to Rule 144, until the Trust has been subject to the reporting requirements of Section 13 under the Exchange Act for a period of 90 days, a minimum

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one-year holding period will apply to all Units purchased from the Trust, as set forth under Rule 144. The holding period did not apply to purchases in the Rule 504 Offering.

Because of the one-year holding period and the lack of an ongoing redemption program, Units should be considered an illiquid investment. No assurances are given that after the one year holding period there will be any market for the resale of Units, or, if there is such a market, as to the price at which such Units may be sold into such a market.

Removal of Transfer Agent Legend

On a periodic basis, the Trust will aggregate the Units that have been held for the requisite holding period under Rule 144 by non-affiliates of the Trust to assess whether the Rule 144 transfer restriction legends may be removed. Any Units that qualify for the removal of the Rule 144 transfer restriction legends are presented to outside counsel, who may instruct the Transfer Agent to remove the transfer restriction legends from the Shares, allowing the Shares to then be resold without restriction, including on OTCQX. The outside counsel requires that certain representations be made, providing that:

●	the Units subject to each sale have been held for the requisite holding period under Rule 144 by the selling Unitholder;

●	the Unitholder is the sole beneficial owner of the Units;

●	the Sponsor is aware of no circumstances in which the Unitholder would be considered an underwriter or engaged in the distribution of securities for the Trust;

●	none of the Units are subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance;

●	none of the identified selling Unitholders is an affiliate of the Sponsor;

●	the Sponsor consents to the transfer of the Units; and

●	outside counsel and the Transfer Agent can rely on the representations.

In addition, because the Trust Agreement prohibits the transfer or sale of Unis without the prior written consent of the Sponsor, the Sponsor must provide a written consent that explicitly states that it irrevocably consents to the removal of the legend and the transfer and resale of the Units. Once the transfer restriction legends have been removed from a Unit and the Sponsor has provided its written consent to the transfer of that Unit, no consent of the Sponsor is required for future transfers of that particular Unit.

The Sponsor believes the minimum one-year holding period for Units purchased from the Trust will be shortened to six months, once the Trust has been an Exchange Act reporting company for at least 90 days, and all other requirements for resale of securities under Rule 144 under the Securities Act are met. As a general matter, Rule 144 under the Securities Act provides safe harbor from being deemed engaged in a distribution (and therefore acting as an underwriter) to persons meeting the rule’s requirements. Section (d)(1) of Rule 144, provides generally that if the issuer of the securities is, and has been for a period of ninety days immediately before the sale, subject to the reporting requirements of Section 13 of 15(d) of the Exchange Act (“Reporting Issuer”), a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer (or an affiliate of the issuer) , and any resale of such securities in reliance on the rule (so long as the Trust is not delinquent in meeting its reporting obligations). By contrast, paragraph (d)(2) of Rule 144 provides that if the issuer of the securities is not a Reporting Issuer, a minimum of one year must elapse between the later of the date of acquisition of the securities from the issuer (or any affiliate of the issuer) and any resale in reliance on the rule. Pursuant to paragraph (d)(1) of Rule 144, ninety days after the Trust becomes a Reporting Issuer for purposes of Rule 144, purchasers of Units from the Trust (or an affiliate, if applicable) should therefore be able to rely on the six-month holding period required by the rule, provided all other requirements of Rule 144 are met.

The Sponsor relies on the safe harbor provided by Rule 144, combined with representations provided by the selling Unitholder to make the representation that the Sponsor is aware of no circumstance in which the selling Unitholder would be considered an underwriter or engaged in the distribution of securities for the Trust. These include representations by the selling Unitholder that it is the sole beneficial owner of the Units, that the Units have been fully paid for and held for the requisite period required by Rule 144, and that none of the Units are subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance. The Sponsor also confirms that it is not aware that the selling Unitholder is an affiliate of the Sponsor or the Trust and obtains such representation from the selling Unitholder. To the extent the Sponsor is uncertain of its ability to make these determinations, it will seek advice of counsel.

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Book-Entry Form

Units of the Trust are held primarily in book-entry form by the Transfer Agent. Transfers will be made in accordance with standard securities industry practice. The Sponsor may cause the Trust to issue Units in certificated form in limited circumstances in its sole discretion.

Unit Splits

In its discretion, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Units outstanding. For example, if the Sponsor believes that the per Unit price in the secondary market for Units has risen or fallen outside a desirable trading price range, it may declare such a split or reverse split.

CUSTODY OF THE TRUST’S BITCOINS

Digital assets and digital asset transactions are recorded and validated on blockchains, the public transaction ledgers of a digital asset network. Each digital asset blockchain serves as a record of ownership for all of the units of such digital asset, even in the case of certain privacy-focused digital assets, where the transactions themselves are not publicly viewable. All digital assets recorded on a blockchain are associated with a public blockchain address, also referred to as a digital wallet. Digital assets held at a particular public blockchain address may be accessed and transferred using a corresponding private key.

Key Generation

Public addresses and their corresponding private keys are generated by the Custodian in a proprietary key generation protocol that generates cold storage addresses for Coinbase Custody wallets. This key generation architecture is performed completely offline, affording maximum protection against malicious attacks and illicit actors.

Once generated, private keys are encrypted, separated into “shards” and then further encrypted. After the key generation, all materials used to generate private keys are generally destroyed. All key generation ceremonies are performed offline. No party other than the Custodian has access to the private key shards of the Trust.

Key Storage

Private key shards are distributed geographically in secure vaults around the world, including in the United States. The locations of the secure vaults may change regularly and are kept confidential by the Custodian for security purposes.

The Custodial Account uses offline storage, or “cold storage,” mechanisms to secure the Trust’s private keys. The term cold storage refers to a safeguarding method by which the private keys corresponding to digital assets are disconnected and/or deleted entirely from the internet. Cold storage of private keys may involve keeping such keys on a non-networked (or “airgapped”) computer or electronic device or storing the private keys on a storage device (for example, a USB thumb drive) or printed medium (for example, papyrus, paper or a metallic object). A digital wallet may receive deposits of digital assets but may not send digital assets without use of the digital assets’ corresponding private keys. In order to send digital assets from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into an online, or “hot,” digital asset software program to sign the transaction, or the unsigned transaction must be transferred to the cold server in which the private keys are held for signature by the private keys and then transferred back to the online digital asset software program. At that point, the user of the digital wallet can transfer its digital assets.

Under the Custodial Services Agreement, the Custodian holds Bitcoin for the Trust in a segregated account. The Custodian stores all private keys in cold storage and requires up to 24 hours between any request to withdraw Bitcoin from the Custodial Account and submission of the withdrawal to the Bitcoin Network. As of the date of this filing, the Trust holds one (1) cold storage wallet with the Custodian. See “Description of the Trust Documents – Standard of Care; Limitations of Liability” for details on the maximum limits held within each cold storage wallet.

Security Procedures

The Custodian is the custodian of the Trust’s private keys in accordance with the terms and provisions of the Custodial Services Agreement. Transfers from the Custodial Account requires certain security procedures, including but not limited to, multiple encrypted private key shards, usernames, passwords and two-step verification. Multiple private key shards held by the Custodian must be combined to reconstitute the private key to sign any transaction in order to transfer the Trust’s assets. Private key shards are distributed geographically in secure vaults around the world, including in the United States.

As a result, if any one secure vault is ever compromised, this event will have no impact on the ability of the Trust to access its assets, other than a possible delay in operations, while one or more of the other secure vaults is used instead. These security procedures are intended to remove single points of failure in the protection of the Trust’s assets.

Transfers of Bitcoins to the Custodial Account will be available to the Trust once processed on the Blockchain.

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Subject to obtaining regulatory approval to operate a redemption program and authorization of the Sponsor, the process of accessing and withdrawing Bitcoins from the Trust to redeem a Unit by a Unitholder will follow the same general procedure as transferring Bitcoins to the Trust to create a Unit by a Unitholder, only in reverse. See “Description of Issuance of Units.”

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DESCRIPTION OF ISSUANCE OF UNITS

The following is a description of the material terms of the Trust documents as they relate to the issuance of the Trust’s Units on an ongoing basis from time to time through sales in private placement transactions exempt from the registration requirements of the Securities Act.

The Units are offered directly by the Trust and the Sponsor and its officers, in reliance upon the exemption from broker registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. Currently, the Trust does not expect to use intermediaries such as underwriters, finders or other such intermediaries to offer or sell Units, but it may choose to do so, and in any such case pay the fees of such intermediaries itself or pass some or all of such fees on to purchasers (in which case the Trust will make advanced disclosure of such fee arrangements to such purchasers).

The Trust documents also provide procedures for the redemption of Units. However, the Trust does not currently operate a redemption program and the Units are not currently redeemable. Subject to receipt of regulatory approval from the SEC and approval by the Sponsor in its sole discretion, the Trust may in the future operate a redemption program. Because the Trust does not believe that the SEC would, at this time, entertain an application for the waiver of rules needed in order to operate an ongoing redemption program, the Trust currently has no intention of seeking regulatory approval from the SEC to operate an ongoing redemption program.

The Trust is authorized under the Trust Agreement to issue an unlimited number of Units. The Trust issues Units only in connection with purchase orders for a minimum of $25,000 initial investment ($10,000 minimum for additional investments). The Units represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value.

The Units may be purchased from the Trust on an ongoing basis, but only upon the order of an Accredited Investor to purchase a minimum of $25,000 of Units initial investment ($10,000 minimum for additional investments). As of May 26, 2022, each Unit represented 0.00034 of a Bitcoin.

Accredited Investors are the only persons that may place orders to purchase Units (the “Purchasers”). Each Purchaser must (i) enter into a subscription agreement with the Sponsor and the Trust, and (ii) if purchasing in-kind, have access to a Bitcoin wallet address previously known to the Custodian as belonging to the Purchaser (the “Purchaser Self-Administered Account”).

The creation of Units requires the delivery to the Trust of the Bitcoin Purchase Amount.

The subscription agreement provides the procedures for the creation of Units and for the delivery of the whole and fractional Bitcoins required for such creations. The subscription agreement and the related procedures attached thereto may be amended by the Sponsor and the relevant Purchaser. Under the subscription agreement, the Sponsor has agreed to indemnify each Purchaser against certain liabilities, including liabilities under the Securities Act. If and when the Trust has an active offering of Units and the Trust determines an announcement of a halting of subscription agreement offerings is necessary, it will post such information on its website at https://ospreyfunds.io/onboarding/.

Purchasers do not pay a transaction fee to the Trust in connection with the creation of Units, but there may be transaction fees associated with the validation of the transfer of Bitcoins by the Bitcoin Network. Purchasers who deposit Bitcoins with the Trust in exchange for Units will receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Trust, and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Units.

The following description of the procedures for the creation of Units is only a summary and Unitholders should refer to the relevant provisions of the Trust Agreement and the form of subscription agreement for more detail.

Purchase Procedures

On any business day, a Purchaser may deposit the amount of cash to purchase Units (the “Bitcoin Purchase Amount”) with Signature Bank, the Trust’s bank, and submit an order to create Units (a “Purchase Order”) from the Trust via notification to the Sponsor or its delegate in the manner provided in the subscription agreement. An investor’s cash for a Purchase Order must be cleared in the Trust’s account at Signature Bank by 1:00 p.m., Eastern time on a business day for the investor to obtain that day’s Bitcoin Market Price. The Sponsor or its delegate will process Purchase Orders only from Purchasers with respect to whom a subscription agreement is in full force and effect.

Once the Sponsor or its delegate confirms the total amount of purchase funds for a Purchase Order, it will choose a counterparty to purchase Bitcoin on agreed upon terms. The Sponsor has full discretion to determine the Trust’s counterparties for Bitcoin transactions. The Sponsor considers various counterparties for trades, including Cumberland DRW, LLC; Jane Street; Galaxy Digital; and Wintermute Trading Ltd., based on various factors including, but not limited to, price quoted, ease of liquidity, marketplace slippage (i.e., price certainty) and ease and certainty of settlement. Upon receiving a trade confirmation from the counterparty, the Sponsor will instruct Signature Bank to wire funds to the trading counterparty and confirm the wallet address for the Trust to receive Bitcoin at the Custodian.

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Completed Purchase Orders are generally accepted (or rejected) by the Sponsor within one business day of the day on which the relevant Purchase Order is placed. If a Purchase Order is accepted, the Sponsor generally will fill the Purchaser’s Purchase Order within five business days immediately following the day on which the relevant Purchase Order is placed. The expense and risk of delivery, ownership and safekeeping of Bitcoins will be borne solely by the Purchaser until such Bitcoin have been received by the Trust.

In-Kind Subscriber Subscriptions

Units may be purchased through in-kind contributions of Bitcoin, at the sole discretion of the Sponsor. The minimum initial subscription amount is $25,000 and an existing Unitholder may make additional subscriptions in a minimum amount of $10,000, subject in all cases to increase, decrease and waiver of such requirements by the Sponsor, in its sole discretion.

Our calculation surrounding the number of Units issued upon each purchase through in-kind contributions is described and demonstrated below, which illustrates a hypothetical transaction taking place on December 1, 2021:

1.	Use 4:00 pm, New York time price of the principal market to determine USD value of in-kind subscription received. For example, 2 Bitcoins received on December 1, 2021 (2*$56,801.31=$113,602.62);

2.	Use 4:00 pm, New York time, NAV per Unit price: $19.2663 NAV per Unit on December 1, 2021;

3.	Calculate the maximum number of whole Units that can be purchased at the price determined in step 2 with the proceeds determined in step 1: ($113,602.62/$19.2663 = 5,896 whole Units);

4.	Calculate the total value of those Units: 5,896 whole Units * $19.2663 NAV per Unit = $113,594.11;

5.	Calculate the difference between the proceeds received in step 1 and the value of the Units in Step 4: $113,602.62 - $113,594.11 = $8.51;

6.	The unapplied USD amount for purchase of new Units (rounding difference) is allocated to the Trust as “Other Earnings”: $8.51.

Pursuant to the representations and warranties made in the Subscription Agreement, investors are not permitted to withdraw either the cash subscriptions or in-kind subscriptions after the Bitcoin has been valued.

Suspension or Rejection of Purchase Orders and Bitcoin Purchase Amount

The delivery of the Units against deposit of the Bitcoin Purchase Amount may be suspended generally, or refused with respect to particular requested creations, during any period when the transfer books of the Sponsor or its delegate are closed or if any such action is deemed necessary or advisable by the Sponsor or its delegate or for any reason at any time or from time to time. None of the Sponsor, its delegates, or the Custodian shall be liable for the rejection or acceptance of any Purchase Order or Bitcoin Purchase Amount.

Tax Responsibility

Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value-added tax or similar tax or governmental charge applicable to the creation of Units, regardless of whether such tax or charge is imposed directly on the Purchasers, and agree to indemnify the Sponsor and the Trust if the Sponsor or the Trust is required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

VALUATION OF BITCOIN AND DETERMINATION OF NAV

To determine which Bitcoin market will serve as the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s NAV, the Trust follows FASB ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for Bitcoin in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that Bitcoin is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market.

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Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust purchases Bitcoin directly from various counterparties, such as Galaxy Digital, Jane Street, and Cumberland DRW LLC, and does not itself transact in any Bitcoin markets. Therefore, the Trust looks to these counterparties when assessing entity-specific and market-based volume and the level of activity in the Bitcoin markets. The Trust utilizes the Bitcoin Market Price to determine the value of Bitcoin at any given time. The Trust evaluates its principal market selection (or in the absence of a principal market the most advantageous market) annually and conducts a quarterly analysis to determine (i) if there have been recent changes to each Bitcoin market’s trading volume and level of activity in the trailing twelve months, (ii) if any Bitcoin markets have developed that the Trust has access to, or (iii) if recent changes to a Bitcoin market’s price stability have occurred that would materially impact the selection of the principal market and necessitate a change in the Trust’s determination of its principal market. The Trust does not anticipate changing its principal market more frequently than annually in connection with its annual financial audit, although it would take into account its quarterly reviews in making such determinations.

Prior to May 18, 2021, the Trust relied on the Index as its principal market and used the Index to determine the value of its Bitcoin and to determine the Trust’s NAV. An internal review by the Sponsor determined that the difference between the Index price of Bitcoin and the Bitcoin Market Price on May 18, 2021 was immaterial, and an additional review of daily prices from May 18, 2021 through August 16, 2021 by the Sponsor also found differences in daily price between the Index and the Bitcoin market Price to be immaterial, exceeding 1% on four days, and exceeding 2% only once, with a maximum difference of 2.21% on May 24, 2021. The Trust changed its principal market to Coinbase Pro on May 18, 2021 to facilitate its compliance with GAAP. The Trust selected Coinbase Pro, among other Bitcoin markets, because it provides the greatest liquidity, with approximately 66% of daily trading volume as of January 1, 2022.

To date, the Trust has not met its investment objective, as Units of the Trust quoted on the OTCQX market may trade at a premium or a discount to the value of the Trust’s NAV. Such premiums or discounts could at times be substantial.

The Sponsor will evaluate the Bitcoins held by the Trust and determine the NAV of the Trust in accordance with the relevant provisions of the Trust documents. The following is a description of the material terms of the Trust documents as they relate to valuation of the Trust’s Bitcoins and the NAV calculations.

On each Business Day at 4:00 p.m., New York time, or as soon thereafter as practicable (the “Evaluation Time”), the Sponsor will evaluate the Bitcoins held by the Trust and calculate and publish the Bitcoin Holdings of the Trust. To calculate the NAV, the Sponsor will:

1.  Determine the Bitcoin Market Price as of such business day.

2.  Multiply the Bitcoin Market Price by the Trust’s aggregate number of Bitcoins owned by the Trust as of 4:00 p.m., New York time, on the immediately preceding day, less the aggregate number of Bitcoins payable as the accrued and unpaid Management Fee as of 4:00 p.m., New York time, on the immediately preceding day.

3.   Add the U.S. dollar value of Bitcoins, calculated using the Bitcoin Market Price, receivable under pending Purchase Orders, if any, determined by multiplying the number of the Units represented by such Purchase Orders by the Bitcoin Purchase Amount and then multiplying such product by the Bitcoin Market Price.

4.   Subtract the U.S. dollar amount of accrued and unpaid Excluded Expenses, if any.

5.   Subtract the U.S. dollar amount of accrued and unpaid Extraordinary Expenses, if any.

6.   Subtract the U.S. dollar amount of the Management Fee that accrues for such business day, as calculated based on the Bitcoin Market Price for such business day.

In the event that the Sponsor determines that the principal market is not reliable, the Sponsor will utilize the cascading set of rules described below to value the Trust’s Bitcoin Holdings. In addition, in the event that the Trust holds any Additional Currency, the Sponsor may, at its discretion, include the value of such Additional Currency in the determination of the NAV, provided that the Sponsor has determined in good faith a method for assigning an objective value to such Additional Currency. At this time, the Trust does not expect to take any Additional Currency it may hold into account for the purposes of determining the Bitcoin Holdings or the Bitcoin Holdings per Unit.

The Sponsor will use the cascading set of rules set forth below to calculate the Bitcoin Market Price. The Sponsor will employ the below rules sequentially and in the order presented below, should one or more of the preceding rules fail:

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1.	Theorem Fund Services (the Trust’s Administrator) receives a daily email from a third-party reporting provider (CoinMetrics) which shows the 4:00 p.m., New York time spot price of the principal market (i.e., Coinbase Pro) and secondary market (i.e., Kraken Exchange). Principal market and secondary market are generally decided based on the most liquid and reliable exchanges, including the Sponsor’s assessment of such factors as conducting U.S. dollar-denominated trading in Bitcoin; appropriate licensing to conduct exchange activities (including, therefore, programs to detect, prevent, and respond to fraud); and otherwise having sufficient indicia of an active market with orderly transactions, quality of execution (overall cost of trading, accurate and timely execution, clearance and error/dispute resolution), reputation, financial strength, compliance with laws and regulations, stability, hours of operation and willingness to transact, confidentiality of trading activity, and integrity of trade and price data. Using the above criteria, the Sponsor has determined the principal market for determining NAV and Bitcoin Market Price is Coinbase Pro and the secondary market is Kraken, based primarily on the daily USD-BTC trading volume on each market as compared with other markets, while taking into account the other criteria stated (i.e., relying on trading volume as the criteria, in the absence of indicia of an active market with orderly transactions). The same methodology is used to determine the NAV and the NAV per Unit, and therefore the Bitcoin Market Price is always used to determine each.

2.	Theorem Fund Services compares the principal market spot price to the secondary market spot price. If the price difference is less than 5%, Theorem Fund Services proceeds with the NAV process using the Bitcoin rate provided by the principal market. If the difference is greater than 5% (“Exceptional Event”), Theorem will inform the Trust’s Pricing Committee Chair of the difference and seek instruction. If the Pricing Committee Chair is not available, Theorem will attempt to contact, until successful, the Chief Financial Officer, the General Counsel, and lastly the Chief Executive Officer of the Sponsor.

3.	If there is an Exceptional Event, resulting in the inability of the Trust to rely on the Bitcoin rate provided by the principal market to determine NAV, the Trust’s Pricing Committee, composed of the Chief Executive Officer (Gregory King, Committee Chair), Chief Financial Officer (Robert Rokose), General Counsel (Jack Drogin) and Director of Operations (Matthew Mascera) of the Sponsor will be convened.

4.	The Committee Chair (or alternate) will convene a meeting of the Pricing Committee (ideally the meeting will be in-person or by phone, but may be via group email).

5.	The Committee Chair will provide details of the Exceptional Event and open the meeting for discussion.

6.	The Committee will determine a valuation in good faith pursuant to the following policies and procedures (“Fair Value Pricing”). In these circumstances, the Committee will determine fair value in a manner that seeks to reflect the market value of the investment at the time of valuation based on consideration of any information or factors the Committee deems appropriate, as further described below. For purposes of determining the fair value of the applicable assets, the Committee may consider, without limitation, (i) indications or quotes from brokers, (ii) valuations provided by a third-party pricing agent, (iii) internal models that take into consideration different factors determined to be relevant by the Committee, (iv) the price of applicable futures contracts (if any) on certain future exchanges or applicable options contracts on certain option markets, if any, or (vi) any combination of the above.

7.	Based on the above procedures, the Committee will suggest a pricing recommendation and vote on the recommendation; if the vote ends in a tie, the Committee Chair will be the deciding vote.

Fair value pricing may require subjective determinations about the value of an asset or liability. Fair values determined as described herein may differ from quoted or published prices, or from prices that are used by others, for Bitcoin.

It is possible that the fair value determined for an investment may be materially different than the value that could be realized upon the sale of such investment. Information that becomes known to the Trust or its agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of an investment or the NAV determined earlier that day.

In the event of a fork, the Sponsor has full discretion to calculate the Bitcoin Market Price itself using its best judgment.

The Sponsor will publish the Bitcoin Market Price, the Trust’s NAV per Unit and the Bitcoin Holdings per Unit on the Trust’s website as soon as practicable after its determination. If the Bitcoin Holdings per Unit, NAV and NAV per Unit have been calculated using a price per Bitcoin other than the Bitcoin Market Price for such Evaluation Time, the publication on the Trust’s website will note the valuation methodology used and the price per Bitcoin resulting from such calculation.

In the event of a hard fork of the Bitcoin Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which peer-to-peer network, among a group of incompatible forks of the Bitcoin Network, is

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generally accepted as the network for Bitcoin and should therefore be considered the appropriate network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the following: (i) the Sponsor’s beliefs regarding expectations of the core developers of Bitcoin, users, services, businesses, miners and other constituencies and (ii) the actual continued acceptance of, mining power on and community engagement with the Bitcoin Network.

The Unitholders may rely on any evaluation furnished by the Sponsor. The determinations that the Sponsor makes will be made in good faith upon the basis of, and the Sponsor will not be liable for any errors contained in, information reasonably available to it. The Sponsor will not be liable to the Unitholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of its duties.

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EXPENSES; SALES OF BITCOINS

Expenses

The Trust shall pay a Management Fee, which accrues daily at an annual rate of 0.49% of the NAV of the Trust and is payable to the Sponsor monthly in arrears. The Management Fee is payable at the Sponsor’s sole discretion, in Bitcoin or in U.S. dollars for the Bitcoin Market Price in effect for such Bitcoin at the time of payment.

At the Sponsor’s election, the Sponsor may elect to (i) direct its delegates or the Custodian to withdraw the Bitcoin amount comprising the Management Fee, (ii) convert the Management Fee to USD and (iii) pay such dollar amount to the Sponsor, who will then pay itself as well as the relevant Assumed Expenses. Alternatively, the Sponsor may elect to (i) direct its delegates or the Custodian to withdraw the Bitcoin amount comprising the Management Fee, (ii) convert the Management Fee to USD and (iii) pay certain Assumed Expenses from the Management Fee and the remaining amount, if any, to the Sponsor.

As consideration for receipt of the Management Fee, the Sponsor shall pay the Assumed Expenses but not the Excluded Expenses or Extraordinary Expenses.

Extraordinary Expenses

In certain extraordinary circumstances, the Trust may pay expenses in addition to the Management Fee and the Excluded Expenses, such as, but not limited to, taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other service provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Unitholders, indemnification expenses, fees and expenses related to public quotation on OTCQX.

Disposition of Bitcoins

Because the Trust’s Assumed Expenses are payable through the transfer of Bitcoin each month, the Sponsor, its delegates or the Custodian will withdraw Bitcoin as needed from the Custodial Account to pay such fees. If the Trust incurs Extraordinary Expenses in U.S. dollars, Bitcoin will be converted to U.S. dollars at the exchange rate at the time of conversion to pay these Extraordinary Expenses. Unitholders do not have the option of choosing to pay their proportionate Units of Extraordinary Expenses in lieu of having their Units of Extraordinary Expenses paid by the Trust’s sale of Bitcoin. Assuming that the Trust is treated a grantor trust for U.S. federal income tax purposes, each delivery or sale of Bitcoins by the Trust for the payment of expenses by the Trust will result in a taxable event to Unitholders.

Because the number of the Trust’s Bitcoin will decrease as a consequence of the payment of the Management Fee in Bitcoin or the sale of Bitcoin to pay Extraordinary Expenses (and the Trust will incur additional fees associated with converting Bitcoin into U.S. dollars), the number of Bitcoin represented by a Unit will decline at such time and the NAV of the Trust may also decrease. Accordingly, the Unitholders will bear the cost of the Management Fee and any Extraordinary Expenses.

The Sponsor will also cause the sale of the Trust’s Bitcoin if the Sponsor determines that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Sponsor will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bitcoin.

STATEMENTS, FILINGS AND REPORTS

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report containing audited financial statements prepared in accordance with U.S. GAAP for the Trust. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and OTCQX and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated by the Sponsor. The accountants’ report will be furnished by the Sponsor to Unitholders upon request.

The Sponsor will make elections, file tax returns and prepare, disseminate and file tax reports, as advised by its counsel or accountants and/or as required by any applicable statute, rule or regulation.

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Fiscal Year

The fiscal year of the Trust is the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

DESCRIPTION OF THE TRUST DOCUMENTS

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles, rights and duties of the Sponsor and the Trustee.

The Sponsor

Liability of the Sponsor and Indemnification

The Sponsor and its affiliates (each a “Covered Person”) will not be liable to the Trust or any Unitholder for any action taken, or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any subscription agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Unitholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement.

Under Delaware law, a Unitholder may bring a derivative action if the Unitholder is a Unitholder at the time the action is brought and either (i) was a Unitholder at the time of the transaction at issue or (ii) acquired the status of Unitholder by operation of law or the Trust’s governing instrument from a person who was a Unitholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that “a beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” The Trust Agreement provides that in addition to any other requirements of applicable law, no Unitholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Unitholders who (i) are not affiliates of one another and (ii) collectively hold at least 10% of the outstanding Units join in the bringing or maintaining of such action, suit or other proceeding.

This provision does not apply to derivative actions brought in the name of the Trust under the federal securities laws and the rules and regulations thereunder. The Sponsor is not aware of any reason to believe that Section 7.4 of the Trust Agreement is not enforceable under state or federal law. Although the Court of Chancery of Delaware has stated that “[t]he DSTA is enabling in nature and, as such, permits a trust through its declarations of trust to delineate additional standards and requirements with which a stockholder-plaintiff must comply to proceed derivatively in the name of the trust.” Hartsel v. Vanguard Group., Inc., Del. Ch. June 15, 2011, there is limited case law addressing the enforceability of provisions similar to Section 7.4. As such, it is possible that this provision would not be enforced by a court in another jurisdiction or under other circumstances.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

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Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Unitholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Extraordinary Expenses. The Sponsor will be entitled to be reimbursed for the Extraordinary Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Sponsor may terminate and liquidate the Trust and distribute its remaining assets in the Sponsor’s capacity as liquidating trustee.

The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the Delaware Trust Statute. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Unitholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Units. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the Bitcoin or other assets of the Trust.

Possible Repayment of Distributions Received by Unitholders; Indemnification by Unitholders

The Units are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Unitholders. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that Unitholders will indemnify the Trust for any harm suffered by it as a result of Unitholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Unitholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes, and therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable

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fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither shall the Trust be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Unitholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Units, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person.

The Trustee may employ agents, attorneys, accountants, auditors and nominees and will not be answerable for the conduct or misconduct of any such custodians, agents, attorneys or nominees if such custodians, agents, attorney and nominees have been selected with reasonable care.

Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election to do so, delivered to the Sponsor with at least 60 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Unitholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

Amendments to the Trust Agreement

The Sponsor may amend the Trust Agreement without the consent of any Unitholder if the amendment does not adversely affect the interests of the Unitholders or affect the allocation of profits and losses among the Unitholders or between the Unitholders and the Sponsor. Any amendment that adversely affects the rights of Unitholders, dissolves the Trust or makes any material change to the Trust’s basic investment policies or structure must be approved by the affirmative vote of Unitholders owning at least 50% of the outstanding Units.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its Bitcoin or seizes, impounds or otherwise restricts access to Trust assets;

●	The Trust is determined to be a “money services business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services businesses, providers of prepaid or stored value, virtual currency businesses or similar entities, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the Bitcoin Market Price;

●	any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert Bitcoin to U.S. Dollars;

●	the filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Sponsor;

●	the Custodian resigns or is removed without replacement; or

●	if as of December 31, 2021, the Units are not quoted and trading on a secondary market in the United States (which may include the OTCQX Venture Market tier of the OTC Markets Group, Inc., any other market operated by the OTC Markets Group, Inc., or a national securities exchange), the Sponsor shall dissolve the Trust on or before January 31, 2022.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

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●	the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act;

●	the CFTC determines that the Trust is a commodity pool under the CEA;

●	the Trust becomes insolvent or bankrupt;

●	all of the Trust’s assets are sold;

●	the determination of the Sponsor that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust;

●	the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Internal Revenue Code of 1986, as amended (the “IRC”); or

●	if the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 60 days, the Trust will dissolve.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust, and such Unitholder, his/her estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he/she directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

Upon dissolution of the Trust and surrender of Units by the Unitholders, Unitholders will receive a distribution in U.S. Dollars or Bitcoin, at the sole discretion of the Sponsor, after the Sponsor has sold the Trust’s Bitcoin and has paid or made provision for the Trust’s claims and obligations.

Governing Law

The Trust Agreement and the rights of the Sponsor, Trustee, and Unitholders under the Trust Agreement are governed by the laws of the State of Delaware.

Distributions of Other Digital Assets

The Trust has not received any material unrecognized digital assets related to a hard fork or airdrops. If the Trust comes to own any airdropped cryptocurrency (other than Bitcoin), Sponsor shall distribute such airdropped cryptocurrency within forty-five days of receipt of such assets (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders. If the Trust comes to own any forked versions of Bitcoin, the Sponsor shall distribute such forked version or versions within forty-five days of receipt (or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent that the Sponsor determines in its reasonable discretion that such a distribution is necessary to preserve the federal tax treatment of the Trust set forth in Section 1.6 of the Trust Agreement, and may distribute such forked version or versions within forty-five days of receipt or such longer time as the Sponsor reasonably requires to effect such distribution) on a pro rata basis to Unitholders if and to the extent the Sponsor determines it is in the best interest of the Unitholders.

Description of the Custodial Services Agreement

The Custodial Services Agreement establishes the rights and responsibilities of the Custodian, Sponsor, and the Trust with respect to the digital assets in the Custodial Account (each as defined therein), which is maintained and operated by the Custodian on behalf of the Trust.

Access to the Custody Account; Transfers and Storage

The Custodian has been engaged to keep the digital assets in safe custody. The Custodian processes deposits and withdrawals only according to instructions received from the Sponsor. The Custodian requires up to twenty-four (24) hours between any request to withdraw Digital Assets from the Custodial Account and submission of such withdrawal to the applicable Digital Asset network. The Custodian stores all Digital Asset private keys in offline storage, and it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with the Sponsor’s instructions, which may delay the initiation or crediting of such withdrawal.

While the Custodian will make reasonable efforts to process Sponsor initiated deposits in a timely manner, the Custodian does not guarantee the amount of time needed to complete processing as such processing is dependent upon many factors outside of the Custodian’s control.

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Standard of Care; Limitations of Liability

The Custodian agrees to exercise the reasonable care of a professional custodian for hire, with such standard of care being deemed satisfied if the Custodian exercises such care as it exercises with respect to any custody account, and assets of a similar type, owned by the Custodian or any of its affiliates.

The Custodian does not bear any liability for any damage or interruptions caused by any computer viruses or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from the Custodian’s gross negligence, fraud, or willful misconduct. The Custodian has no liability in its good faith performance of action upon instructions for transfers, deposits, and withdrawals from the Trust. The Custodian assumes no responsibility for the loss or theft of any Bitcoin holdings due to unauthorized access and the Trust is responsible for its password and log in credentials.

The Custodian and its affiliates are also not liable (a) for any amount greater than the value of Bitcoin on deposit in the Custodial Account at the time of the events giving rise to the liability (the value of which shall be calculated at the average U.S. dollar ask price, at the time of the loss, of the three (3) largest exchanges (by trailing 30-day volume) which offer the relevant digital currency or digital asset/USD trading pair, as relevant, subject to the per address limitation as described below) and/or (b) for any lost profits or any special, incidental, indirect, intangible, or consequential damages arising out of or in connection with authorized or unauthorized use of the Coinbase Custody site or the custodial services. The Custodian does not make any representations or warranties that access to the site or any part of the custodial services will be continuous, uninterrupted, or timely; be compatible or work with any software, system or other services; or be secure, complete, free of harmful code, or error-free.

The Custodial Services Agreement states that the Custodian’s maximum liability for each cold storage wallet shall be limited to $100,000,000. Our internal practice is to maintain a value limit of $75,000,000 within each cold storage wallet. We will engage the Custodian for the creation of an additional cold storage wallet once the value exceeds the Custodian recommended limit of deposited Bitcoin in each cold storage wallet of $80,000,000.

Indemnity

The Trust and the Custodian have agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand arising out of such party’s (i) breach of the Custodial Services Agreement, (ii) breach of the confidentiality obligations under or in connection with the Custodial Services Agreement, (iii) violation of any law, rule or regulation, or the rights of any third party, or (iv) gross negligence, fraud or willful misconduct.

Insurance

Digital Assets are not subject to the protections or insurance provided by the FDIC or the SIPC. The Custodian will obtain and maintain, at its sole expense, insurance coverage in such types and amounts as are commercially reasonable for the custodial services. Such insurance is solely for the benefit of the Custodian and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the Custodial Account.

Inspection and Audit Rights

The Trust does not enjoy audit or inspection rights under the Custodial Services Agreement. The Sponsor relies on the Custodian’s System and Organization Controls (“SOC”) reports to provide assurances as to the existence of the Trust’s Bitcoin at the Custodian. SOC reports are internal control evaluations conducted by independent auditors. SOC 1 reports broadly comment on controls and processes that impact financial statements and reporting. SOC 2 reports comment on controls and processes that address the security, availability, processing integrity, confidentiality and privacy. SOC 1 and 2 reports can be subcategorized into Type I, which is an attestation of controls at a service organization at specific point in time, and Type II, which is an attestation of controls as a service organization over a period of time. The Custodian engages an independent auditor to conduct both a SOC 1, Type II audit and a SOC 2, Type II audit.

Fees and Expenses

Custody fees are paid by the Trust in accordance with a Fee Schedule to the Custodial Services Agreement.

Modification of Agreement

The Custodial Services Agreement may be modified only by written agreement signed by both the Trust and the Custodian.

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Governing Law

The Custodial Services Agreement is governed by the laws of the State of New York.

Description of the Administration Agreement

The Administration Agreement establishes the rights and responsibilities of the Administrator, the Sponsor and the Trust with respect to various administrative functions. Under the Administration Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Administrator’s principal responsibilities include (1) valuing the Trust’s Bitcoin and calculating the NAV per Unit; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and reviewing reports on the custody of and transactions in cash and Bitcoin from the Custodian and Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs; and (4) accounting and other fund administrative services. The Administrator also provides know-your-customer, anti-money laundering, and OFAC compliance check services to the Trust and Sponsor. The Administrator will liaise with the Trust’s legal, accounting and other professional service providers as needed.

The Administrator will keep proper books of registration and transfer of Units at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Sponsor’s satisfaction that such person is a Unitholder at all reasonable times during the usual business hours of the Sponsor. The Sponsor will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Unitholder.

Standard of Care; Liability

Under the Administration Agreement, the Administrator is not liable to the Trust for any action or inaction of the Administrator except to the extent of losses resulting solely from the gross negligence, willful misconduct or fraud of the Administrator in the performance of its duties or under the Administration Agreement. Under no circumstances will the Administrator be liable to the Trust for losses that are indirect, special, incidental, consequential. Punitive or exemplary, enhanced or similar (including lost profits, opportunity costs and diminution of value).

Under the Administration Agreement, the Administrator may engage the services of third-party vendors to assist the Administrator with its services. The Administrator will use reasonable care in to select, engage and retain such vendors, but is it not responsible for losses occasioned to the Trust or Unitholders or any third party in connection with such vendors’ services, except to the extent of losses resulting from the gross negligence, willful misconduct or fraud of the Administrator in the selection, engagement or retention of such vendors’ services.

The maximum cumulative liability of a party to the other under the Administration Agreement, except for losses resulting solely from a party’s fraud, gross negligence or willful misconduct in the performance of its duties or obligations under the agreement is the amount of fees paid by the Trust to the Administrator during the 12 months immediately preceding the date of the event giving rise to the action cause of action.

Indemnity

Under the Administration Agreement, the Trust is required to indemnify the Administrator from and against losses (including legal fees and costs) as a result of any third-party action that the Administrator suffers, except to the extent of losses resulting solely from the gross negligence, willful misconduct or fraud by the Administrator in the performance of its duties or obligations under the agreement. The Administrator is required to indemnify the Trust and the Sponsor (including legal fees and costs) as a result of any third party action resulting solely from the gross negligence, fraud or willful misconduct of the Administrator in the performance of its duties or obligations under the agreement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Units. This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Units in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities or commodities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Units as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	Accredited Investors;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	S corporations;

●	persons receiving Units as compensation;

●	persons that are expatriates or former citizens or long-term residents of the United States;

●	a “controlled foreign corporation” or a person who is treated as a “United States shareholder” thereof, a “passive foreign investment company” or a shareholder thereof, or a corporation that accumulates earnings to avoid U.S. federal income tax;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Units that are held as capital assets and does not address alternative minimum tax consequences or consequences of the tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Units, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Units and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Units.

This discussion is based on the IRC, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof. Changes in U.S. federal income tax law, prospective or retroactive Treasury regulations and future published rulings and administrative procedures of the IRS in response to these changes in U.S. federal income tax laws, could materially affect the tax consequences of an investor’s investment in the Units, and the tax treatment of the Trust’s investments. While some of these changes may be beneficial, others could negatively affect the after-tax returns of the Trust and its investors. Accordingly, no assurance can be given that the currently anticipated tax treatment of an investment in the Trust, or of investments made by the Trust, will not be modified by legislative, judicial, or administrative changes, possibly with retroactive effect, to the detriment of the investors. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unitholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. The Trust has not obtained a ruling from the IRS or an opinion of counsel as to the status of the Trust, and there cannot be any assurances as to the federal income tax classification of the Trust. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S.

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federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Units will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses and deductions will “flow through” to each beneficial owner of Units.

The Trust will take certain positions with respect to the tax consequences of Incidental Rights and its receipt of Additional Currency. The Trust does not expect to take any Additional Currency it may hold into account for purposes of determining the Trust’s Bitcoin Holdings or the Bitcoin Holdings per Unit. With respect to any fork, airdrop or similar event, the Sponsor may, in its discretion, accept the assets and distribute the Additional Currency on a pro rata basis to Unitholders pursuant to the Trust Agreement. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. If the Trust were treated as owning any asset other than Bitcoins as of any date on which it creates Units, it would likely cease to qualify as a grantor trust for U.S. federal income tax purposes.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Units generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Units would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to Unitholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Units that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Currency

Each beneficial owner of Units will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the Bitcoins (and any Additional Currency) held in the Trust. Due to the new and evolving nature of digital currencies and the absence of comprehensive guidance with respect to digital currencies, many significant aspects of the U.S. federal income tax treatment of digital currency are uncertain.

In 2014, the IRS released a Notice discussing certain aspects of “convertible virtual currency” (that is, digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital currency (i) is “property” (ii) is “not treated as currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a Revenue Ruling in which the IRS concluded that a hard fork on a digital currency blockchain (i) does not create taxable income if the taxpayer does not subsequently receive new units of digital currency and (ii) creates taxable ordinary income if the taxpayer receives new units of cryptocurrency by airdrop. Simultaneously with the release of the Revenue Ruling, the IRS also published the FAQs, which address, among other issues, how to determine the fair market value of digital currencies and the proper method of determining a holder’s holding period and tax basis for units of digital currency (including those acquired at different times or at varying prices. However, the Notice, Revenue Ruling and FAQs do not address other significant aspects of the U.S. federal income tax treatment of digital currencies, including (i) whether convertible virtual currencies are properly treated as “commodities” for U.S. federal income tax purposes; (ii) whether convertible virtual currencies are properly treated as “collectibles” for U.S. federal income tax purposes; (iii) the proper method of determining a holder’s holding period and tax basis for convertible virtual currencies acquired at different times or at varying prices; and (iv) whether and how a holder of convertible virtual currencies acquired at different times or at varying prices may designate, for U.S. federal income tax purposes, which of the convertible virtual currencies is transferred in a subsequent sale, exchange or other disposition. The uncertainty surrounding the U.S. federal income tax treatment of digital currencies and other digital assets could affect the performance of the Trust. Moreover, although the Revenue Ruling and FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

There can be no assurance that the IRS will not alter its position with respect to digital currencies in the future or that a court would uphold the treatment set forth in the Notice, Revenue Ruling and FAQs. It is also unclear what additional guidance on the treatment of digital currencies for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for Unitholders and could have an adverse effect on the prices of digital currencies, including the price of Bitcoin in the Bitcoin markets, and therefore could have an adverse effect on the value of

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Units. Future developments that may arise with respect to digital currencies may increase the uncertainty with respect to the treatment of digital currencies for U.S. federal income tax purposes.

The remainder of this discussion assumes that Bitcoin, and any Additional Currency that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the IRC relating to foreign currency gain and loss.

Unitholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital currencies in general, including, in the case of Unitholders that are generally exempt from U.S. federal income taxation, whether such Unitholders may recognize UBTI as a consequence of a fork, airdrop or similar occurrence.

Uncertainty Regarding the State Tax Treatment of Digital Currency

A number of states have issued their own guidance regarding the tax treatment of certain digital assets for state income and sales tax purposes. For example, on December 5, 2014, the New York State Department of Taxation and Finance issued guidance regarding the application of New York State tax law to virtual currencies such as Bitcoin. The Department determined that New York State would follow the Notice with respect to the treatment of virtual currencies such as Bitcoin for state income tax purposes. Furthermore, the agency took the position that virtual currencies such as Bitcoin are a form of “intangible property,” with the result that the purchase and sale of Bitcoin for fiat currency is not subject to state sales tax (although transactions of Bitcoin for other goods and services may be subject to sales tax under barter transaction treatment). It is unclear if other states will follow the guidance of the New York State Department of Taxation and Finance with respect to the treatment of virtual currencies such as Bitcoin for income tax and sales tax purposes. If a state adopts a different treatment, such treatment may have negative consequences, including the imposition of a greater tax burden on investors in Bitcoin or the imposition of a greater cost on the acquisition and disposition of Bitcoin generally. Any such treatment may have a negative effect on prices of Bitcoin in the digital asset exchange market and a negative impact on the Units.

The treatment of virtual currencies such as Bitcoin for tax purposes by foreign jurisdictions may differ from the treatment of virtual currencies by the IRS or the New York State Department of Taxation and Finance. If a foreign jurisdiction with a significant share of the market of Bitcoin users imposes onerous tax burdens on Bitcoin users or imposes sales or value-added tax on purchases and sales of Bitcoin for fiat currency, such actions could result in decreased demand for Bitcoin in such jurisdiction, which could affect the price of Bitcoin and negatively affect an investment in the Units.

Additional Currency

It is possible that, in the future, the Trust will hold Additional Currency that it receives in connection with its investment in Bitcoins. The uncertainties with respect to the treatment of digital currency for U.S. federal income tax purposes, described above, apply to Additional Currency, as well as to Bitcoins. As described above, the Notice addressed only digital currency that is “convertible virtual currency,” defined as digital currency that has an equivalent value in fiat currency or that acts as a substitute for fiat currency. It is conceivable that certain Additional Currency the Trust may receive in the future would not be within the scope of the Notice.

In general, it is expected that the Trust would receive Additional Currency as a consequence of a fork, an airdrop or a similar occurrence related to its ownership of Bitcoins. As described above, the Revenue Ruling and FAQs include guidance to the effect that, under certain circumstances, forks (and, presumably, airdrops) of digital currencies are taxable events giving rise to ordinary income, but there continues to be uncertainty with respect to the timing and amount of the income inclusions. The Trust’s receipt of Additional Currency may give rise to other tax issues. The possibility that the Trust will receive Additional Currency thus increases the uncertainties and risks with respect to the U.S. federal income tax consequences of an investment in Units.

The Trust may distribute Additional Currency to the Unitholders. Alternatively, the Trust may form a liquidating trust to which it contributes Additional Currency and distributes interests in the liquidating trust to the Unitholders. Any such distribution will not be a taxable event for a U.S. Holder (as defined below). A U.S. Holder’s tax basis in the Additional Currency distributed, whether directly or through the medium of a liquidating trust, will be the same as the U.S. Holder’s tax basis in the distributed assets immediately prior to the distribution, and the U.S. Holder’s tax basis in its pro rata share of the Trust’s remaining assets will not include the amount of such basis. Immediately after any such distribution, the U.S. Holder’s holding period with respect to the distributed Additional Currency will be the same as the U.S. Holder’s holding period with respect to the distributed assets immediately prior to the distribution. A subsequent sale of the distributed Additional Currency will generally be a taxable event for a U.S. Holder.

For simplicity of presentation, the remainder of this discussion assumes that the Trust will hold only Bitcoins. However, the principles set forth in the discussion below apply to all of the assets that the Trust may hold at any time, including Additional Currency, as well as Bitcoins. Without limiting the generality of the foregoing, each beneficial owner of Units generally will be treated for U.S. federal income tax purposes as owning an undivided interest in any Additional Currency held in the Trust, and any transfers or sales of Additional Currency by the Trust (other than distributions by the Trust, as described in the preceding paragraph) will be taxable events

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to Unitholders with respect to which Unitholders will generally recognize gain or loss in a manner similar to the recognition of gain or loss on a taxable disposition of Bitcoins, as described below.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Unit for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one (1) or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has in effect a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Units on the same date for the same price per Unit and either solely for cash or solely for Bitcoins that were originally acquired by the U.S. Holder for cash on the same date.

As discussed in the section titled “Description of Issuance of Units,” a U.S. Holder may be able to acquire Units of the Trust by contributing Bitcoins in-kind to the Trust. Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.

For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the Bitcoins held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Units solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the Bitcoins held in the Trust will be equal to the amount paid for the Units and (ii) the U.S. Holder’s holding period for its pro rata share of such Bitcoins will begin on the date of such purchase. When a U.S. Holder acquires Units in exchange for Bitcoins, (i) the U.S. Holder’s initial tax basis in its pro rata share of the Bitcoins held in the Trust will be equal to the U.S. Holder’s tax basis in the Bitcoins that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such Bitcoins generally will include the period during which the U.S. Holder held the Bitcoins that the U.S. Holder transferred to the Trust. The Revenue Ruling and FAQs confirm that if a taxpayer acquires tokens of a digital currency at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Revenue Ruling and FAQs, if a U.S. Holder that owns more than one lot of Bitcoins contributes a portion of its Bitcoins to the Trust in exchange for Units, the U.S. Holder may designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which Bitcoins it is contributing and to substantiate its tax basis in those Bitcoins. In general, if a U.S. Holder acquires Units (i) solely for cash at different prices, (ii) partly for cash and partly in exchange for a contribution of Bitcoins or (iii) in exchange for a contribution of Bitcoins with different tax bases, the U.S. Holder’s share of the Trust’s Bitcoins will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different. In addition, the Additional Currency that the Trust acquires in a hard fork or airdrop that is treated as a taxable event will constitute a separate lot with a separate tax basis and holding period.

When the Trust transfers Bitcoins to the Sponsor as payment of the Management Fee, or sells Bitcoins to fund payment of any Extraordinary Expenses, each U.S. Holder will be treated as having sold its pro rata share of those Bitcoins for their fair market value at that time (which, in the case of Bitcoins sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the Bitcoins transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the Bitcoins transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the Bitcoins is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the Bitcoins is more than one year. Although unclear due to lack of guidance, a U.S. Holder’s tax basis in its pro rata share of any Bitcoins transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the Bitcoins held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of Bitcoins transferred and the denominator of which is the total amount of Bitcoins held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the Bitcoins remaining in the Trust will be equal to the tax basis of its pro rata share of the Bitcoins held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the Bitcoins transferred.

As noted above, the IRS has taken the position in the Revenue Ruling and FAQs that, under certain circumstances, a hard fork of a digital currency constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Revenue Ruling and FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. Under the Revenue Ruling and FAQs, a U.S. Holder will have a basis in any Additional Currency received in a fork or airdrop equal to the amount of income the

85

U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such Additional Currency will begin as of the time it recognizes such income.

U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning before January 1, 2026, a non-corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes. For taxable years beginning on or after January 1, 2026, a non-corporate U.S. Holder’s share of these expenses will be deductible for regular U.S. federal income tax purposes only to the extent that the U.S. Holder’s share of the expenses, when combined with other “miscellaneous itemized deductions,” exceeds 2% of the U.S. Holder’s adjusted gross income for the particular year, will not be deductible for U.S. federal alternative minimum tax purposes and will be subject to certain other limitations on deductibility.

On a sale or other disposition of Units and although unclear due to lack of guidance, a U.S. Holder will be treated as having sold the Bitcoins underlying such Units. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Units and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the Bitcoins held in the Trust that is attributable to the Units that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the Bitcoins held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Units disposed of and the denominator of which is the total number of Units held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Unit Percentage”). If the U.S. Holder’s share of the Trust’s Bitcoins consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder should be treated as having sold the Unit Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Units will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the Bitcoins underlying such Units is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the Bitcoins underlying such Units is more than one year. The deductibility of capital losses is subject to significant limitations.

After any sale or other disposition of fewer than all of a U.S. Holder’s Units, the U.S. Holder’s tax basis in its pro rata share of the Bitcoins held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the Bitcoins held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition.

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Units generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Units generally will reduce the amount realized by the U.S. Holder with respect to the sale.

In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt Unitholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt Unitholder should consult its tax advisor regarding whether such Unitholder may recognize some UBTI as a consequence of an investment in Units.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Unit for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Units is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Unitholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Units.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of Bitcoins in payment of the Management Fee or any additional Trust expenses or on the Trust’s sale or other disposition of Bitcoins, subject to compliance with certification as a non-U.S. Holder. In addition, assuming that the Trust holds no asset other than Bitcoins, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Units. A non-U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non-U.S. Holder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although there is no guidance on point, it is likely that any ordinary income recognized by a non-U.S. Holder as a result of a fork, airdrop or similar occurrence may constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source

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FDAP income. Non-U.S. Holders in the Trust should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a non-U.S. Holder’s pro rata share of any such income, including by deducting such withheld amounts from proceeds that such non-U.S. Holder would otherwise be entitled to receive in connection with a distribution of Additional Currency or proceeds from the disposition of Additional Currency. A non-U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the non-U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

Although the nature of the Additional Currency that the Trust may hold in the future is uncertain, it is unlikely that any such asset would give rise to income that is treated as “effectively connected” with the conduct of a trade or business in the United States or that any income derived by a non-U.S. Holder from any such asset would otherwise be subject to U.S. income or withholding tax, except as discussed above in connection with the fork, airdrop or similar occurrence giving rise to Additional Currency. There can, however, be no complete assurance in this regard.

In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non-U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W-8BEN or W-8BEN-E to the relevant withholding agent).

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide Unitholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury regulations.

A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person. The amount of any backup withholding will be allowed as a credit against the Unitholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (” ERISA”) and the IRC which a fiduciary of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of ERISA, or of a “plan” as defined in and subject to Section 4975 of the IRC, who has investment discretion should consider before deciding to acquire Units with plan assets (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the IRC that are likely to be raised by the Plan Fiduciary’s own counsel.

* * *

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the IRC together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the IRC and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role an investment in the Trust plays in the Plan’s investment portfolio. To the extent required by applicable law, each Plan Fiduciary must be satisfied that investment in the Trust is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Trust, are diversified so as to minimize the risks of large losses, that an investment in the Trust complies with the documents and instruments of the Plan and related trust and that an investment in the Trust does not give rise to a transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC for which no exemption is available.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS SHOULD CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

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Restrictions on Investments by Benefit Plan Investors

ERISA and a regulation issued thereunder contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being deemed assets of the Plan for purposes of ERISA and Section 4975 of the IRC (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan that purchases an interest therein if the investment in the entity by all “benefit plan investors” is not “significant” or certain other exceptions apply. The term “benefit plan investors” includes all Plans (i.e., all “employee benefit plans” as defined in and subject to the fiduciary responsibility provisions of ERISA and all “plans” as defined in and subject to Section 4975 of the IRC) and all entities that hold “plan assets” (each, a “Plan Assets Entity”) due to investments made in such entities by already described benefit plan investors. ERISA provides that a Plan Assets Entity is considered to hold plan assets only to the extent of the percentage of the Plan Assets Entity’s equity interests held by benefit plan investors. In addition, all or part of an investment made by an insurance company using assets from its general account may be treated as a benefit plan investor. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than 25% of the total value of each class of equity interests of the entity (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and “affiliates” (as defined in the regulations issued under ERISA) of such persons; provided, however, that under no circumstances are investments by benefit plan investors excluded from such calculation).

In order to avoid causing assets of the Trust to be “plan assets,” the Sponsor intends to restrict the aggregate investment by “benefit plan investors” to under 25% of the total value of the Units of the Trust (not including the investments of the Trustee, the Sponsor, any other person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Trust, any other person who has discretionary authority or control over the assets of the Trust, and any entity (other than a benefit plan investor) that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities (including a partnership or other entity for which the Sponsor is the general partner, managing member, investment adviser or provides investment advice), and each of the principals, officers, and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or the Trust). Furthermore, because the 25% test is ongoing, it not only restricts additional investments by benefit plan investors, but also can cause the Sponsor to require that existing benefit plan investors redeem from the Trust in the event that other investors redeem their Units. If rejection of subscriptions or such compulsory redemptions are necessary, as determined by the Sponsor, to avoid causing the assets of the Trust to be “plan assets,” the Sponsor will effect such rejections or redemptions in such manner as the Sponsor, in its sole discretion, determines.

However, there is no assurance that the Sponsor will succeed in avoiding the assets of the Trust being treated as “plan assets.” If the assets of the Trust were to constitute “plan assets” for purposes of ERISA and/or Section 4975 of the IRC, the fiduciary responsibility rules of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the IRC, as applicable, could potentially limit the investments and operations of the Trust, which could result in a lower return than might otherwise be the case. In addition, if ERISA were to apply, the fiduciary who made the decision to invest a plan asset entity’s assets in the Trust could, under certain circumstances, be liable under ERISA as a co-fiduciary for actions taken by the Trustee or Sponsor on behalf of the Trust.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if the Trustee, the Sponsor, any of their respective affiliates or any of their respective employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the IRC with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the IRC, resulting in possible liabilities and penalties for the responsible Plan fiduciaries and the parties engaging in the transaction with the Plan. A prohibited transaction involving an individual retirement account (“IRA”) and the individual who established the IRA, or his or her beneficiaries, could result in loss of the IRA’s tax-exempt status and assessment of taxes and penalties.

Reporting Requirements

Plans are required to determine the fair market value of their assets as of the close of each Plan’s fiscal year. ERISA Plans and IRAs are also required to file annual reports (Form 5500 series and Form 5498) with the U.S. Department of Labor or the IRS. To facilitate fair market value determinations, and to enable fiduciaries of Plans to satisfy their annual reporting requirements as they relate to an investment in the Trust, Unitholders will be furnished annually with audited financial statements as described in this Information Statement. There can be no assurance (i) that any value established on the basis of such statements could or will actually be realized by investors upon the liquidation of Units, (ii) that investors could realize such value if they were able to, and were to sell their Units, or (iii) that such value will in all circumstances satisfy the applicable ERISA or IRC reporting requirements.

In addition, the fiduciaries of an ERISA Plan investing in the Trust are notified that the information in this Information Statement in relation to (i) the compensation or other amounts received by the Trustee, the Sponsor, and other parties in connection with

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their services rendered to the Trust or their position with the Trust; (ii) the services provided by them to the Trust for such compensation or in connection with such other amounts received, and the purpose therefor; (iii) a description of the formula or other bases used to calculate the compensation or other amounts received; and (iv) the identity of the parties paying and receiving the compensation or other amounts is intended to satisfy the alternative reporting option with respect to payments to such parties that are reportable on Schedule C of the Plan’s Form 5500.

Non-ERISA Plans

Governmental plans, certain church plans (those that have not elected to become subject to ERISA), and non-U.S. plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction rules of Section 4975 of the IRC, may nevertheless be subject to state, local, or other federal laws, or foreign laws, that are substantially similar to some or all of the foregoing provisions of ERISA and the IRC. Thus, while the above-described prohibited transaction provisions of ERISA and the IRC may not apply to such plans, those responsible for the investment of the assets of such plans should consider other potentially applicable similar restrictions under other laws. Such potential restrictions may include prohibitions against certain related-party transactions under Section 503 of the IRC, applicable state, local, federal, or non-U.S. laws, and the restrictions and duties of common law.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the IRC of an investment in the Trust are based on the provisions of the IRC and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

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INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Statements of Assets and Liabilities at December 31, 2020 and 2019	F-3

Schedules of Investment at December 31, 2020 and 2019	F-4

Statements of Operations for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020	F-5

Statements of changes in Net Assets for the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020	F-6

Notes to the Financial Statements	F-7–F-16

Statements of Assets and Liabilities at June 30, 2021 (unaudited) and December 31, 2020	F-17

Schedules of Investment at June 30, 2021 (unaudited) and December 31, 2020	F-18

Statements of Operations (unaudited) for the three months and six months ended June 30, 2021 and 2020	F-19

Statements of Changes in Net Assets (unaudited) for the three months and six months ended June 30, 2021 and 2020	F-20

Notes to the Financial Statements	F-21–F-30
F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Investors and Sponsor of
Osprey Bitcoin Trust

Opinion on the financial statements

We have audited the accompanying statements of assets and liabilities, including the schedules of investment, of Osprey Bitcoin Trust (a Delaware Statutory Trust) (the “Trust”) as of December 31, 2020 and 2019, and the related statements of operations and changes in net assets for the year ended December 31, 2020 and for the period from January 22, 2019 (commencement of operations) to December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2020 and 2019, and the results of its operations for the year ended December 31, 2020 and for the period from January 22, 2019 (commencement of operations) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of 2020 financial statements

As discussed in Note 2, the 2020 financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Trust in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Trust’s auditor since 2019.

New York, New York
July 8, 2021, except for the effects of the restatement discussed in Note 2 as to which the date is August 16, 2021.

F-2

Osprey Bitcoin Trust

Statements of Assets and Liabilities

December 31, 2020 and December 31, 2019

(Amounts in U.S. dollars, except units issued and outstanding)

Assets	December 31, 2020		December 31, 2019
	(as restated)
Investment in Bitcoin, at fair value (cost $7,980,103 and $4,933,869, respectively)	$44,946,574		$9,846,468
Cash	25,235		-
Total Assets	$44,971,809		$9,846,468

Liabilities
Subscriptions received in advance	$25,000		$-
Sponsor’s Fee payable	18,459		9,333
Other payable	21,668		-
Total Liabilities	65,127		9,333
Net assets	$44,906,682		$9,837,135

Net assets
Paid-in capital	$8,150,986		$4,975,161
Accumulated net investment loss	(266,516)		(97,387)
Accumulated net realized gain on investment in Bitcoin	65,219		46,753
Accumulated net change in unrealized appreciation on investment in Bitcoin	36,956,993		4,912,608
	$44,906,682		$9,837,135

Units issued and outstanding, no par value (unlimited Units authorized)	4,529,312	*	3,980,128	*
Net asset value per Unit	$9.91	*	$2.47	*

* Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

The accompanying notes are an integral part of these financial statements.

F-3

Osprey Bitcoin Trust

Schedules of Investment

December 31, 2020 and December 31, 2019

December 31, 2020			Percentage of
	Units	Fair Value	Net Assets

Investment in Bitcoin, at fair value	1,548.46	$44,946,574	100%
(cost $7,980,103)

December 31, 2019			Percentage of
	Units	Fair Value	Net Assets

Investment in Bitcoin, at fair value	1,376.48	$9,846,468	100%
(cost $4,933,869)

The accompanying notes are an integral part of these financial statements.

F-4

Osprey Bitcoin Trust

Statements of Operations

For the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

(Amounts in U.S. dollars)

	For the year ended December 31, 2020	For the period from January 22, 2019 (commencement of operations) to December 31, 2019
Expenses
Sponsor’s Fee	$132,210	$97,387
Other	36,919	-

Net investment loss	(169,129)	(97,387)

Net realized gain and net change in unrealized appreciation on investment in Bitcoin
Net realized gain on investment in Bitcoin	18,466	46,753
Net change in unrealized appreciation on investment in Bitcoin	32,044,385	4,912,608

Net increase in net assets resulting from operations	$31,893,722	$4,861,974

The accompanying notes are an integral part of these financial statements.

F-5

Osprey Bitcoin Trust

Statements of Changes in Net Assets

For the period from January 22, 2019 (commencement of operations) to December 31, 2019 and for the year ended December 31, 2020

(Amounts in U.S. dollars, except units issued and outstanding)

	For the year ended December 31, 2020		For the period from January 22, 2019 (commencement of operations) to December 31, 2019
Increase in net assets from operations
Net investment loss	$(169,129)		$(97,387)
Net realized gain on investment in Bitcoin	18,466		46,753
Net change in unrealized appreciation on investment in Bitcoin	32,044,385		4,912,608
Net increase in net assets resulting from operations	31,893,722		4,861,974

Net assets at the beginning of the period	9,837,135		-
Subscriptions	3,175,825		4,975,161
Net assets at the end of the period	$44,906,682		$9,837,135

Change in Units Outstanding
Units outstanding at the beginning of the period	3,980,128	*	-
Subscriptions	549,184	*	3,980,128	*
Units outstanding at the end of the period	4,529,312	*	3,980,128	*

*	Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

The accompanying notes are an integral part of these financial statements.

F-6

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

1.	Organization

Osprey Bitcoin Trust (the “Trust” or “Fund”) is a Delaware Statutory Trust that was formed on January 3, 2019 and commenced operations on January 22, 2019 and is governed by the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) dated November 1, 2020. In general, the Trust holds Bitcoin and, from time to time, issues common units of fractional undivided beneficial interest (“Units”) in exchange for Bitcoin. The investment objective of the Trust is for the Units to track the price of Bitcoin, as measured at 4:00 p.m. Eastern Time using the CMBI Index Bitcoin rate shown under the Coin Metrics Bletchley Indexes and administrated by Coin Metrics (“CMBI Price”), less liabilities and expenses of the Trust. The Units are designed as a convenient and cost-effective method for investors to gain investment exposure to Bitcoin similar to a direct investment in Bitcoin.

Osprey Funds LLC (the “Sponsor”) acts as the sponsor of the Trust. The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays the Sponsor a Management Fee as discussed in Notes 3 and 6.

The custodian of the Trust (the “Custodian”) is responsible for safeguarding the Bitcoin, Incidental Rights, and IR Virtual Currency held by the Trust. The Trust’s original Custodian was Xapo, Inc. (“Xapo”), a third- party provider (Xapo was acquired by Coinbase Custody Trust Company, LLC during 2019). During March 2020, the Trust changed custodians from Xapo to Unchained Capital. During June 2020, the Trust changed custodians to Fidelity Digital Assets.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the transfer agent are to the issuance and redemption of Units, the payment, if any, of distributions with respect to the Units, the recording of the issuance of the Units and the maintaining of certain records therewith.

The Trust generally records receipt of a new digital asset created due to a hard fork at the time the hard fork is effective. The Trust’s methodology for determining effectiveness of the fork is when two or more recognized exchanges quote prices for the forked coin. The Trust may receive “airdrops” of new digital assets. The use of airdrops is generally to promote the launch and use of new digital assets by providing a small amount of such new digital assets to the private wallets or exchange accounts that support the new digital asset and that hold existing related digital assets. Unlike hard forks, airdropped digital assets can have substantially different blockchain technology that has no relation to any existing digital asset, and many airdrops may be without value. The Trust records receipt of airdropped digital assets when received if there is value to the Trust in doing so. Digital assets received from airdrops have no cost basis and the Trust recognizes unrealized gains equal to the fair value of the new digital asset received.

F-7

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

2.	Restatement of Previously Issued Financial Statements

In August 2021 the Trust re-evaluated the net assets presentation in the statement of assets and liabilities. The Trust previously presented the net assets line items in statement of assets and liabilities as change in net assets for a period as opposed to the accumulated amount of each item at the end of a period. Additionally, the Trust previously presented paid-in capital account as a sum of the accumulated income and subscriptions for the prior periods, as opposed to showing the accumulated subscriptions. According to the FASB ASC 946-210-45-4, the composition of net assets should be reported in total (cumulative amounts). As such the error in the previous presentation has been corrected.

The above error in presentation did not change the results of operation, the total assets, liabilities, or total net assets as previously reported by the Trust.

Impact of the Restatement

The impact of the restatement on statements of assets and liabilities is presented below:

Statement of Assets and Liabilities

December 31,2020

	As Previously	Restatement
	Reported	Adjustment	As Restated
Net assets
Paid-in capital	$9,837,135	$(1,686,149)	$8,150,986
Subscriptions	3,175,825	(3,175,825)	-
Net investment loss	(169,129)	169,129	-
Accumulated net investment loss		(266,516)	(266,516)
Net realized gain on investment in Bitcoin	18,466	(18,466)	-
Accumulated net realized gain on investment in Bitcoin		65,219	65,219
Net change in unrealized appreciation on investment in Bitcoin	32,044,385	(32,044,385)	-
Accumulated net change in unrealized appreciation on investment in Bitcoin		36,956,993	36,956,993
	$44,906,682	$-	$44,906,682

3.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Trust uses fair value as its method of accounting for Bitcoin in accordance with its classification as an investment company for accounting purposes. The Trust is not registered under the Investment Company Act of 1940.

Use of Estimates

F-8

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The most significant estimate in the financial statements is the fair value of investments. Actual results could differ from those estimates and these differences could be material.

Cash

Cash is received by the Trust and held for investment in Bitcoin. Cash held by the Trust represents deposits maintained with Signature Bank (New York), in amounts that did not exceed the FDIC insured limits.

Subscriptions and Redemptions of Units

Proceeds received by the Trust from the issuance and sale of Units consist of Bitcoin deposits and forked or airdropped cryptocurrency coins from the Bitcoin Network, or their respective U.S. dollar cash equivalents. Such Bitcoins (or cash equivalent) will only be (1) owned by the Trust and held by the Custodian (or, if cash, used by the Sponsor to purchase Bitcoins to be held by the Custodian), (2)    disbursed (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (3) distributed to Accredited Investors (subject to obtaining regulatory approval from the Securities and Exchange Commission (“SEC”) described below) in connection with the redemption of Units, (4) distributed (or converted to U.S. dollars, prior to distribution, to Unitholders as dividends, and (5) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

The Trust conducts its transactions in Bitcoin, including receiving Bitcoin for the creation of Units and delivering Bitcoin for the redemption of Units (if a redemption program were to be established) and for the payment of the Sponsor’s Fee.

During June 2020 the Trust began a continuous offering of up to $5,000,000 of Units with no par value, each Unit representing a fractional undivided beneficial interest in the Trust. 154,183 Units were sold to both accredited and non-accredited investors in an offering of to $5,000,000 of Units, dated June 1, 2020, registered in Connecticut and qualified in New York, pursuant to Rule 504 of Regulation D under the Securities Act (“Rule 504 Offering”). The Rule 504 Offering closed on August 12, 2020. These Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

On November 12, 2020, the Trust began an offering of an unlimited number of Units pursuant to Rule 506(c) under the Securities Act (“November 2020 Offering”). 395,000 Units were sold pursuant to the November 2020 Offering. These Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

On December 30, 2020, the Sponsor of the Trust announced that it had declared a four to one split of the Trust’s issued and outstanding Units of fractional undivided beneficial interest. With the Unit split, Unitholders of record on December 31, 2020 received four additional Units of the Trust for each Unit held. The effective date of the split was January 5, 2021.

F-9

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

As of December 31, 2020, there were 4,529,312 Units issued and outstanding. 4,529,312 of the Units are restricted and may not be resold absent registration or an applicable exemption from registration under the Securities Act. These Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

The Trust is currently unable to redeem Units. At some date in the future, the Trust may seek approval from the SEC to operate an ongoing redemption program.

Investment Transactions and Revenue Recognition

The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as the net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using a specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in Bitcoin.

Management Fees and Trust Expenses

The Trust is expected to pay the remuneration due to the Sponsor (the “Management Fee” or “Sponsor Fee”). Effective November 1, 2020, the Management fee changed to an annual rate of 0.49% of the daily Net Asset Value of the Trust and accrues daily in Bitcoin. Prior to November 1, 2020, the Management Fee equaled an annual rate of 0.99% of the daily Net Asset Value of the Trust and accrued daily in Bitcoin. The Management Fee is payable at the Sponsor’s sole discretion, in Bitcoin or in U.S. Dollars for the Bitcoin market price in effect for such Bitcoin at the time of payment.

In accordance with its Trust Agreement, the Sponsor bears the routine operational, administrative and other ordinary administrative operating expenses of the Trust as “Assumed Expenses” other than audit fees, index license fees, aggregate legal fees in excess of $50,000 and the fees of the Custodian (revised “Excluded Expenses”) and certain extraordinary expenses of the Trust, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other Service Provider, including the Delaware Trust Company (the “Trustee “)) on behalf of the Trust to protect the Trust or the interest of Unitholders, indemnification expenses, fees and expenses related to public trading on OTCQX (“Extraordinary Expenses”).

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market

F-10

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•    Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.

•    Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.

•    Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

Valuation of Bitcoins and definition of Net Asset Value

The net asset value (“NAV”) of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. The NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities (which include accrued but unpaid fees and expenses, both estimated and finally determined), based on the Bitcoin market price. The Trust utilizes CMBI Price as the Bitcoin market price to determine fair value and its principal market. When determining the Trust’s principal market, the Trust utilizes select OTC counterparties to determine, at their own discretion and based on market fluctuation, suitable Bitcoin markets. In order to transact with the Trust, OTC counterparties agree to trade Bitcoin based on the Coin Metrics CMBI Bitcoin Index closing price (CMBI Bitcoin Index) at 4:00 pm EST. In determining the NAV of the Trust on any business day, the Trust will calculate the price of the Bitcoins held by the Trust as of 4:00 P.M. New York time on such day. The Trust will also calculate the NAV per Unit of the Trust, which equals the NAV of the Trust divided by the number of outstanding Units (the “NAV per Unit”). The Trust will calculate the NAV and NAV per Unit on each business day and these amounts will be published as soon thereafter as practicable on the Trust’s website, at www.ospreyfunds.io. The Trust will use the CMBI Price as the Bitcoin market Price to be used when determining NAV. If no determination of the NAV of the Trust and the NAV per Unit can be made based on the CMBI Price, the Trust will consult publicly available BTC pricing sources, such as exchanges and indexes, to determine such price.

F-11

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

4.	Fair Value of Bitcoin

The investment measured at fair value on a recurring basis and categorized using the three levels of fair value hierarchy consisted of the following as of December 31, 2020 and December 31, 2019:

	Number	Per Bitcoin	Amount at	Fair Value Measurement Category
December 31, 2020	of Bitcoin	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in Bitcoin	1,548.46	$29,026.66	$44,946,574	$-	$44,946,574	$-

	Number	Per Bitcoin	Amount at	Fair Value Measurement Category
December 31, 2019	of Bitcoin	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in Bitcoin	1,376.48	$7,153.38	$9,846,468	$-	$9,846,468	$-

The following represents the changes in quantity and the respective fair value of Bitcoin for the year ended December 31, 2020:

	Bitcoin	Fair Value
Balance at January 1, 2020	1,376.48	$9,846,468
Bitcoin distributed for Management Fee, related party	(13.41)	(107,310)
Bitcoin distributed for custody fees	(2.45)	(31,260)
Subscriptions	187.84	3,175,825
Net realized gain on investment in Bitcoin	-	18,466
Net change in unrealized appreciation on investment in Bitcoin	-	32,044,385
Balance at December 31, 2020	1,548.46	$44,946,574

The following represents the changes in quantity and the respective fair value of Bitcoin for the period from January 22, 2019 (commencement of operations) to December 31, 2019:

	Bitcoin	Fair Value
Balance at January 22, 2019 (commencement of operations)	-	$-
Bitcoin distributed for Management Fee, related party	(11.52)	(88,054)
Subscriptions	1,388.00	4,975,161
Net realized gain on investment in Bitcoin	-	46,753
Net change in unrealized appreciation on investment in Bitcoin	-	4,912,608
Balance at December 31, 2019	1.376.48	$9,846,468

5.	Income Taxes

The Sponsor believes the Trust qualifies as a grantor trust for U.S. federal income tax purposes. Assuming the Trust is a grantor trust, the Trust is not subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Units.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency, including forks, airdrops and similar occurrences for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax

F-12

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

purposes, the tax consequences of owning Units generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Units would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Unitholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with GAAP, the Trust has defined the threshold for recognizing the benefits of uncertain tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of an uncertain tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions not deemed to meet the “more-likely-than-not” threshold are not recorded as a tax benefit or expense in the current period.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of December 31, 2020 or December 31, 2019. The Trust’s 2019 and 2020 tax returns are subject to audit by federal, state and local tax authorities.

6.	Related Parties

The Trust considers the following entities to be related parties of the Trust: Osprey Funds, LLC and REX Shares, LLC which is under common control with the Sponsor.

For the year ended December 31, 2020, the Trust incurred Management Fees of $132,210 recorded in the accompanying statements of operations. As of December 31, 2020, there were unpaid Management Fees of $18,459 which is recorded in the accompanying statements of assets and liabilities. For the period from January 22, 2019 (commencement of operations) to December 31, 2019, the Trust incurred Management Fees of $97,387 recorded in the accompanying statements of operations. As of December 31, 2019, there were unpaid Management Fees of $9,333 which is recorded in the accompanying statements of assets and liabilities.

The Trust management fee is accrued daily in Bitcoins and will be payable, at the Sponsor’s sole discretion, in Bitcoins or in U.S. dollars at the Bitcoin market price in effect at the time of such payment. From inception through the year ended December 31, 2020, all management fees have been made in Bitcoin to the Sponsor.

7.	Risks and Uncertainties
F-13

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

Investment in Bitcoin

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, Bitcoin. Investing in Bitcoin is currently unregulated, highly speculative, and volatile.

The net asset value of the Trust relates primarily to the value of Bitcoin held by the Trust, and fluctuations in the price of Bitcoin could materially and adversely affect an investment in the Units of the Trust. The price of Bitcoin has a limited history. During such history, Bitcoin prices have been volatile and subject to influence by many factors including the levels of liquidity.

If Bitcoin exchanges continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of Bitcoin, including, but not limited to, global Bitcoin supply and demand, theft of Bitcoin from global exchanges or vaults, and competition from other forms of digital currency or payment services.

The Bitcoin held by the Trust are commingled and the Trust’s Unitholders have no specific rights to any specific Bitcoin. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its Unitholders.

There is currently no clearing house for Bitcoin, nor is there a central or major depository for the custody of Bitcoin. There is a risk that some or all of the Trust’s Bitcoin could be lost or stolen. The Trust does not have insurance protection on its Bitcoin which exposes the Trust and its Unitholders to the risk of loss of the Trust’s Bitcoin. Further, Bitcoin transactions are irrevocable.

Stolen or incorrectly transferred Bitcoin may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in the Trust.

To the extent private keys for Bitcoin addresses are lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the Bitcoin held in the associated addresses and the private keys will not be capable of being restored. The processes by which Bitcoin transactions are settled are dependent on the Bitcoin peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of Bitcoin.

On March 11, 2020, the World Health Organization officially declared COVID-19, the disease caused by the novel coronavirus, a pandemic. Management is closely monitoring the evolution of the pandemic, including how it may affect the economy and general population.

8.	Contingencies

In the normal course of business, the Trust enters into contracts with service providers that contain a variety of representations and warranties and which provide general indemnifications. It is not possible to determine the maximum potential exposure or amount

F-14

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

under these agreements due to the Trust having no prior claims.

Based on experience, the Trust would expect the risk of loss to be remote.

9.	Financial Highlights Per Unit Performance

Per Unit Performance	For the year ended December 31, 2020	For the period from January 22, 2019 (commencement of operations) to December 31, 2019
(for a unit outstanding throughout the period)

Net asset value per unit at beginning of period	$2.47 *	$-

Contribution of Bitcoin	-	1.25 *

Net increase in net assets resulting from operations
Net realized gain and net change in unrealized appreciation on investment	7.48	1.25
Net investment loss	(0.04)	(0.03)
Net increase in net assets resulting from operations	7.44	1.22

Net asset value per unit at end of period	$9.91 *	$2.47 *

Total return	301.01%	97.72%

Supplemental Data
Ratios to average net asset value
Expenses	(1.05)%	(0.93)%

Net investment loss	(1.05)%	(0.93)%

* Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

An individual Unitholder’s return, ratios, and per Unit performance may vary from those presented above based on the timing of Unit transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the year and assuming redemption on the last day of the year. The net asset value per unit at the beginning of the periods has been adjusted to reflect the stock split that occurred effective January 5, 2021.

10.	Subsequent Events

On January 14, 2021, the Financial Industry Regulatory Authority (“FINRA”) determined that the Trust’s Units met the criteria for trading on the over-the-counter market (“OTC Market”). On February 16, 2021, the Trust’s Units began trading in the OTC Market, operated by OTC Markets Group, Inc., under the ticker symbol “OBTC”. On March 3, 2021, the Trust’s Units began trading in the OTCQX tier of the OTC Market, under the ticker symbol “OBTC.”

On May 10, 2021 Osprey Funds, LLC announced on May 18, 2021 Osprey Bitcoin Trust will begin calculating its daily NAV using the fair value of Bitcoin based on the price provided by

F-15

Osprey Bitcoin Trust

Notes to the Financial Statements

As of December 31, 2020

Coinbase Pro, it’s principal market, as of 4:00 p.m., Eastern Standard Time, on the valuation date.

There are no other events that have occurred through July 8, 2021 the date the financial statements were available to be issued that require disclosure other than that which has already been disclosed in these notes to the financial statements.

11.	Subsequent Events (unaudited)

On July 8, 2021 Osprey Fund, LLC, the Sponsor of the Trust has filed a Form 10 Registration Statement with the Securities and Exchange Commission (“SEC”) on behalf of the Trust. Once this Registration Statement is deemed effective, the Trust will be subject to the requirements of Regulation 13A under the Exchange Act, which will require it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act. Upon the registration the accredited investors would have an earlier liquidity opportunity as the required holding period of shares purchased through the private placement will be reduced from 12 months to 6 months, provided the other requirements under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) have been satisfied.

There are no other events that have occurred through August 16, 2021, the date the financial statements were re-issued, that require disclosure other than that which has already been disclosed in these notes to the financial statements.

F-16

Osprey Bitcoin Trust

Statements of Assets and Liabilities

June 30, 2021 and December 31, 2020

(Amounts in U.S. dollars, except units issued and outstanding)

	June 30, 2021	December 31, 2020
	(Unaudited)	(as restated)
Assets
Investment in Bitcoin, at fair value (cost $75,981,625 and $7,980,103, respectively)	$98,379,144	$44,946,574
Cash	274	25,235
Total assets	$98,379,418	$44,971,809

Liabilities
Subscriptions received in advance	$-	$25,000
Sponsor’s Fee payable	39,560	18,459
Other payable	10,793	21,668
Total liabilities	50,353	65,127
Net assets	$98,329,065	$44,906,682

Net assets
Paid-in capital	$76,593,300	$8,150,986
Accumulated net investment loss	(670,969)	(266,516)
Accumulated net realized gain on investment in Bitcoin	4,479	65,219
Accumulated net change in unrealized appreciation on investment in Bitcoin	22,402,255	36,956,993
	$98,329,065	$44,906,682

Units issued and outstanding, no par value (unlimited Units authorized)	8,312,486	4,529,312	*
Net asset value per Unit	$11.83	$9.91	*

* Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

The accompanying notes are an integral part of these financial statements.

F-17

Osprey Bitcoin Trust

Schedules of Investment

June 30, 2021 and December 31, 2020

			Percentage of
June 30, 2021 (Unaudited)	Units	Fair Value	Net Assets

Investment in Bitcoin, at fair value	2,829.85	$98,379,144	100%
(cost $75,981,625)

			Percentage of
December 31, 2020	Units	Fair Value	Net Assets

Investment in Bitcoin, at fair value	1,548.46	$44,946,574	100%
(cost $7,980,103)

The accompanying notes are an integral part of these financial statements.

F-18

Osprey Bitcoin Trust

Statements of Operations

For the three months and six months ended June 30, 2021 and 2020

(Amounts in U.S. dollars)

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Expenses
Sponsor’s Fee	$160,853	$29,326	$264,093	$57,500
Other	89,213	5,374	140,360	5,374
Total expenses	250,066	34,700	404,453	62,874

Net investment loss	(250,066)	(34,700)	(404,453)	(62,874)

Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in Bitcoin
Net realized gain (loss) on investment in Bitcoin	(46,850)	11,325	(60,740)	26,955
Net change in unrealized appreciation (depreciation) on investment in Bitcoin	(68,756,122)	3,611,580	(14,554,738)	2,690,609

Net increase (decrease) in net assets resulting from operations	$(69,053,038)	$3,588,205	$(15,019,931)	$2,654,690

The accompanying notes are an integral part of these financial statements.

F-19

Osprey Bitcoin Trust

Statements of Changes in Net Assets

For the three months and six months ended June 30, 2021 and 2020

(Amounts in U.S. dollars, except units issued and outstanding)

	Three months ended June 30, 2021	Three months ended June 30, 2020		Six months ended June 30, 2021	Six months ended June 30, 2020
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
(Decrease) increase in net assets from operations
Net investment loss	$(250,066)	$(34,700)		$(404,453)	$(62,874)
Net realized gain (loss) on investment in Bitcoin	(46,850)	11,325		(60,740)	26,955
Net change in unrealized appreciation (depreciation) on investment in Bitcoin	(68,756,122)	3,611,580		(14,554,738)	2,690,609
Net increase (decrease) in net assets resulting from operations	(69,053,038)	3,588,205		(15,019,931)	2,654,690

Net assets at the beginning of the period	166,075,112	8,903,620		44,906,682	9,837,135
Subscriptions	1,306,991	236,871		68,442,314	236,871
Net assets at the end of the period	$98,329,065	$12,728,696		$98,329,065	$12,728,696

Change in units issued and outstanding
Units outstanding at the beginning of the period	8,237,837	3,980,128	*	4,529,312 *	3,980,128	*
Subscriptions	74,649	72,344	*	3,783,174	72,344	*
Units issued and outstanding at the end of the period	8,312,486	4,052,472	*	8,312,486	4,052,472	*

*	Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

The accompanying notes are an integral part of these financial statements.

F-20

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

1.	Organization

Osprey Bitcoin Trust (the “Trust” or “Fund”) is a Delaware Statutory Trust that was formed on January 3, 2019 and commenced operations on January 22, 2019 and is governed by the Second Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”) dated November 1, 2020. In general, the Trust holds Bitcoin and, from time to time, issues common units of fractional undivided beneficial interest (“Units”) in exchange for Bitcoin. The investment objective of the Trust is for the Units to track the price of Bitcoin, less liabilities and expenses of the Trust. The Units are designed as a convenient and cost-effective method for investors to gain investment exposure to Bitcoin similar to a direct investment in Bitcoin.

Osprey Funds LLC (the “Sponsor”) acts as the sponsor of the Trust. The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust pays the Sponsor a Management Fee as discussed in Notes 3 and 6.

The custodian of the Trust (the “Custodian”) is responsible for safeguarding the Bitcoin, Incidental Rights, and IR Virtual Currency held by the Trust. The Trust’s original Custodian was Xapo, Inc. (“Xapo”), a third- party provider (Xapo was acquired by Coinbase Custody Trust Company, LLC during 2019). During March 2020, the Trust changed custodians from Xapo to Unchained Capital. During June 2020, the Trust changed custodians to Fidelity Digital Assets.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company. The responsibilities of the transfer agent are to the issuance and redemption of Units, the payment, if any, of distributions with respect to the Units, the recording of the issuance of the Units and the maintaining of certain records therewith.

The Trust generally records receipt of a new digital asset created due to a hard fork at the time the hard fork is effective. The Trust’s methodology for determining effectiveness of the fork is when two or more recognized exchanges quote prices for the forked coin. The Trust may receive “airdrops” of new digital assets. The use of airdrops is generally to promote the launch and use of new digital assets by providing a small amount of such new digital assets to the private wallets or exchange accounts that support the new digital asset and that hold existing related digital assets. Unlike hard forks, airdropped digital assets can have substantially different blockchain technology that has no relation to any existing digital asset, and many airdrops may be without value. The Trust records receipt of airdropped digital assets when received if there is value to the Trust in doing so. Digital assets received from airdrops have no cost basis and the Trust recognizes unrealized gains equal to the fair value of the new digital asset received.

F-21

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

2.	Restatement of Previously Issued Financial Statements

In August 2021 the Trust re-evaluated the net assets presentation in the statement of assets and liabilities. The Trust previously presented the net assets line items in statements of assets and liabilities as change in net assets for a period as opposed to the accumulated amount of each item at the end of a period. Additionally, the Trust previously presented paid-in capital account as a sum of the accumulated income and subscriptions for the prior periods, as opposed to showing the accumulated subscriptions. According to the FASB ASC 946-210-45-4, the composition of net assets should be reported in total (cumulative amounts). As such the error in the previous presentation has been corrected.

The above error in presentation did not change the results of operation, the total assets, liabilities, or total net assets as previously reported by the Trust.

Impact of the Restatement

The impact of the restatement on statements of assets and liabilities is presented below:

Statement of Assets and Liabilities December 31,2020	As Previously Reported	Restatement Adjustment	As Restated

Net assets
Paid-in capital	$9,837,135	$(1,686,149)	$8,150,986
Subscriptions	3,175,825	(3,175,825)	-
Net investment loss	(169,129)	169,129	-
Accumulated net investment loss		(266,516)	(266,516)
Net realized gain on investment in Bitcoin	18,466	(18,466)	-
Accumulated net realized gain on investment in Bitcoin		65,219	65,219
Net change in unrealized appreciation on investment in Bitcoin	32,044,385	(32,044,385)	-
Accumulated net change in unrealized appreciation on investment in Bitcoin		36,956,993	36,956,993
	$44,906,682	$-	$44,906,682

3.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Trust uses fair value as its method of accounting for Bitcoin in accordance with its classification as an investment company for accounting purposes. The Trust is not registered under the Investment Company Act of 1940.

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The most significant estimate in the financial statements is the fair value of investments. Actual results could differ from those estimates and these differences could be material.

F-22

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

Cash

Cash is received by the Trust and held for investment in Bitcoin. Cash held by the Trust represents deposits maintained with Signature Bank (New York). At times, bank deposits may be in excess of federally insured limits.

Subscriptions and Redemptions of Units

Proceeds received by the Trust from the issuance and sale of Units consist of Bitcoin deposits and forked or airdropped cryptocurrency coins from the Bitcoin Network, or their respective U.S. dollar cash equivalents. Such Bitcoins (or cash equivalent) will only be (1) owned by the Trust and held by the Custodian (or, if cash, used by the Sponsor to purchase Bitcoins to be held by the Custodian), disbursed (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (3) distributed to Accredited Investors (subject to obtaining regulatory approval from the Securities and Exchange Commission (“SEC”) described below) in connection with the redemption of Units, (4) distributed (or converted to U.S. dollars, prior to distribution, to Unitholders as dividends, and (5) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

The Trust conducts its transactions in Bitcoin, including receiving Bitcoin for the creation of Units and delivering Bitcoin for the redemption of Units (if a redemption program were to be established) and for the payment of the Sponsor’s Fee.

During June 2020 the Trust began a continuous offering of up to $5,000,000 of Units with no par value, each Unit representing a fractional undivided beneficial interest in the Trust. 154,183 Units were sold to both accredited and non-accredited investors in an offering of to $5,000,000 of Units, dated June 1, 2020, registered in Connecticut and qualified in New York, pursuant to Rule 504 of Regulation D under the Securities Act (“Rule 504 Offering”).The Rule 504 Offering closed on August 12, 2020. These Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

On November 12, 2020, the Trust began an offering of an unlimited number of Units pursuant to Rule 506(c) under the Securities Act (“November 2020 Offering”). 395,000 Units were sold pursuant to the November 2020 Offering. These Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

On December 30, 2020, the Sponsor of the Trust announced that it has declared a four to one split of the Trust’s issued and outstanding Units of fractional undivided beneficial interest. With the Unit split, Unitholders of record on December 31, 2020 received four additional Units of the Trust for each Unit held. The effective date of the split was January 5, 2021.

On January 14, 2021, The Financial Industry Regulatory Authority (“FINRA”) determined that the Trust’s Units met the criteria for trading on the over-the-counter market (“OTC Market”).On February 16, 2021, the Trust’s Units began trading in the OTC Market, operated by OTC Markets Group, Inc., under the ticker symbol “OBTC”. On March 3, 2021, the Trust’s Units began trading in the OTCQX tier of the OTC Market, under the ticker symbol “OBTC.”

As of June 30, 2021, there were 8,312,486 Units issued and outstanding. 4,178,174 of the Units are restricted securities that may not be resold absent registration or an exemption from

F-23

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

registration under the Securities Act, and 4,134,312 of the Units are unrestricted securities.

The Trust is currently unable to redeem Units. At some date in the future, the Trust may seek approval from the SEC to operate an ongoing redemption program.

Investment Transactions and Revenue Recognition

The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as the net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using a specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Sponsor’s Fee in Bitcoin.

Management Fees and Trust Expenses

The Trust is expected to pay the remuneration due to the Sponsor (the “Management Fee” or “Sponsor Fee”). Effective November 1, 2020, the Management fee changed to an annual rate of 0.49% of the daily Net Asset Value of the Trust and accrues daily in Bitcoin. Prior to November 1, 2020, the Management Fee equaled an annual rate of 0.99% of the daily Net Asset Value of the Trust and accrued daily in Bitcoin. The Management Fee is payable at the Sponsor’s sole discretion, in Bitcoin or in U.S. Dollars for the Bitcoin market price in effect for such Bitcoin at the time of payment.

In accordance with its Trust Agreement, the Sponsor bears the routine operational, administrative and other ordinary administrative operating expenses of the Trust as “Assumed Expenses” other than audit fees, index license fees, aggregate legal fees in excess of $50,000 and the fees of the Custodian (revised “Excluded Expenses”) and certain extraordinary expenses of the Trust, including but not limited to taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other Service Provider, including the Delaware Trust Company (the “Trustee “)) on behalf of the Trust to protect the Trust or the interest of Unitholders, indemnification expenses, fees and expenses related to public trading on OTCQX (“Extraordinary Expenses”).

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the ‘exit price’) in an orderly transaction between market participants at the measurement date.

GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

•    Level 1 – Valuations based on unadjusted quoted prices in active markets for identical

F-24

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

assets or liabilities that the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.

•    Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.

•    Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent that valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

Valuation of Bitcoins and definition of Net Asset Value

The net asset value (“NAV”) of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. The NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities (which include accrued but unpaid fees and expenses, both estimated and finally determined), based on the Bitcoin market price. Effective May 18, 2021 the Trust utilizes the Coinbase Pro price as the Bitcoin market price to determine fair value and its principal market. When determining the Trust’s principal market, the Trust utilizes select OTC counterparties to determine, at their own discretion and based on market fluctuation, suitable Bitcoin markets. In order to transact with the Trust, OTC counterparties agree to trade Bitcoin based on Coinbase Pro’s closing price at 4:00 pm EST. Prior to May 18, 2021 the Trust was utilizing the CMBI Price as the Bitcoin market price, which was measured at 4:00 p.m. Eastern Time using the CMBI Index Bitcoin rate shown under the Coin Metrics Bletchley Indexes and administrated by Coin Metrics. In determining the NAV of the Trust on any business day, the Trust will calculate the price of the Bitcoins held by the Trust as of 4:00 P.M. New York time on such day. The Trust will also calculate the NAV per Unit of the Trust, which equals the NAV of the Trust divided by the number of outstanding Units (the “NAV per Unit”). The Trust will calculate the NAV and NAV per Unit on each business day and these amounts will be published as soon thereafter as practicable on the Trust’s website, at www.ospreyfunds.io. The Trust will use the Coinbase Pro price as the Bitcoin market price to be used when determining NAV. If no determination of the NAV of the Trust and the NAV per Unit can be made based on the Coinbase Pro price, the Trust will consult publicly available BTC pricing sources, such as exchanges and indexes, to determine such price.

F-25

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

4.	Fair Value of Bitcoin

The investment measured at fair value on a recurring basis and categorized using the three levels of fair value hierarchy consisted of the following as of June 30, 2021 and December 31, 2020:

	Number	Per Bitcoin	Amount at	Fair Value Measurement Category
June 30, 2021	of Bitcoin	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in Bitcoin	2,829.85	$34,764.81	$98,379,144	$-	$98,379,144	$-

	Number	Per Bitcoin	Amount at	Fair Value Measurement Category
December 31, 2020	of Bitcoin	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in Bitcoin	1,548.46	$29,026.66	$44,946,574	$-	$44,946,574	$-

The following represents the changes in quantity and the respective fair value of Bitcoin for the year ended December 31, 2020:

	Bitcoin	Fair Value
Balance at January 1, 2020	1,376.48	$9,846,468
Bitcoin distributed for Management Fee, related party	(13.41)	(107,310)
Bitcoin distributed for custody fees	(2.45)	(31,260)
Subscriptions	187.84	3,175,825
Net realized gain on investment in Bitcoin	-	18,466
Net change in unrealized appreciation on investment in Bitcoin	-	32,044,385
Balance at December 31, 2020	1,548.46	$44,946,574

The following represents the changes in quantity and the respective fair value of Bitcoin for the period ended June 30, 2021:

	Bitcoin	Fair Value
Balance at January 1, 2021	1,548.46	$44,946,574
Bitcoin distributed for Management Fee, related party	(4.96)	(252,350)
Bitcoin distributed for custody fees	(3.59)	(141,916)
Subscriptions	1,289.94	68,442,314
Net realized loss on investment in Bitcoin	-	(60,740)
Net change in unrealized depreciation on investment in Bitcoin	-	(14,554,738)
Balance at June 30, 2021	2,829.85	$98,379,144

5.	Income Taxes

The Sponsor believes the Trust qualifies as a grantor trust for U.S. federal income tax purposes. As a grantor trust, the Trust is not subject to U.S. federal income tax. Rather, a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Units.

If the Trust were not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency, including forks, airdrops and similar occurrences for U.S. federal income tax

F-26

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Units generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing. In addition, tax information reports provided to beneficial owners of Units would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at a maximum rate of 21%) on its net taxable income and certain distributions made by the Trust to Unitholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits.

In accordance with GAAP, the Trust has defined the threshold for recognizing the benefits of uncertain tax positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of an uncertain tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. Tax positions not deemed to meet the “more-likely-than-not” threshold are not recorded as a tax benefit or expense in the current period.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state and local income taxes existed as of June 30, 2021 or December 31, 2020. The Trust’s 2019 and 2020 tax returns are subject to audit by federal, state and local tax authorities.

6.	Related Parties

The Trust considers the following entities to be related parties of the Trust: Osprey Funds, LLC and REX Shares, LLC which is under common control with the Sponsor.

For the year ended December 31, 2020, the Trust incurred Management Fees of $132,210 recorded in the accompanying statement of operations. As of December 31, 2020, there were unpaid Management Fees of $18,459 which is recorded in the accompanying statement of assets and liabilities. For the six months ended June 30, 2021, the Trust incurred Management Fees of $264,093 recorded in the accompanying statement of operations. As of June 30, 2021, there were unpaid Management Fees of $39,560 which is recorded in the accompanying statement of assets and liabilities.

The Trust management fee is accrued daily in Bitcoins and will be payable, at the Sponsor’s sole discretion, in Bitcoins or in U.S. dollars at the Bitcoin market price in effect at the time of such payment. From inception through the period ended June 30, 2021, all management fees have been made in Bitcoin to the Sponsor.

7.	Risks and Uncertainties

Investment in Bitcoin

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to

F-27

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

its concentration in a single asset, Bitcoin. Investing in Bitcoin is currently unregulated, highly speculative, and volatile.

The net asset value of the Trust relates primarily to the value of Bitcoin held by the Trust, and fluctuations in the price of Bitcoin could materially and adversely affect an investment in the Units of the Trust. The price of Bitcoin has a limited history. During such history, Bitcoin prices have been volatile and subject to influence by many factors including the levels of liquidity.

If Bitcoin exchanges continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of Bitcoin, including, but not limited to, global Bitcoin supply and demand, theft of Bitcoin from global exchanges or vaults, and competition from other forms of digital currency or payment services.

The Bitcoin held by the Trust are commingled and the Trust’s Unitholders have no specific rights to any specific Bitcoin. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its Unitholders.

There is currently no clearing house for Bitcoin, nor is there a central or major depository for the custody of Bitcoin. There is a risk that some or all of the Trust’s Bitcoin could be lost or stolen. The Trust does not have insurance protection on its Bitcoin which exposes the Trust and its Unitholders to the risk of loss of the Trust’s Bitcoin. Further, Bitcoin transactions are irrevocable.

Stolen or incorrectly transferred Bitcoin may be irretrievable. As a result, any incorrectly executed Bitcoin transactions could adversely affect an investment in the Trust.

To the extent private keys for Bitcoin addresses are lost, destroyed or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the Bitcoin held in the associated addresses and the private keys will not be capable of being restored. The processes by which Bitcoin transactions are settled are dependent on the Bitcoin peer-to-peer network, and as such, the Trust is subject to operational risk. A risk also exists with respect to previously unknown technical vulnerabilities, which may adversely affect the value of Bitcoin.

On March 11, 2020, the World Health Organization officially declared COVID-19, the disease caused by the novel coronavirus, a pandemic. Management is closely monitoring the evolution of the pandemic, including how it may affect the economy and general population.

8.	Contingencies

In the normal course of business, the Trust enters into contracts with service providers that contain a variety of representations and warranties and which provide general indemnifications. It is not possible to determine the maximum potential exposure or amount under these agreements due to the Trust having no prior claims.

Based on experience, the Trust would expect the risk of loss to be remote.

F-28

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

9.	Financial Highlights Per Unit Performance

	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Per Unit Performance	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
(for a unit outstanding throughout the period)

Net asset value per unit at beginning of period	$20.16	$2.24 *	$9.91 *	$2.47 *

Net increase (decrease) in net assets resulting from operations
Net realized gain (loss) and change in unrealized appreciation (depreciation) on investment	(8.30)	0.91	1.87	0.69
Net investment gain (loss)	(0.03)	(0.01)	0.05	(0.02)
Net increase (decrease) in net assets resulting from operations	(8.33)	0.90	1.92	0.67

Net asset value per unit at end of period	$11.83	$3.14 *	$11.83	$3.14 *

Total return	(41.32)%	40.18%	19.37%	27.13%

Supplemental Data
Ratios to average net asset value Expenses	0.74%	1.16%	0.72%	1.07%

Net investment loss	(0.74)%	(1.16)%	(0.72)%	(1.07)%

*	Units have been adjusted retroactively to reflect the 4:1 stock split effective January 5, 2021.

An individual Unitholder’s return, ratios, and per Unit performance may vary from those presented above based on the timing of Unit transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the year and assuming redemption on the last day of the year. Ratios have been annualized for the partial periods ended June 30, 2021 and June 30, 2020. The net asset value per unit at the beginning of the periods have been adjusted to reflect the stock split that occurred effective January 5, 2021.

10.	Subsequent Events

On July 8, 2021 Osprey Fund, LLC, the Sponsor of the Trust has filed a Form 10 Registration Statement with the Securities and Exchange Commission (“SEC”) on behalf of the Trust. Once this Registration Statement is deemed effective, the Trust will be subject to the requirements of Regulation 13A under the Exchange Act, which will require it to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and to comply with all other obligations of the Exchange Act applicable to issuers filing Registration Statements pursuant to Section 12(g) of the Exchange Act. Upon the registration the accredited investors would have an earlier liquidity opportunity as the required holding period of shares purchased through the private placement will be reduced from 12 months to 6 months, provided the other requirements under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) have been satisfied.

F-29

Osprey Bitcoin Trust

Notes to the Financial Statements

As of June 30, 2021

There are no other events that have occurred through August 16, 2021, the date the financial statements were available to be issued, that require disclosure other than that which has already been disclosed in these notes to the financial statements.

F-30